UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM SB - 2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                (Amendment No. 5)


                             CHINA BAK BATTERY, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Nevada                                           88-0442833
(State or other jurisdiction                      (IRS Employer incorporation or
      of organization)                                  identification No.)
                                      3692
                          (Primary Standard Industrial
                           Classification Code Number)

                      BAK Industrial Park, No. 1 BAK Street
                        Kuichong Town, Longgang District
                                    Shenzhen
                           People's Republic Of China
                             Ph: (86-755) 8977-0093
--------------------------------------------------------------------------------
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         Nevada Agency and Trust Company
                        50 West Liberty Street, Suite 880
                               Reno, Nevada 89501
                               Ph: (775) 322-5623
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  With copy to:
                                 Robin Bradford
                                Andrews Kurth LLP
                          1717 Main Street, Suite 3700
                               Dallas, Texas 75201
                               Ph: (214) 659-4400
                            Facsimile: (214) 659-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

Title of each Class                      Proposed Maximum          Proposed
  of Securities         Amount to be      Offering Price      Maximum Aggregate         Amount of
 to be registered        Registered         per share           Offering Price      Registration Fee
-------------------     ------------     ----------------     -----------------     ----------------
  Common Stock           13,639,916           $(1)              $60,015,179.5         $7,063.79 (1)


(1) A registration fee of $4,338.18 was previously paid with respect to 9,934,762 shares of common stock registered hereby based upon the proposed maximum offering price of $3.71 yielding a proposed maximum aggregate offering price of $36,857,967. An additional registration fee of $2,725.61 also was previously paid with respect to an additional 3,705,154 shares of common stock registered hereby, based upon a proposed maximum offering price of $6.25 yielding an additional maximum aggregate offering price of $23,157,212.50.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

                  SUBJECT TO COMPLETION DATED DECEMBER 16, 2005





                                13,639,916 Shares

                             CHINA BAK BATTERY, INC.

                                  Common Stock

                             -----------------------

     This is an offering of 13,639,916 shares of the common stock, $.001 par value per share, of China BAK Battery, Inc. by the selling stockholders identified elsewhere in this prospectus. The shares are being registered to permit public secondary trading of the shares that are being offered by the selling stockholders named in this prospectus. We will not receive any of the proceeds from the sale of the shares.

     The selling stockholders may, but are not obligated to, offer all or part of their shares for resale from time to time through public or private transactions including underwritten offerings, at either prevailing market prices or at privately negotiated prices. See "Plan of Distribution" below.


     Our common stock is currently quoted on the NASD's Over-the-Counter Bulletin Board under the symbol "CBBT." On December 16, 2005, the last reported sales price on our common stock was $11.00 per share.


     Investing in our common stock involves risks. See "Risk Factors" beginning on page 4 to read about factors you should consider before buying shares of our common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                The date of this prospectus is December 16, 2005.


                       ----------------------------------

                              ABOUT THIS PROSPECTUS

     You should rely only on the information contained in this document or any other document to which we refer you. Neither we nor the selling stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholders are making an offer to sell these securities in a jurisdiction where the offer or sale is not permitted. The information contained in this document is current only as of its date, regardless of the time of delivery of this prospectus or of any sales of shares of common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS..........................................................3

PROSPECTUS SUMMARY.............................................................1

RISK FACTORS...................................................................4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................14

MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND DIVIDEND
     POLICY...................................................................15


MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATION  AND
     FINANCIAL CONDITION......................................................17


OUR BUSINESS..................................................................32

DIRECTORS AND EXECUTIVE OFFICERS..............................................42

PRINCIPAL STOCKHOLDERS........................................................45

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS..........................46

DESCRIPTION OF OUR COMMON STOCK...............................................47

SELLING STOCKHOLDERS..........................................................47

SHARES ELIGIBLE FOR FUTURE SALE...............................................53

PLAN OF DISTRIBUTION..........................................................53

INDEPENDENT PUBLIC ACCOUNTANTS................................................54

LEGAL MATTERS.................................................................54

EXPERTS.......................................................................54

INTERESTS OF NAMED EXPERTS AND COUNSEL........................................54

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
     LIABILITIES..............................................................54

WHERE YOU CAN FIND MORE INFORMATION...........................................55

                               PROSPECTUS SUMMARY

     This summary highlights selected information about us and the offering that is contained elsewhere in this prospectus. You should read the entire prospectus before making an investment decision, especially the information presented under the heading "Risk Factors" on page 4 and the financial statements and related notes included elsewhere in this prospectus, as well as the other documents to which we refer you. Except as otherwise indicated by the context, references in this prospectus to "we," "us," or "our" are to the combined business of China BAK Battery, Inc. ("CBBI") and its wholly-owned direct subsidiary, BAK International, Ltd. ("BAK International") and BAK International's wholly-owned subsidiary, Shenzhen BAK Battery Co., Ltd. ("BAK Battery"), and in each case does not include the selling stockholders. References to "China" or to the "PRC" are references to the People's Republic of China. All references to "dollars" or "$" refers to United States dollars.

Our Business

     We are engaged in the manufacture, commercialization and distribution of a wide variety of standard and customized lithium ion rechargeable batteries for use in a wide array of applications. We believe that our technologies allow us to offer batteries that are flexibly configured, lightweight and generally achieve longer operating time than many competing batteries currently available. We have focused on manufacturing a family of replacement lithium batteries for cellular telephones. We also supply rechargeable lithium ion batteries for use in various other portable electronic applications, including high-power handset telephones, laptop computers, digital cameras, video camcorders, MP3 players and general industrial applications.


     Historically, we have manufactured three types of batteries: steel cell, aluminum cell and cylindrical cell. We deliver our products to packing plants operated by third parties where the bare cells are packed in accordance with specifications established by certain manufacturers of cellular telephones and other electronic products. The majority of our income is generated from the sale of steel cells. However, we believe there is growth potential for aluminum and cylindrical cells because of their wide applications. In September 2005 we began producing a fourth type of battery, lithium polymer.

     Our current growth strategy includes entering into the original equipment manufacture ("OEM") battery market for top cellular telephone brands and portable electronic applications worldwide. We have developed a program for producing high power lithium ion battery cells which may allow us inroads into additional battery markets such as those for power tools. We have begun marketing our high power lithium ion battery cells; however, we have not yet received any revenues from the sale of this product.

     We have internal research and development facilities engaged primarily in furthering lithium ion related technologies. We operate sales and service branches in Beijing and seven principal coastal cities in the PRC.


Our Corporate Information

     We originally began operations as a Nevada corporation known as "Medina Copy, Inc." We were incorporated in Nevada on October 4, 1999, and subsequently changed our name to "Medina Coffee, Inc." ("Medina Coffee") on October 6, 1999. Medina Coffee commenced operations on December 1, 2002 and was considered a development stage company. Medina Coffee was formed originally for the purpose of building a retail specialty coffee business that sold specialty coffee and espresso drinks through company owned and operated espresso carts. Medina Coffee had incurred operating losses from its inception, and therefore looked to combine with a privately-held company that was profitable or that management considered to have growth potential.

     On January 20, 2005 we completed a stock exchange transaction with the stockholders of BAK International, which is a Hong Kong company. The exchange was consummated under Nevada law pursuant to the terms of a Securities Exchange Agreement dated effective as of January 20, 2005 by and among Medina Coffee, BAK International and the stockholders of BAK International. Pursuant to the Securities Exchange Agreement, we issued 39,826,075 shares of our common stock, par value $0.001 per share, to the stockholders of BAK International, representing approximately 97.2% of our post-exchange issued and outstanding common stock, in exchange for 100% of the outstanding capital stock of BAK International. Effective February 14, 2005, we changed our name from Medina

Coffee, Inc. to China BAK Battery, Inc. Prior to and in connection with the completion of the stock exchange with BAK International, BAK International sold 8,600,433 shares of its common stock to certain of the selling shareholders in a private placement and agreed to register with the SEC the resale by the selling shareholders of the shares to which this prospectus relates upon completion of the exchange of the shares of common stock in BAK International held by the selling shareholders for our shares pursuant to the Stock Exchange Agreement.

     Our corporate headquarters is located at BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen, People's Republic of China. Our telephone number there is (86-755) 8977-0093.

Registration of Other Shares

     On September 16, 2005, we consummated the sale of 7,899,863 shares of our common stock to certain accredited investors (as that term is defined in Rule 502 of Regulation D promulgated under the Securities Act of 1933, as amended). We granted certain registration rights to such purchasers, including our covenant to file with the Securities and Exchange Commission within ten days of the date that the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission a registration statement covering the resale of the 7,899,863 shares of our common stock purchased by such purchasers and to use our reasonable best efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission. In connection with the closing of that issuance, the Company issued warrants to purchase an aggregate of 631,989 shares of common stock at an exercise price of $7.92 per share exercisable for a period ending three years after the date of issuance to certain persons as part of an agreed upon fee. The 631,989 shares of common stock purchasable upon exercise of the warrants will also be covered by the registration statement. If and when such registration statement is declared effective, the offers and sales of the shares covered by such registration statement could occur simultaneously with offers and sales of the shares to which this prospectus relates. See "Risk Factors -- Risk Related to our Common Stock."

The Offering

Common stock outstanding prior to and to
be outstanding after this offering............48,878,396 shares

Common stock offered by us...................We are not  offering any shares for sale pursuant to this prospectus.

Common stock offered by the selling
stockholders.................................13,639,916 shares

Total shares of common stock offered
pursuant to this prospectus..................13,639,916 shares

Method of offering...........................The selling  shareholders may offer and  sell  their  shares  in one or
                                             more    types   of    transactions,
                                             including  in  ordinary   brokerage
                                             transactions,  by  cross  or  block
                                             trades, in negotiated transactions,
                                             by  sales  "at  the   market,"   in
                                             underwritten   offerings,   and  in
                                             transactions   involving   options,
                                             swaps  and other  derivatives.  See
                                             "Plan of Distribution" below

Dividends....................................We have  not in the  past  paid any dividends  on our common  stock and
                                             currently have no plans to do so.

Risk Factors.................................See  "Risk  Factors"  beginning  on
                                             page   4  and   other   information
                                             included in this  prospectus  for a
                                             discussion  of  factors  you should
                                             consider  before deciding to invest
                                             in shares of our common stock.

Trading......................................Shares of our common stock trade in the over-the-counter market and are
                                             quoted  on the  NASD  OTC  Bulletin
                                             Board under the symbol "CBBT"

                                  RISK FACTORS

     An investment in our securities involves a high degree of risk. You should carefully consider the following risks and the other information set forth elsewhere in this prospectus, including our financial statements and related notes, before you decide to purchase shares of our common stock.

                          Risks Related to Our Business

     We have significant short-term debt obligations, which mature in less than one year. Failure to extend those maturities of, or to refinance, that debt could result in defaults, in certain instances, and foreclosures on our assets.

     As of June 30, 2005, we had approximately $61.40 million of short-term loans and notes payable maturing in less than one year, a substantial portion of which is secured by the pledge of certain of our assets. That collateral includes inventory, machinery and equipment and, cash and cash equivalents which, at June 30, 2005, were in the aggregate amount of $23.08 million. Failure to obtain extensions of the maturity dates of, or to refinance, these obligations or to obtain additional equity financing to meet these debt obligations would result in an event of default with respect to such obligations and could result in the foreclosure on the collateral. The sale of such collateral at foreclosure would result in a substantial disruption in our ability to produce products for our customers in the quantities required by customer orders or deliver products in a timely fashion, which could significantly lower our revenues and profitability. We may be able to refinance or obtain extensions of the maturities of all or some of such debt only on terms that significant restrict our ability to operate, including terms that place limitations on our ability to incur other indebtedness, to pay dividends, to use our assets as collateral for other financings, to sell assets or to make acquisitions or enter into other transactions. Such restrictions may adversely affect our ability to finance our future operations or to engage in other business activities. If we finance the repayment of our outstanding indebtedness by issuing additional equity or convertible debt securities, such issuances could result in substantial dilution to our stockholders.

Our indebtedness adversely affects our ability to fund our operations and to compete effectively.

     The amount of our indebtedness to lenders, which was $61.40 million, as of June 30, 2005, is substantial compared to our assets, stockholders' equity and our operating cash flow. That indebtedness limits our ability to fund our operations through our operating cash flow and to compete effectively. Among other things, our indebtedness:

o requires us to dedicate a substantial portion of our cash flow from operations to debt service payments, reducing our working capital and adversely affecting our ability to fund capital expenditures through operating cash flow;

o    places  us  at  a  disadvantage   compared  with   competitors   that  have
     proportionately less debt; and

o limits our ability to borrow additional funds in the future, if we need them, due to financial and restrictive covenants in our debt agreements.

Our manufacturing facilities are not insured against damage or loss.

     Our operations and financial condition are solely dependent on the success of BAK Battery's operations in China. As is the case with many manufacturing companies in the PRC, we conduct those operations in manufacturing facilities, and using machinery and other related property, that we do not insure against damage or loss. We do not carry business interruption insurance. If we suffer any business interruption or material damage to, or the loss of, any of our manufacturing facilities, due to any cause, the loss would not be offset by any insurance proceeds, and if large enough, that loss could threaten the continued viability of our business.

We are and will continue to be under downward pricing pressures on our products from our customers and competitors.

     We face downward pricing pressures from our customers and competitors, especially in the sales of replacement batteries. To retain our existing customers and gain new ones, we must continue to keep our unit prices low. In view of our need to maintain low prices on our products, our growth, profit margins and net income will suffer if we cannot effectively continue to control our manufacturing and other costs.

Our contracts with our customers are generally short-term and do not require the purchase of a minimum amount.

     Our customers generally do not provide us with firm, long-term volume purchase commitments. Although we enter into manufacturing contracts with our customers who have continuing demand for a certain product, these contracts state terms such as payment method, payment period, quality standard and inspection and similar matters rather than provide firm, long-term commitments to purchase products from us. As a result of the absence of the long term contracts, we could have periods during which we have no or only limited orders for our products, but will continue to have to pay the costs to maintain our work force and our manufacturing facilities and to service our indebtedness without the benefit of current revenues.

We consistently face short lead times for delivery of products to customers. Failure to meet delivery deadlines in our production agreements could result in the loss of customers and damage to our reputation and goodwill.

     We enter into production agreements with our customers prior to commencing production, which reduces our risk of cancellations. However, these production agreements typically contain short lead times for delivery of products, leading to production schedules that can strain our resources and reduce our profit margins on the products produced. Although we have increased our manufacturing capacity, we may lack sufficient capacity at any given time to meet all of our customers' demands if they exceed the production capacity of levels. We strive for rapid response to customer demand, which can lead to reduced purchasing efficiency and increased material costs. If we are unable to sufficiently meet our customers' demands, we may lose our customers. Moreover, failure to meet customer demands may damage our reputation and goodwill.

Because of the short lead times in our production agreements, we may not be able to accurately or effectively plan our production or supply needs.

     We make significant decisions, including determining the levels of business that we will seek and accept, production schedules, component procurement commitments, facility requirements, personnel needs, and other resource requirements, based on our production agreements with our customers. Short lead times of our customers' commitments to their own customers and the possibility of rapid changes in demand for their products reduce our ability to estimate accurately the future requirements of those customers for our products. Because many of our costs and operating expenses are fixed, a reduction in customer demand can harm our gross margins and operating results. We may also occasionally acquire raw materials without having customer orders based on a customer's forecast or in anticipation of an order and to secure more favorable pricing, delivery or credit terms in view of the short lead times we often have under our customers' orders. These purchases can expose us to losses from inventory carrying costs or inventory obsolescence.

We have not obtained the certificate of land use right for our BAK Industrial Park.

     We do not own the tract of property on which we are constructing a new manufacturing plant and related facilities, which facilities are important to our future operations. See "Business-Facilities." We have applied for, but have not obtained, a certificate of land use right for the property and those new facilities. We are negotiating with the PRC government to obtain such a certificate and believe that we will obtain the certificate. If we are unsuccessful in doing so, we could be forced to vacate our current premises, would not be permitted to use the new manufacturing and other facilities we are constructing and could be required to relocate to new facilities. Such an event would cause a severe disruption in our ability to produce our products, resulting in the failure to fill customer orders, the loss of customer revenues and a resulting loss of revenues.

We face intense competition from other battery manufacturers, many of whom have significantly greater resources than do we.

     We are subject to intense competition from manufacturers of traditional rechargeable batteries, such as nickel-cadmium batteries, from manufacturers of rechargeable batteries of more recent technologies, such as nickel-metal hydride and liquid electrolyte, other manufacturers of lithium ion batteries, as well as from companies engaged in the development of batteries incorporating new technologies. Other manufacturers of lithium ion batteries currently include Sanyo Electric Co., Sony Corp., Matsushita Electric Industrial Co., Ltd. (Panasonic), GS Group, NEC Corporation, Hitachi Ltd., LG Chemical Ltd., Samsung Electronics Co., Ltd., BYD Co. Ltd., Tianjin Lishen Battery Joint-Stock Co., Ltd., Henan Huanyu Group and Harbin Coslight Technology International Group Co., Ltd.

     Several of these existing competitors have greater financial, personnel and capacity resources than we do and, as a result, these competitors may be in a stronger position to respond quickly to market opportunities, new or emerging technologies and changes in customer requirements. Many of our competitors are developing a variety of battery technologies, such as lithium polymer and fuel cell batteries, which are expected to compete with our existing product lines. Other companies undertaking research and development activities of solid-polymer lithium ion batteries have developed prototypes and are constructing commercial scale production facilities. The introduction of new products that are perceived as having more desirable qualities than our products and that gain market acceptance would lead to price erosion for our products, require greater marketing and advertising of our products or require greater research and development costs to develop competing products. If competitors develop manufacturing processes that are more efficient than ours, we may face downward pressure on pricing with resulting reductions in our gross profit for our products. Any such developments may require us to increase our research and development and related expenditures to develop competing technology or more efficient manufacturing processes.

We are dependent on a single line of products.

     Our revenues are derived solely from the sale of our lithium ion batteries. The market for these products is characterized by changing technology and evolving industry standards, often resulting in product obsolescence or short product lifecycles. Although we believe our products are based on state-of-the-art technology, other technologies may become the standard for manufacturers of cellular telephones and other devices that use our batteries. In that instance, our products could be obsolete, requiring us to develop new products that compete effectively with the other products on the market. Our failure to identify and develop a commercially viable number of product lines that are sought by the market could adversely affect our growth opportunities and, ultimately, our viability. Because we do not have a diverse product offering that would enable us to sustain our business while seeking to develop new types of products, our business may not be able to recover if we experience a steep decline in demand for our current product offerings.

Our operations depend highly on Mr. Xianqian Li, our President and Chief Executive Officer and a small number of other executives.

     The success of operations depends greatly on a small number of key managers, including Mr. Li, the President, Chief Executive Officer and Chairman of the Board of Directors of CBBI and the chief executive officer and sole director of BAK International and BAK Battery. The loss of the services of Mr. Li or any of the other senior executives of CBBI or BAK Battery could adversely affect our ability to conduct our business. Although we believe we would be able to find other managers to replace any of these managers, the search for such managers and the integration of such managers into our business will inevitably occur only over an extended period of time. During that time the lack of senior leadership could affect adversely our sales and manufacturing, as well as our research and development efforts. Mr. Li has held his positions with BAK Battery since the inception of its business, and our future growth and success very much depends on his continued involvement with our company. All of our senior managers have an employment agreement with CBBI, BAK International or BAK Battery.

Our operations depend on our ability to attract and retain a highly skilled group of managers and other personnel.

     Because of the highly specialized, technical nature of our business, we must attract and retain a highly skilled group of managers and a sizeable workforce of technically competent employees. Although we do not experience unacceptable attrition among our technical staff and sales force, if we were to lose a substantial portion of such persons, our ability to effectively pursue our business strategy could be materially and negatively affected. Although we believe the pool of managers and workers having the necessary education, training and technical skills to fill any positions that may become open is sufficient for our needs, the labor market for such managers and workers is becoming more competitive and we could have to pay higher salaries and wages and provide greater benefits in order for us to attract the necessary workers.

We may not be able to effectively respond to rapid growth in demand for our products and of our manufacturing operations.

     If we are successful in obtaining rapid market growth of our batteries, we will be required to deliver large volumes of quality products to customers on a timely basis at a reasonable cost to those customers. Meeting such increased demands will require us to expand our manufacturing facilities, to increase our ability to purchases of raw materials, to increase the size of our work force, to expand our quality control capabilities and to increase the scale upon which we produce products. Such demands would require more capital and working capital than we currently have available.

We extend relatively long payment terms for accounts receivable.

     As is customary in the PRC, we extend relatively long payment terms and provide liberal return policies to our customers. As a result of the size of many of our orders, these extended terms adversely affect our cash flow and our ability to fund our operations out of our operating cash flow. In addition, although we attempt to establish appropriate reserves for our receivables, those reserves may not prove to be adequate in view of actual levels of bad debts. The failure of our customers to pay us timely would negatively affect our working capital, which could in turn adversely affect our cash flow.

     Our customers often place large orders for products, requiring fast delivery, which impacts our working capital. If our customers do not incorporate our products into their products and sell them in a timely fashion, for example, due to excess inventories, sales slowdowns or other issues, they may not pay us in a timely fashion, even on our extended terms. This failure to pay timely may defer or delay further product orders from us, which may adversely affect our cash flows, sales or income in subsequent periods.

We may not be able to finance the development of new products.

     Our future operating results will depend to a significant extent on our ability to continue to provide new products that compare favorably on the basis of cost and performance with the products of our competitors, many of whom have design and manufacturing capabilities and technologies that compete well with our products. We are currently conducting research and development on a number of new products, activities requiring a substantial outlay of capital. To remain competitive, we must continue to incur significant costs in product development, equipment, facilities and invest in research and development of new products. These costs may increase, resulting in greater fixed costs and operating expenses. All of these factors create pressures on our working capital and ability to fund our current and future manufacturing activities and the expansion of our business.

Lithium ion batteries pose certain safety risks that could affect our financial condition and results of operations.

     Due to the high energy density inherent in lithium batteries, our batteries can pose certain safety risks, including the risk of fire. Although through our research, design, development and manufacturing processes we attempt to minimize safety risks related to our batteries, should an accident occur, whether at the manufacturing facilities or from the use of the products, it could result in significant production delays or product liability claims for damages resulting from injuries. As a result of limits imposed in our product liability insurance policy, such losses might not be covered by our insurance policy, and if large enough, could have a material and negative effect on our financial condition and results of operations.

We depend on certain suppliers of raw materials for the production of our products, and any disruption with those suppliers could delay product shipments and adversely affect our relationships with customers.

     Certain materials used in products are available to us only from a limited number of suppliers. We currently maintain volume purchase agreements with our major suppliers. However, any interruption in deliveries from any such supplier could delay our product shipments and adversely affect our relationships with customers. We believe, however, that alternative suppliers could supply raw materials that could replace the materials currently used and that, if necessary, we would be able to redesign our products to make use of such alternatives.

We receive a significant portion of our revenues from a small number of customers.

     Our largest customer accounted for 14.71% of our revenues for the fiscal year ended September 30, 2004 and 8.90% for the nine months ended June 30, 2005. Our seven largest customers accounted for approximately 43.74% of our revenues for the fiscal year ended September 30, 2004 and 44.24% during the period from October 1, 2004 through June 30, 2005. Dependence on a few customers could make it difficult to negotiate attractive prices for our products and could expose us to the risk of substantial losses if a single dominant customer stops purchasing our products.

Our business depends on our ability to protect our intellectual property effectively.

     The success of our business depends in substantial measure on the legal protection of the patents and other proprietary rights in technology we hold. We hold patents in China and have patent applications pending in China and other countries regarding technologies important to our business. If (i) our pending patent applications do not result in the issuance of patents, (ii) the claims allowed under any existing patents are not sufficiently broad to protect our technology, or (iii) any patents issued to us are challenged, invalidated or circumvented, then the resulting ability of third parties to utilize the subject technology will adversely affect on our business. We do not hold similar patents in other countries with respect to these technologies. Consequently, our ability to protect against the unauthorized use of those technologies outside of China is limited.

     We claim proprietary rights in various unpatented technologies, know-how, trade secrets and trademarks relating to products and manufacturing processes. We protect our proprietary rights in our products and operations through contractual obligations, including nondisclosure agreements. If these contractual measures fail to protect our proprietary rights, any advantage those proprietary rights provided to us would be negated.

     Monitoring infringement of intellectual property rights is difficult, and we cannot be certain that the steps we have taken will prevent unauthorized use of our intellectual property and know-how, particularly in the PRC and other countries in which the laws may not protect our proprietary rights as fully as the laws of the United States. Accordingly, other parties, including competitors, may duplicate our products using our proprietary technologies. Pursuing legal remedies against persons infringing our patents or otherwise improperly using our proprietary information is a costly and time consuming process that would divert management's attention and other resources from the conduct of our other business, could cause delays and other problems with the marketing and sales of our products, as well as delays in deliveries. Our business may be adversely affected by obsolete inventories as a result of changes in demand for our products and change in life cycles of our products.

                    Risks Related to Doing Business in China

Our operations are located in China. Changes in the political and economic policies of the Chinese government may adversely affect our operations.

     Our business operations may be adversely affected by the political environment in the PRC. The PRC has operated as a socialist state since 1949 and is controlled by the Communist Party of China. In recent years, however, the government has introduced reforms aimed at creating a "socialist market economy" and policies have been implemented to allow business enterprises greater autonomy in their operations. Changes in the political leadership of the PRC may have a significant effect on laws and policies related to the current economic reforms program, other policies affecting business and the general political, economic and social environment in the PRC, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment. Moreover, economic reforms and growth in the PRC have been more successful in certain provinces in the PRC than in others, and the continuation or increases of such disparities could affect the political or social stability of the PRC.

     Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, the future direction of these economic reforms is uncertain and the uncertainty may decrease the attractiveness of our company as an investment, which may in turn materially adversely affect the price at which our stock trades.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

     The PRC only recently has permitted provincial and local economic autonomy and private economic activities. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

     Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies or to nationalized ownership of all companies now privately owned, could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

We currently enjoy a reduced tax rate, and the loss of this benefit may adversely impact our net income.

     Under PRC laws and regulations our PRC subsidiary BAK Battery enjoys a reduced enterprise income tax rate as a foreign invested enterprise and a high tech enterprise in an economic development zone. As such, under the current tax scheme, we did not owe any tax during the first two years following the time at which we became profitable, which tax-free period ended on December 31, 2003. After that time and through the 2009 calendar year, we have been and will be taxed on our enterprise income, which is equivalent to our net income before provision for income tax, at the rate of 7.5%, which is equal to 50% of the current 15% enterprise income tax rate currently applicable in Shenzhen. If we fail to qualify for a reduced tax program following the end of the 2009 calendar year, we would be required to pay tax at the full tax rate applicable in Shenzhen at that time.

     We currently benefit from favorable local tax treatment, the loss of which would adversely affect our results of operations. The current enterprise income tax rate in Shenzhen is 15%, which is in addition to the taxes described above. The PRC could change the tax law to raise the enterprise income tax rate applicable in Shenzhen to the standard statutory tax rate in the PRC, which currently is 33%, which change would result in our incurring a substantially increased tax liability and a consequent reduction in our net income.

Future inflation in China may inhibit economic activity in China.

     In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and China has experienced deflation as low as minus 2.2%. These factors have led to the adoption by the PRC government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause the PRC government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby adversely affect the market for our products.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, in the PRC could adversely affect our operations.

     A renewed outbreak of SARS or another widespread public health problem in China, where all of our manufacturing facilities are located and where over 77% of our sales occur and in Shenzhen, where our operations are headquartered, could have a negative effect on our operations. Such an outbreak could have an impact on our operations as a result of:

     o quarantines or closures of some of our manufacturing facilities offices, which would severely disrupt our operations,

     o    the sickness or death of our key officers and employees, and

     o    a general slowdown in the Chinese economy.

     Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

     Because all of our revenues are in the form of Renminbi, the Chinese currency unit, any restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to government approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. If the currency exchange system prevents us from obtaining sufficient foreign currency, we may be unable to fund business activities outside China or otherwise make payments in dollars. Shortages in China in the availability of foreign currency may also restrict our ability to pay dividends. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions.

The value of our common stock will be affected by the foreign exchange rate between Dollars and Renminbi.

     To the extent that we need to convert dollars into Renminbi for our operational needs, should the Renminbi appreciate against the U.S. dollar at that time, our financial position and the price of our common stock may be adversely affected. Conversely, if we decide to convert our Renminbi into dollars for the purpose of paying dividends on our common stock or for other business purposes and the dollar appreciates against the Renminbi, the dollar equivalent of our earnings from our subsidiaries in China would be reduced.

     Until 1994, the Renminbi experienced a gradual but significant devaluation against most major currencies, including dollars, and there was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the dual exchange rate system with a unified managed floating rate foreign exchange system. Since 1994, the value of the Renminbi relative to the U.S. Dollar has remained stable and has appreciated slightly against the U.S. dollar. Countries, including the United States, have argued that the Renminbi is artificially undervalued due to China's current monetary policies and have pressured China to allow the Renminbi to float freely in world markets. On July 21, 2005 the PRC government changed its policy of pegging the value of the Renminbi to the dollar. Under the new policy the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of designated foreign currencies. This change in policy has resulted in an approximate 2.0% appreciation in the Renminbi against the dollar. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in further and more significant appreciation of the Renminbi against the dollar.

     Any significant revaluation of the Renminbi may materially and adversely affect our revenues, cash flow, earnings and financial position, and the value of any dividends payable in dollars. For example, an appreciation of the Renminbi against the dollar would make any Renminbi denominated investment or expenditure more costly to us, to the extent that we use dollars that we must convert into Renminbi for such purpose.

We may be unable to enforce our legal rights due to policies regarding the regulation of foreign investments in China.

     The PRC's legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents unlike the common law system prevalent in the United States. The PRC does not have a well-developed, consolidated body of laws governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies are subject to considerable discretion and variation on the part of the PRC government, including its courts, and may be subject to influence by external forces unrelated to the legal merits of a particular matter. China's regulations and policies with respect to foreign investments are evolving. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published. As a result, we may not be aware of any violations of these policies and rules until some time after the violation. Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. The uncertainties regarding such regulations and policies present risks that may affect our ability to achieve our business objectives. If we are unable to enforce any legal rights we may have under our contracts or otherwise, our ability to compete with other companies in our industry could be materially and negatively affected. In addition, any litigation in China may be protracted and result in substantial cost and diversion of resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

     Almost all of our current operations are conducted in China. Moreover, all of our directors and officers are nationals or residents of China. All or a substantial portion of the assets of these persons are located outside the United States and in the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons. In addition, uncertainty exists as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities law of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

Recent PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our PRC subsidiary's ability to operate, including its ability to pay dividends.

     The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice in January 2005 concerning foreign exchange regulations on mergers and acquisitions in China. The public notice states that if an offshore company controlled by PRC residents intends to acquire a PRC company, such acquisition will be subject to strict examination by the relevant foreign exchange authorities. The public notice also states that the approval of the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of a PRC company's assets or equity interests to foreign entities, such as CBBI, for equity interests or assets of the foreign entities.

     In April 2005, SAFE issued another public notice further explaining the January notice. In accordance with the April notice, if an acquisition of a PRC company by an offshore company controlled by PRC residents has been confirmed by a Foreign Investment Enterprise Certificate prior to the promulgation of the January notice, the PRC residents must each submit a registration form to the local SAFE branch with respect to their respective ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transaction or use of assets in China to guarantee offshore obligations. The April notice also provides that failure to comply with the registration procedures set forth therein may result in restrictions on our PRC resident shareholders and BAK International and BAK Battery, including their ability to distribute profits to CBBI. Pending the promulgation of detailed implementation rules, the relevant government authorities are reluctant to commence processing any registration or application for approval required under the SAFE notices.

     Our business operations or future strategy could be adversely affected by the interpretations and implementation of the SAFE notices . For example, we may be subject to more stringent review and approval process with respect to our foreign exchange activities, including remittance of dividends to CBBI and the making of foreign-currency-denominated borrowings.

                        Risks Related to our Common Stock

The market price for our common stock may be volatile.

     The market price for our common stock is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

     o    the lack of depth and liquidity of the market for our common stock,

     o    actual or anticipated fluctuations in our quarterly operating results,

     o    announcements of new products or services by us or our competitors,

     o    changes in financial estimates by securities analysts,

     o    conditions in the lithium ion battery market,

     o changes in the economic performance or market valuations of other companies involved in lithium ion battery production,

     o    our sales of common stock,

     o    investor perceptions of us and our business,

     o changes in the estimates of the future size and growth rate of our markets,

     o    announcements   by  our   competitors  of  significant   acquisitions,
          strategic partnerships, joint ventures or capital commitments,

     o    additions or departures of key personnel, and

     o    potential litigation, or conditions in the mobile telephone market.

     In addition, the stock market in general, and the over-the-counter market in particular, have experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the performance of listed companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.

A large portion of our common stock is controlled by a small number of stockholders.

     43.4% of our common stock is held by Xiangqian Li, our President and Chief Executive Officer and Chairman of our Board, and 44.6% of our common stock is held by our directors and executive officers, collectively. As a result, our directors and executive officers are able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.

Only a limited trading market for our common stock exists.

     Historically, we have had limited trading in our common stock, in part, as a result of the limited public float in our stock and as a result of our operating history. Unless a substantial number of shares are sold by the selling shareholders and other CBBI shareholders into the open market, an active trading market for shares of our common stock may never develop. Without an active market in our shares, the liquidity of the stock could be limited and prices for the common stock would be depressed.

     Our common stock is traded in the over-the-counter market through the Over-the-Counter Electronic Bulletin Board. Our common stock may never be included for trading on any stock exchange or through any other quotation system (including, without limitation, the NASDAQ Stock Market).

Sales of substantial amounts of our common stock in the market could cause the price to fall.

     As there is only limited trading activity in our securities, the sale of a substantial amount of our common stock in the market over a relatively short period of time could result in significant fluctuations in the market price of our common stock and could cause our common stock price to fall. On September 16, 2005, we sold 7,899,863 shares of our common stock in a private placement and agreed to register the resale of those shares by their purchasers. In connection with that agreement, we also agreed to file with the SEC within ten days of the date on which the registration statement of which this prospectus is a part is declared effective by the SEC a registration statement covering the resale of all of the shares issued in that private placement and to use our reasonable best efforts to cause such registration statement to be declared effective. In connection with the closing of that issuance, the Company issued warrants to purchase an aggregate of 631,989 shares of common stock at an exercise price of $7.92 per share exercisable for a period ending three years after the date of issuance to certain persons as part of an agreed upon fee. The 631,989 shares of common stock purchasable upon exercise of the warrants will also be covered by the registration statement. If the offer and sale of those shares are registered, the sale of any or all of those shares in the open market could adversely affect the liquidity of the shares being offered by this prospectus and the price for shares of our common stock in the open market.

Our common stock could be subject to additional regulation as a "penny stock," which may reduce the liquidity of our common stock.

     If the trading price of our common stock falls below $5.00 per share, the open-market trading of our common stock will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or, together with his or her spouse, $300,000). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase.

     Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the
limited  market  in  penny  stocks.   These   additional   burdens   imposed  on
broker-dealers may restrict the ability of broker-dealers to sell the common stock and may affect a stockholder's ability to resell the common stock.

     Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

We are obligated to indemnify our officers and directors for certain losses they suffer.

     Our Bylaws  provide for the  indemnification  of our  directors,  officers, employees, and agents, under certain circumstances, against liabilities, attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us to the maximum extent permitted by Nevada law. If we are required to indemnify any persons under this policy, the amounts we would have to pay could be material, and we may be unable to recover any of these funds from any source.

We recently adopted amendments to our Bylaws that could entrench our Board of Directors and prevent a change in control.

     Effective January 20, 2005, we adopted Amended and Restated Bylaws that (i) increased the percentage of stockholders required to call special meetings of stockholders from 10% to 30%, (ii) eliminated a provision allowing stockholders to fill vacancies in the Board if such vacancies were not filled by the Board,
(iii) include a new provision providing that no contract or transaction between us and one or more of our directors or officers is void if certain criteria are met and (iv) allow for the amendment of our Bylaws by the Board of Directors rather than our stockholders. Collectively, these provisions may allow our Board of Directors to entrench the current members and prevent a change in control of our company in situations where a change in control would be beneficial to our stockholders.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the use in those Statements of terminology such as "may," "will," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," or "continue," or the negative of such terms or other comparable terminology. The forward-looking statements included in this prospectus address activities, events or developments that we expect or anticipate will or may occur in the future, including:

          o our ability to maintain our gross profit on our products at certain levels;

          o our ability to increase sales in the higher profit margin OEM market;

          o our ability to continue to achieve cost savings through vertical integration of the manufacturing process, increased production efficiencies and low labor costs.

     Although we believe the expectations expressed in the forward-looking statements included in this prospectus are based on reasonable assumptions within the bounds of our knowledge of our business, a number of factors outside of our control could cause actual results to differ materially from those expressed in any of the forward-looking statements included in this prospectus. Any one, or a combination, of these factors could materially affect our financial performance, business strategy, business operations, plans, goals and objectives. These factors include:

          o    costs of raw materials;

          o    costs of energy, including electricity;

          o competitive pressures, including the impact on our market of competitive products introduced into the marketplace,

          o    price resistance among consumers to products using our batteries;

          o changes in the design of products that use rechargeable batteries to require batteries different from those we produce;

          o changes in the laws and regulations applicable to us and our operations;

          o rates of taxation applicable to our Chinese operations and our effective rate of taxation in the United States;

          o    cost and availability of capital and debt financing;

          o    product liability claims against us;

          o    the adequacy of our products liability insurance coverage;

          o casualty losses to our manufacturing and other facilities, which are uninsured;

          o    interest rate fluctuations;

          o    demand for our products by existing and new customers;

          o    inflation;

          o    currency exchange rate fluctuations;

          o    changes in freight rates;

          o    labor costs; and

          o    other capital market, economic and geo-political conditions.

     Forward-looking statements that we make or that are made by others on our behalf are based on a knowledge of our business and the environment in which we operate, but because of the factors listed above, actual results may differ from those in the forward-looking statements. Consequently, these cautionary statements qualify all of the forward-looking statements we make herein. The results or developments we anticipate may not be realized. Even if substantially realized, those results or developments may not result in the expected consequences for us or affect us, our business or our operations in the ways we expect. We caution readers not to place undue reliance on any of these forward-looking statements in this prospectus, which speak only as of their dates. We assume no obligation to update any of the forward-looking statements.

                            MARKET FOR COMMON EQUITY,
                 RELATED STOCKHOLDER MATTERS AND DIVIDEND POLICY


     There is no established public trading market for our common stock, and our common stock is not listed for trading on any securities exchange or the NASDAQ. However, over-the-counter trades in our common stock are quoted on the NASD's Over-the-Counter Bulletin Board under the symbol "CBBT.OB." On December 16, 2005, the last reported sales price for our common stock was $11.00 per share.


     The following table sets forth, for the quarters indicated, the range of closing high and low bid prices of our common stock as reported by the NASD's Over-the-Counter Bulletin Board, as adjusted for all previously effected stock splits. These prices do not include retail markup, markdown or commission and may not represent actual transactions.



                                                                Common Stock
                                                           ---------------------

          By Quarter Ended                                    High        Low
          ----------------                                 ----------  ---------

          Fiscal 2003
          ------------------------------------------------

          March 31, 2003...............................        $.39       $.37

          June 30, 2003................................        $.60       $.60

          September 30, 2003...........................       $1.01      $1.01

          December 31, 2003............................       $1.01      $1.01

          Fiscal 2004
          ------------------------------------------------

          March 31, 2004...............................       $1.01      $1.01

          June 30, 2004................................       $1.01      $1.01

          September 30, 2004...........................       $1.45      $1.02

          December 31, 2004............................       $3.50      $1.25

          Fiscal 2005
          ------------------------------------------------

          March 31, 2005...............................       $7.30      $2.80


          June 30, 2005................................       $8.50      $5.00


          September 30, 2005...........................       $7.75      $6.54
-----------

     In reviewing the foregoing table, it should be noted that the exchange of stock by which China BAK acquired BAK International and its subsidiary BAK Battery occurred on January 20, 2005.


     As of November 30, 2005, there were 48,878,396 shares of our common stock outstanding held by approximately 148 stockholders of record.


     We have never paid any cash dividends on our common stock. We do not anticipate paying any cash dividends or making any other cash distributions on our common stock in the foreseeable future. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. Our operating subsidiaries may be subject, from time to time, to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into dollars or other hard currency and other regulatory restrictions. We currently intend to retain future earnings, if any, to finance operations and the expansion of our business.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATION
                             AND FINANCIAL CONDITION

     The following management's discussion and analysis should be read in conjunction with our consolidated financial statements and the notes thereto and the other financial information appearing elsewhere in this prospectus. In addition to historical information, the following discussion contains certain forward-looking information. See "Special Note Regarding Forward Looking
Statements" above for certain information concerning those forward looking statements.

     Our financial statements are prepared in dollars and in accordance with accounting principles generally accepted in the United States. See "Exchange Rates" below for information concerning the exchange rates at which Renminbi were converted to dollars at various pertinent dates and for pertinent periods.

                                    Overview

     CBBI is a holding company whose China-based subsidiaries, BAK International and BAK Battery, focus on the manufacture, commercialization and distribution of a wide variety of standard and customized lithium ion rechargeable batteries for use in cellular telephones, as well as various other portable electronic applications, including high-power handset telephones, laptop computers, digital cameras, video camcorders, MP3 players and general industrial applications. We manufacture three types of batteries: steel case cell, aluminum case cell and cylindrical case cell, although the majority of our income is generated from the sale of steel case cells. See "Our Business" below for additional information concerning our business operations.

     CBBI acquired BAK International and, as a result, BAK International's wholly-owned subsidiary, BAK Battery, on January 20, 2005, by means of an exchange of 39,826,075 shares of CBBI's common stock for all of the outstanding shares of stock of BAK International. However, we have accounted for the transaction as a recapitalization, which resulted in the adoption of the historical consolidated financial statements of BAK International, as prepared in accordance with United States GAAP, as the financial statements of CBBI. See
Note 1 to our Consolidated Financial Statement appearing elsewhere herein for additional information regarding the accounting treatment of the acquisition and its impact on our consolidated financial statements.

Certain Accounting Matters

     Substantially all of our revenue is derived from the sales of batteries, the revenues from which we recognize upon shipment or delivery depending upon the sales order. In the event goods are returned, revenue is reduced and the returned goods are placed back in inventory during the period the goods are received by us. Concurrent with the recognition of revenue, we record a warranty reserve for product returns. When determining the amount of such reserves, we estimate the amount of claims based upon the historical experience with product returns and warranty claims. While our policy is to allow customers to return products or make warranty claims for a period of up to six to eight months after sale, the historical experience indicates that the vast majority of claims are made within 30 days after sale. Hence, we base these reserves on a certain percentage of monthly sales that we estimate will result in product returns or warranty claims.

     Some entities include all costs associated with their distribution system in cost of goods sold while other companies may record a portion of their distribution costs in selling expense. Because of this disparity in financial reporting, gross margins between our company and other companies may not be comparable. With the exception of transportation and freight charges, which we include under selling expenses, we include other costs of our distribution system in our cost of goods sold.


     Cost of goods sold consists primarily of cost of raw material, cost of direct labor and manufacturing overhead. Manufacturing overhead includes an allocation of purchasing and receiving costs, warehousing, office expense, utilities, supplies, depreciation, factory and equipment repairs and maintenance, safety equipment and supplies, policy materials and loading fees.

     Marketing or advertising costs consist primarily of promoting ourselves and our products through printed advertisements in trade publications and displaying our products through attendance of industry trade exhibitions. We do not pay slotting fees, engage in cooperative advertising programs, participate in buydown programs or similar arrangements. No material estimates are required to determine our marketing or advertising costs.


     Our operating expenses include selling expenses, comprised primarily of payroll, benefits, advertising and promotion, sales commissions and depreciation, general and administrative expenses, which include general office expense, travel and entertainment, transportation, payroll, payroll taxes and benefits, depreciation, utilities and advertising and promotion.


     Net income does not reflect certain annual appropriations to reserve funds in accordance with PRC regulations. These appropriations are reflected in the statement of retained earnings as a reduction in retained earnings.

                              Results of Operations

Results of operations for the three months ended June 30, 2005 as compared to the three months ended June 30, 2004.

Revenues

     Revenues increased to approximately $24.15 million for the three months ended June 30, 2005 as compared to approximately $15.18 million for same period of the prior year, an increase of approximately $8.97 million or 59%. Our revenues increased during the period primarily as a result of an increase in the number of units sold, although increases in our per unit sales price during the 2005 period as discussed below also contributed to the increase in revenues in the 2005 period. Revenues from sales of aluminum case cell batteries increased to approximately $7.84 million for the period as compared to approximately $6.03 million in the prior year period, an increase of $1.81 million or 30%, primarily due to increased sales volume. Revenues relating to steel case batteries increased to approximately $15.99 million from approximately $9.12 million in the prior year period, an increase of approximately $6.87 million or 75.33%, primarily due to an increase in the number of units sold. Although most of our sales were made in China, we were able to gain market share both domestically and internationally during the period because, in our belief, our production volume and technological advantage gives us an advantage over our competitors with regard to supply ability and cost. We also believe that our gain in market share was due in part to our decision to maintain low pricing, the improved quality of our products and the improvements we made in manufacturing efficiencies.

Gross Profit


     Gross profit for the three months ended June 30, 2005 was approximately $6.97 million or 28.9% of revenues as compared to gross profit of approximately $3.32 million or 21.8% of revenues for the same period of the prior year.

     The increase in gross profit as a percentage of revenues in the three months ended June 30, 2005 resulted primarily from a combination of increased unit selling prices and decreased unit manufacturing costs of steel case cell batteries stemming from a decrease in prices for most raw materials used in the steel case cell manufacturing process and an increase of finished goods rate of products that qualified as Grade A products. Our products are classified as Grade A, B, C and D products and the unit selling price of battery cells is determined by grade. The higher the grade, the higher the unit's selling price. Steel case cell battery selling prices increased by 7.8% during the period, while cost of steel case cell units decreased by about 9.6%, resulting in an overall increase in gross profit from 15.65% to 30.11% of revenues for steel case cell units. In the aluminum case cell market, price increases averaged 2.89% and unit costs increased by 2.99%. Consequently, gross profits in aluminum case segment decreased from 26.51% to 24.80% of revenues for the 2005 period. We sell our products primarily into the replacement battery market (as opposed to the OEM market). Products in the replacement market sell at lower prices and, consequently, lower gross profit margins. We are continuing to pursue a strategy of increasing sales into the higher profit margin OEM segment.

     Continued vertical integration of the manufacturing process, increasing production efficiencies, and low labor costs collectively served to contain our costs of goods sold. We believe that we can continue to achieve cost savings from these activities that will help to offset potential increases in the cost of raw material and other cost increases during the remainder of 2005 and beyond. If we can continue to achieve increased sales into the higher profit margin OEM segment, we believe that we are positioned to maintain gross profit margins at or near the 25% range for the remainder of our 2005 fiscal year. Management continues to focus on cost containment and savings based on increased economies of scale in order to maintain gross profit margins.

Selling Expenses


     Selling expenses increased to approximately $1.1 million for the three-month period ended June 30, 2005 as compared to approximately $477,000 for the same period of the prior year, an increase of approximately $626,000 or about 131.3%, due to additional salary expense relating to additional employees in sales and marketing as well as increased sales and marketing efforts, which contributed to increased sales.

     Salaries related to selling efforts increased to approximately $603,000 from approximately $238,000 for the same period of the prior year, an increase of approximately $365,000. We had 86 employees engaged in sales and marketing as of June 30, 2005 as compared to 63 as of June 30, 2004. The increase in salaries reflects the employment of higher salaried individuals in our sales and marketing force than we previously had as well as increases in compensation for existing employees in that group. As a result of the continuation of the formal and coordinated marketing campaign that we introduced in 2004 and increased professional advertisements and exhibitions, marketing expenses increased to approximately $190,600 from approximately $151,000 incurred in the same period of the prior year, an increase of approximately $39,600. Transportation, filing fees, trademarks, depreciation and other related selling and marketing expenses increased to approximately $308,900 from approximately $87,800 for the same period of the prior year, an increase of approximately $221,100, which was due to the increased selling effort.


General and Administrative Expenses


     General and administrative expenses increased to approximately $1.1 million for the three months ended June 30, 2005 as compared to approximately $952,000 for the same period of the prior year, an increase of approximately $157,900 or 16.6%. The increase in general and administrative expenses was due in part to the increase in the number of employees. As a percentage of revenues, general and administrative expenses were 4.6% and 6.3% for the three-month periods ended June 30, 2005 and June 30, 2004, respectively. Despite increased general and administrative expense, we believe that general and administrative expenses remain manageable relative to revenues.


     Salaries and  benefits,  including  training,  increased  to  approximately
$501,000  for the  three-month  period  ended June 30,  2005 from  approximately
$360,000 for the three-month period ended June 30, 2004, an increase of approximately $141,000 or 39%. We had 182 employees in machinery and engineering positions as of June 30, 2005, as compared to 31 employees as of June 30, 2004.

Research and Development Expenses

     Research and development expenses decreased to approximately $129,000 for the three months ended June 30, 2005 as compared to approximately $139,000 for the same period of the prior year, a decrease of approximately $10,000 or 7.2%.

Bad Debts

     Bad debt expense totaled approximately $599,000 for the three months ended June 30, 2005 as compared to a bad debt recovery of approximately $(335,000) for the same period of the prior year. As a percentage of revenues, bad debts were approximately 2.5% and (2.2%) for the three months ended June 30, 2005 and 2004, respectively. Bad debt expenses increased by such amount primarily due to the failure of certain small business customers to pay amounts owing in a timely fashion, which caused the accounts receivable from them to be deferred and an increase of the provision for bad debts. We address our past due accounts receivable periodically. Management believes that the past due accounts receivable and bad debts will not have material adverse effect on our results of operation or financial condition. Also, we believe that the reserve for bad debts as of June 30, 2005 is adequate. We will adjust future reserves as we gain more experience with our customers.

Operating Income

     As a result of the above, operating income totaled approximately $4.03 million for the three months ended June 30, 2005 as compared to operating income of approximately $2.08 million for the same period of the prior year, an increase of approximately $1.95 million or 94%.

     As a percentage of revenues, operating income was 17% for the three months ended June 30, 2005 as compared to 14% for the same period of the prior year. The growth in operating income as a percentage of revenues was substantially due to the increase in gross profit.

Finance Costs

     Finance costs increased to approximately $371,400 for the three-month period ended June 30, 2005 as compared to approximately $364,600 for the same period of the prior year, an increase of approximately $6,800 or 1.85%.

     We had approximately $61 million in short-term loans and notes payable as of June 30, 2005 as compared to approximately $50 million outstanding as of June 30, 2004. Short-term loans and notes payable are comprised of various short-term bank loans and promissory notes, bearing interest at rates ranging from 5.02% to
6.14 %, and maturities of generally less than twelve months. The increase in interest-bearing debt caused the increase in finance costs. The proceeds of such debt were used for working capital purposes to finance the increases in product production necessitated by increased demand.

Net Income

     Primarily as a result of increased sales during the period, we increased our net income to approximately $3.4 million as compared to approximately $1.6 million for the same period of the prior year, an increase of approximately $1.8 million or about 113%.

Results of operations for the nine months ended June 30, 2005 as compared to the nine months ended June 30, 2004.

Revenues

     Revenues increased to approximately $75 million for the nine months ended June 30, 2005 as compared to approximately $47 million for the same period of the prior year, an increase of approximately $28 million or 60%. This increase was the result of increased sales volume and increased rate of finished products that were qualified as Grade A products. The unit selling price of the products of same grade did not increase as compared to the same period in our fiscal year 2004, however, the rate of finished products of Grade A increased, which resulted in increased products of Grade A and an increase in the averaged unit selling price. Revenues from the sales of aluminum case cell batteries increased to approximately $23.64 million for the period as compared to approximately $10.64 million in the comparable prior year period, an increase of $13.00 million or 122%. Revenues relating to steel case batteries increased to approximately $50.33 million from approximately $34.75 million in the same prior year period, an increase of approximately $15.58 million or 45%. We believe we were able to gain market share both domestically and internationally during the period because our production volume and technological advantage gives us an advantage over our competitors with regard to ability to deliver products and our unit prices. We also believe that our gain in market share was due in part to our decision to maintain low pricing, the improved quality of our products and the improvements we made in manufacturing efficiencies.

Gross Profit


     Gross profit for the nine months ended June 30, 2005 was approximately $16.9 million or 22.5% of revenues as compared to gross profit of approximately $10.2 million or 21.7% of revenues for the same period of the prior year.

     The increase in gross profit, as a percentage of revenues, primarily resulted from increased gross profit of steel case cell batteries resulting from increased unit selling prices and decreased unit manufacturing costs. Steel case cell battery selling prices increased by a total of 3% during the nine-month period ended June 30, 2005, while cost of manufacturing steel case cell units decreased by about 7%, resulting in an overall increase in gross profit from 15.06% to 22.96% of revenues from steel case products. In the aluminum case cell market, price decreases averaged 4% and unit costs increased by 13%, thereby reducing gross profit from aluminum case cells in the nine months ended June 30, 2005. As a result, gross profits in aluminum case segment decreased from 28.19% to 14.85% of revenues. Prior to 2004, we sold our products primarily into the replacement battery market (as opposed to the OEM market). Products in the replacement market face lower prices and, consequently, lower gross profit margins. We are continuing to pursue a strategy of increasing sales into the higher profit margin OEM segment.


     Continued vertical integration of the manufacturing process, increasing production efficiencies, and low labor costs collectively served to contain costs in the nine months ended June 30, 2005. We believe that we can continue to achieve cost savings from these activities that will help to offset potential raw material and other price increases during the remainder of 2005 and beyond. If we can continue to achieve increased sales into the higher profit margin OEM segment, we believe that we are positioned to maintain gross profit margins at or near the 25% range for the remainder of our 2005 fiscal year. Management continues to focus on cost containment and savings realized based on increased economies of scale in order to maintain gross profit margins.

Selling Expenses


     Selling expenses increased to approximately $2.93 million for the nine-month period ended June 30, 2005 as compared to approximately $1.32 million for the same period of the prior year, an increase of approximately $1.61 million or about 122.2%, due to additional salary expense relating to additional employees in sales and marketing as well as increased sales and marketing efforts, which contributed to increased sales.

     Salaries related to selling efforts increased to approximately $1.55 million from approximately $0.52 million for the same period of the prior year, an increase of approximately $1.03 million. We had 86 employees engaged in sales and marketing as of June 30, 2005 as compared to 63 as of June 30, 2004. As a result of the introduction of a formal and coordinated marketing campaign, marketing expenses increased to approximately $0.69 million from approximately $0.59 million incurred in the same period of the prior year, an increase of approximately $100,000. Increases in transportation, filing fees, trademarks, depreciation and other related selling and marketing expenses resulting from the increased selling and marketing efforts accounted for the majority of the increase.


General and Administrative Expenses


     General and administrative expenses increased to approximately $2.98 million for the nine months ended June 30, 2005 as compared to approximately $2.86 million for the same period of the prior year, an increase of approximately $122,600 or 4.3%. As a percentage of revenues, general and administrative expenses were 4.0% and 6.1% as of June 30, 2005 and June 30, 2004, respectively. The reduction in the percentage, which general administrative expenses were of revenues in the nine months ended June 30, 2005 from the comparable period in the prior fiscal year, was reflective of the increase in revenues from period to period and keeping the overall amount of general and administrative costs at a relatively constant level.


     Although the general and administrative expenses remained relatively unchanged from the nine-month period ended June 30, 2004 to the nine-month period ended June 30, 2005, the general and administrative expenses for the nine months ended June 30, 2005 included salaries and benefits in an amount significantly in excess of the level for the comparable period in the prior fiscal year. Salaries and benefits, including costs of training, increased to approximately $1.52 million for the nine-month period ended June 30, 2005 from approximately $0.44 million for the nine-month period ended June 30, 2004, an increase of approximately $1.08 million or 245%. We had 182 employees in machinery and engineering positions as of June 30, 2005, as compared to 31 employees as of the same period for the prior year. Increases in office expenses, insurance, professional fees, maintenance, recruitment, and other administrative expenses accounted for the remainder of the increase in this category. These increases were offset by reductions in inventory cost for nine months ended June 30, 2005 compared to the comparable period in fiscal 2004.

Research and Development Expenses

     Research and development expenses decreased to approximately $314,600 for the nine months ended June 30, 2005 as compared to approximately $345,500 for the same period of the prior year, a decrease of approximately $30,900 or 8.9%. The reduction in these expenses was the result of reduced materials purchases.

Bad Debts

     Bad debt expense totaled approximately $944,000 for the nine months ended June 30, 2005 as compared to bad debt recovery of approximately $(227,000) for the same period of the prior year, an increase of $1,171,000 or 516%. Bad debt expenses increased by such amount primarily due to the failure of certain small business customers to pay amounts owing in a timely fashion, which caused the accounts receivable from them to be deferred and an increase of our provision for bad debts. We address our past due accounts receivable periodically. Management believes that the past due accounts receivable and bad debts for the nine-month period ended June 30, 2005 did not have a material adverse effect on our results of operation or financial condition. We will adjust future reserves as we gain more experience with our customers. As a percentage of revenues, bad debts were approximately 1.3% and (0.5%) for the nine months ended June 30, 2005 and 2004, respectively. We believe that the reserve for bad debts as of June 30, 2005 was adequate and will adjust future reserves as we gain more experience with our customers.

Operating Income

     As a result of the above, operating income totaled approximately $9.75 million for the nine months ended June 30, 2005 as compared to operating income of approximately $5.89 million for the same period of the prior year, an increase of approximately $3.86 million or 65%.

     As a percentage of revenues, operating income was 13.0% for the nine months ended June 30, 2005 as compared to 12.6% for the same period of the prior year. The growth in operating income as a percentage of revenues was substantially due to the increase in gross profit.

Finance Costs

     Finance costs increased to approximately $1.33 million for the nine-month period ended June 30, 2005 as compared to approximately $523,000 for the same period of the prior year, an increase of approximately $807,000 or 155%. The increased costs resulted from an increase in the aggregate amount of our debt outstanding, some of which debt bore interest at higher rates during the nine months ended June 30, 2005 than was the case in the comparable period in the prior fiscal year. We had approximately $61 million in short-term loans and notes payable as of June 30, 2005 as compared to approximately $50 million outstanding as of June 30, 2004. Short-term loans and notes payable are comprised of various short-term bank loans and promissory notes, bearing interest at rates ranging from 5.02% to 6.14%, and maturities of generally less than twelve months. The funds were used for working capital purposes based on the increase in revenues.

Net Income

     Primarily as a result of increased sales during the period, we increased our net income to approximately $7.73 million as compared to approximately $5.14 million for the same period of the prior year, an increase of approximately $2.59 million or about 50.4%.

Results of operations for the year ended September 30, 2004 as compared to the year ended September 30, 2003

Revenues

     Revenues increased to approximately $63.74 million for the fiscal year ended September 30, 2004 as compared to approximately $20.05 million for the prior fiscal year ended September 30, 2003, an increase of approximately $43.69 million or 218%. Revenues from sales of aluminum case cell batteries was approximately $13.08 million, an increase of $12.8 million, as compared to approximately $280,000 in the prior year. This increase was primarily due to increased volume resulting from additional product offerings and our increased production. Revenues relating to steel case cell batteries increased to approximately $50.41 million from approximately $19.68 million in the prior year, an increase of approximately $30.73 million or 156%. This increase also was due to increased volume of sales as a result of additional product offerings and our increased production. In fiscal year 2004, our customers continued to demand price concessions, while simultaneously demanding greater quality and services from us. In response to these conditions, we acted to contain of costs and provided price reductions. Despite continued pricing pressure resulting in selling price reductions during the year in both aluminum case and steel case markets, we were able to gain market share both domestically and internationally because, in our belief, our production volume and technological advantage gives us an advantage over our competitors with regard to supply ability and cost.

Gross Profit


     Gross profit for the fiscal year ended September 30, 2004 was approximately $13.82 million or 21.7% of revenues as compared to gross profit of approximately $5.52 million or 27.5% of revenues for the prior fiscal year.

     The reduction in gross profit, as a percentage of revenues, resulted from a combination of reduced unit selling prices and increased unit manufacturing costs stemming from an increase in prices for most raw materials used in the manufacturing process. Steel case cell battery selling prices decreased by 12.4% during fiscal 2004, while our cost of manufacturing steel case cell units decreased by only about 5.5%, resulting in an overall decrease in gross profit from 26.65% to 20.42% of revenues from the sale of steel case cell units in fiscal 2004. In the aluminum case cell market, price reductions averaged 21.9% and unit costs increased by 10.6%, thereby reducing gross profit in our aluminum case products from 21.69% to 19.38% of revenues in fiscal 2004. We did, however, gain market share due in part to our decision to maintain low pricing, the improved quality of our products and the improvements we made in manufacturing efficiencies.

Selling Expenses

     Selling expenses increased to approximately $1.88 million for the year ended September 30, 2004 as compared to approximately $445,800 for the prior year, an increase of approximately $1.43 million or about 321.2%.


     Salaries related to selling efforts increased to approximately $740,000 from approximately $80,000 for the prior year, an increase of approximately $660,000, primarily as a result of an increase in the number of employees in our sales and marketing group and higher average salaries paid to the sales and marketing employees in fiscal 2004. More sales and marketing group efforts were required to continue gaining market share and to grow revenues. We had 67 employees engaged in sales and marketing as of September 30, 2004 as compared to 51 as of September 30, 2003. In connection with the introduction of a formal and coordinated marketing campaign, marketing expenses increased to approximately $610,000 from approximately $230,000 incurred in the prior year, an increase of approximately $380,000. Transportation, filing fees, promotion, trademarks, and other related selling and marketing expenses increased to approximately $520,000 for fiscal 2004 from approximately $132,000 for the prior fiscal year, an increase of approximately $388,000, related to increased sales and selling efforts.

General and Administrative Expenses


     General and administrative expenses grew to approximately $3.14 million for the fiscal year ended September 30, 2004 as compared to approximately $804,600 for the prior fiscal year, an increase of approximately $2.3 million or 290.4%. As a percentage of revenues, general and administrative expenses were 4.9% and 4.0% in fiscal 2004 and fiscal 2003, respectively. The increase in the general and administrative expenses stemmed from an increase in our infrastructure to support the increased sales levels during fiscal 2004 through facilities expansion and the hiring of additional employees. Despite the increase in general and administrative expenses from fiscal 2003 to fiscal 2004, those expenses remained manageable relative to revenues.


     Salaries  and  benefits,   including   costs  of  training,   increased  to
approximately $1.27 million in fiscal 2004 from approximately $260,000 as compared to the prior fiscal year, an increase of approximately $1.01 million or 388%, primarily as a result of additional employees. We had 99 employees in machinery and engineering positions as of September 30, 2004, as compared to 27 employees as of September 30, 2003. Increases in office expenses, insurance, professional fees, maintenance, recruitment, and other administrative expenses accounted for the remainder of the increase in this category from fiscal 2003 to fiscal 2004, increases also related to the increased number of employees.

Research and Development Expenses

     Research and development expenses increased to approximately $329,000 for the fiscal year ended September 30, 2004 as compared to approximately $117,000 for the prior fiscal year, an increase of approximately $212,000 or 182%. The increase in our research and development staff to 107 as of September 30, 2004 from 58 as of September 30, 2003 was the primary factor accounting for the increase in this category. New initiatives, such as rechargeable lithium polymer batteries research and development, and an increase in patent applications and maintenance required incremental staff hiring contributed to the increase.

Bad Debts

     Bad debt expense totaled approximately $327,000 for the fiscal year ended September 30, 2004 as compared to approximately $448,000 for the prior fiscal year, a decrease of $121,000 or 27%. As a percentage of revenues, bad debts were approximately 0.5% and 2.2% for fiscal 2004 and fiscal 2003, respectively. We believe that the reserve for bad debts as of September 30, 2004 was adequate, and we will adjust future reserves as we gain more experience with our customers.

Operating Income

     As a result of the foregoing, operating income totaled approximately $8.15 million for the fiscal year ended September 30, 2004 as compared to operating income of approximately $3.70 million for the fiscal year ended September 30, 2003, an increase of approximately $4.45 million or 120%.

     As a percentage of revenues, operating income was 12.8% in fiscal 2004 as compared to 18.5% for the prior fiscal year. This reduction in operating income as a percentage of revenues was substantially due to the reduction in levels of gross profit from fiscal 2003 to fiscal 2004.

Finance Costs

     Finance costs increased to approximately $1.01 million for the fiscal year ended September 30, 2004 as compared to approximately $123,000 for the prior fiscal year, an increase of approximately $887,000 or 721%. The increase was attributable to the increase in the amount of our outstanding debt in fiscal 2004 compared with that outstanding in fiscal 2003. We had approximately $49.89 million in short-term loans and notes payable as of September 30, 2004 as compared to approximately $9.58 million outstanding as of September 30, 2003. Short-term loans and notes payable are comprised of various short-term bank loans and promissory notes, bearing interest at rates ranging from 4.54% to 5.84%, and maturities of generally less than twelve months. The funds obtained from the increased borrowings were used to construct our new manufacturing facilities and to purchase associated equipment, which resulted in approximately $40.31 million of capital costs. The remaining proceeds of the borrowing were used for working capital purposes.

Provision for Income Taxes

     We enjoy a temporary favorable tax treatment as a result of locating our main production facilities in the Shenzhen Special Enterprise Zone. We anticipate a tax rate of 7.5% of profits through the 2009 calendar year before reverting to the anticipated standard corporate rate of 15%.

     Taxes increased to approximately $394,000 for the year ended September 30, 2004 as compared to no taxes for the previous year. We commenced paying taxes at the annual rate of 7.5% in 2004, two years after we first had net income; however, because these taxes are based on a calendar year we only paid taxes for the final nine months of fiscal 2004, resulting in an effective tax rate of 5.5% for fiscal 2004.

Net Income

     Primarily as a result of increased sales during fiscal 2004, we increased our net income to approximately $6.75 million as compared to approximately $3.58 million for the prior year, an increase of approximately $3.17 million or about 89%.

Results of operations for the year ended September 30, 2003 as compared to the year ended September 30, 2002

Revenues

     We had our first full fiscal year of revenue producing operations in the year ended September 30, 2003, whereas we had only four months of revenue producing operations in the year ended September 30, 2002. Revenues increased to approximately $20.05 million in fiscal 2003 as compared to approximately $3.05 million for the prior year, an increase of approximately $17.0 million or 557%.

     We introduced aluminum case cell batteries and cylindrical cell batteries during fiscal 2003, which generally have a higher selling price than steel case batteries. Also, during fiscal 2003 we commenced our semi-automated manufacturing process as compared to a primarily manual labor intensive manufacturing processes used in fiscal 2002.

Gross Profit


     Gross profit for fiscal 2003 was approximately $5.52 million or 27.5% of revenues as compared to approximately $801,000 or 26.2% of revenues for the prior fiscal year.


     The increase in gross profit as a percentage of revenues in fiscal 2003 was due to commencement of semi-automated manufacturing processes during fiscal 2003, which led to manufacturing efficiencies. Also, based on increased volume of raw material purchases during fiscal 2003, we were able to reduce the unit cost of production by approximately 32% when compared to the prior fiscal year. Finally, we commenced sales of aluminum case cells and cylindrical cells during fiscal 2003. Both aluminum case cells and cylindrical cells experienced higher gross profits than steel case cells, contributing to an overall increase in gross profit in fiscal 2003.

Other Income

     Other income for the year ended September 30, 2003 was $0 as compared to other income of approximately $412,000 for the fiscal year ended September 30, 2002. During fiscal 2002, we provided engineering technical support consisting of assembling and adjusting a lithium ion battery testing and aging machine, resulting in such other income.

Selling Expenses


     Selling expenses increased to approximately $445,800 for the fiscal year ended September 30, 2003 as compared to approximately $16,000 for the prior fiscal year, an increase of approximately $429,800.


     We commenced selling and marketing activities during fiscal 2003. We had 51 employees in sales as of September 30, 2003 as compared to 12 as of September 30, 2002. We incurred approximately $230,000 in marketing expenditures during fiscal 2003 as compared to $0 in fiscal 2002.

General and Administrative Expenses


     General and administrative expenses grew to approximately $804,600 for fiscal 2003 as compared to approximately $167,000 for the prior fiscal year, an increase of approximately $637,600 or 381.8%. The increase in these expenses was primarily due to the increase in selling and marketing activities, the increased number of employees and a full year of operations. As a percentage of revenues, general and administrative expenses were 4.0% and 5.5% for fiscal 2003 and fiscal 2002, respectively.


Research and Development Expenses

     Research and development expenses increased to approximately $117,000 for fiscal 2003 as compared to approximately $30,000 for the prior fiscal year, an increase of approximately $87,000 or 290%. Whereas in fiscal 2002 we were primarily engaged in setting up operations, during fiscal 2003 we commenced ancillary activities including research and development. This increase was primarily a result of increasing the size of our research and development staff.

Bad Debts

     Bad debt expense totaled approximately $448,000 for fiscal 2003 as compared to approximately $47,000 for the prior fiscal year, an increase of approximately $401,000 or 853%. The increase in bad debt resulted from increased sales and the resulting increase in accounts receivable in fiscal 2003. As a percentage of revenues, bad debts were approximately 2.2% and 1.5% for fiscal 2003 and fiscal 2002, respectively. We believe that the reserve for bad debts as of September 30, 2003 was adequate.

Operating Income

     Operating income totaled approximately $3.70 million for fiscal 2003 as compared to approximately $718,000 for fiscal 2002, an increase of approximately $2.98 million or 415%. As a percentage of revenues, operating income was 18.5% for fiscal 2003 and 23.5% for fiscal 2002. The reduction in operating income as a percentage of revenue in fiscal 2003 was primarily due to the fact that we generated no other income, whereas we had generated approximately $412,000 during fiscal 2002.

Finance Costs

     We incurred approximately $123,000 in finance costs for fiscal 2003 as compared to approximately ($1,000) income for the prior fiscal year. Interest earned on cash deposits exceeded interest paid on short term borrowings during fiscal 2002.

     We had approximately $9.58 million in outstanding short-term loans and notes payable as of September 30, 2003 as compared to approximately $363,000 as of September 30, 2002. Our short-term loans and notes payable were comprised of various short-term bank loans and promissory notes, bearing interest at rates ranging from 4.54% to 5.84% per annum, and with maturities of generally less than twelve months. The increase in interest-bearing debt in fiscal 2003 was the primary reason for the increase in finance costs when compared to those in the prior fiscal year. We increased our borrowings in order to acquire equipment necessary for the expansion of our manufacturing operations and for working capital purposes.


Net Income

     Net income for the year ended  September 30, 2003 was  approximately  $3.58 million as compared to  approximately  $720,000 for the year ended September 30,
2002.  The  increase  is  primarily  attributable  to  increased  sales  and the corresponding  increase in gross profit for the fiscal year ended  September 30,
2003 as compared to the prior fiscal year.

                         Liquidity and Capital Resources

     We have historically financed our liquidity requirements from a variety of sources, including short-term borrowings under bank credit agreements, through the issuance of promissory notes and through the issuance of capital stock. As of June 30, 2005 we had cash and cash equivalents in the amount of approximately
$23.72 million as compared to approximately $10.33 million as of September 30, 2004. Included in cash and cash equivalents are cash deposits that are pledged to banks in the amount of approximately $22.07 million and $7.12 million at June
30, 2005 and September 30, 2004, respectively. Typically, banks in the PRC will require borrowers to maintain deposits of approximately 20% to 100% of the outstanding loan balances. The individual bank loans have maturities ranging from 5 to 12 months which coincides with the periods the cash remains pledged to the banks.

     We had a working capital deficiency of approximately $17.99 million as of June 30, 2005 as compared to a working capital deficiency of approximately
$26.23 million as of September 30, 2004, a decrease in the deficiency of $8.24 million. This decrease was primarily attributable to the increase in cash and accounts receivable, due primarily to increased sales, and the decrease in accounts payable and inventories, which were themselves offset by an increase in our current liabilities as of June 30, 2005 compared to our current liabilities as of September 30, 2004. We had short term borrowings, maturing in less than one year, of approximately $61.40 million as of June 30, 2005 as compared to approximately $49.89 million for the year ended September 30, 2004, or an increase of approximately $11.51 million. We currently believe that we will be able to extend the maturities of our short-term debt, but if we are not able to do so, we will have to refinance such short-term debt as it becomes due or to repay that debt to the extent we have cash available from operations or from the proceeds of additional issues of capital stock sufficient to repay such maturing debt.

     As of June 30, 2005, principal and interest payments due under our contractual obligations were as follows:


                                               Payments Due
                                              (In thousands)

                                    Less than                          More than
                        Total        1 Year     1-3 Years   3-5 Years   5 Years
                        ---------   ---------   ---------   ---------   -------

Term debt ...........   $  37,516   $  37,516        --          --        --

Lines of Credit......   $  23,889   $  23,889        --          --        --

Operating Leases.....   $     114   $      61   $      53        --        --

Capital Leases.......        --          --          --          --        --

     As of June 30, 2005, we had the following principal amounts outstanding under our credit facilities and other debt agreements:


                                                                          Maximum
                                                                      Amount Available  Amount Borrowed
                                                                      ----------------  ---------------
                                                                                June 30, 2005
                                                                                (In thousands)
Comprehensive Credit Facility - Agricultural Bank of China .............   $24,165         $22,765
Comprehensive Credit Facility - Shenzhen Development Bank ..............   $18,124         $10,874


                                       27

Comprehensive Credit Facility - Shuibei Branch, Shenzhen Commercial
Bank....................................................................   $ 6,041         $ 5,998
Comprehensive Credit Facility - Binhai Branch and Shenzhen Branch,
China Minsheng Bank.....................................................   $ 4,833         $ 4,833
                                                                           -----------------------
               Total for Credit Facilities .............................   $53,163         $44,470
                                                                           -----------------------

Other borrowings from Agricultural Bank of China .......................                   $ 5,604
Other borrowings from Shenzhen Development Bank ........................                   $ 5,739
Other borrowings from Shuibei Branch, Shenzhen Commercial Bank .........                   $   763
Other borrowings from Binhai Branch and Shenzhen Branch, China .........
Minsheng Bank                                                                              $ 4,829
Total for Other borrowings .............................................                   $16,935
                                                                                           -------
Total ..................................................................                   $61,405
                                                                                           =======

--------------------

         Other  borrowing   refers  to  the  amount  borrowed   outside  of  the
Comprehensive Credit Facility and therefore is not reflected in the amounts borrowed thereunder.

         We refinanced our short-term debt throughout the early part of calendar year 2005. The refinanced debt arrangements bear interest at rates ranging from 5.022% to 6.138% and have maturity dates ranging from six to twelve months. These debt arrangements are generally guaranteed by BAK Battery, BAK International, Xiangqian Li, our director, Chairman of the Board, President, and Chief Executive Officer, and Jilin Provincial Huaruan Technology Company Limited by Shares, a PRC company ("Huaruan Technology"). Pursuant to the refinancing, we deposited approximately $6.04 million of restricted cash and pledged approximately $7.49 million of inventory and $9.55 million of equipment and machinery as security for our Comprehensive Credit Facility with Shenzhen Development Bank. In addition, Mr. Li pledged 19,053,887 of his shares of our common stock to guarantee our obligations under the Comprehensive Credit Facility with Shenzhen Development Bank. Furthermore, if, at any point during the term of the Comprehensive Credit Facility with Shenzhen Development Bank,
(i) our liabilities exceed 70% of our assets, (ii) our sales revenue declines by 10% from their levels for the prior calendar year or (iii) our net asset value declines by 10% compared to the same point during the prior calendar year, all outstanding debt including interest and penalties due thereunder will accelerate and become immediately due and payable. We are currently in compliance with these financial tests. The indebtedness to Shenzhen Commercial Bank is guaranteed by Mr. Li and by an unaffiliated third party guarantor. If we fail to obtain debt or equity financing to meet our debt obligations or fail to obtain extensions of maturity dates of these obligations as they become due, our overall liquidity and capital resources will be adversely affected as a result of our efforts to satisfy these obligations. We may be unable to obtain the same or similar terms for any refinancing of our short-term indebtedness or be unable to, renew our credit facilities on acceptable terms or obtain any refinancing.

         On September 30, 2004, BAK Battery borrowed approximately $1.81 million from Changzhou Lihai Investment Consulting Co., Ltd., an unaffiliated party. This transaction constituted a violation of applicable PRC law prohibiting loans between PRC companies and was therefore fully repaid during the three months ended December 31, 2004. Due to the repayment, we do not believe we will become subject to any actions or proceedings that would have adverse consequences on our business operations in the PRC.

         On January 18, 2005, BAK International completed a private offering of its securities. The offering resulted in the issuance of an aggregate of 8,600,433 shares of BAK International's common stock for gross offering proceeds of $17 million, or an offering price of $1.98 per share. Investors in the offering participated in the exchange transaction with CBBI and received an aggregate of 8,600,433 restricted shares of our common stock, along with attendant registration rights. Net proceeds from the financing, which were $15.7 million, were used as follows: approximately $4.25 million to expand production facilities; approximately $1.8 million for the enhancement of existing products and for research and development of new product offerings; and approximately $9.65 million for working capital purposes.

         On September 16, 2005, the Company issued an aggregate of 7,899,863 shares of its common stock to certain accredited investors as that term is defined in Rule 502 of Regulation D promulgated under the Securities Act of 1933, as amended, at a purchase price of $5.50 per share. The net proceeds of approximately $40,143,056.25 from that transaction will be used to purchase equipment and for working capital.


         On July 29, 2005, BAK Battery entered into a Comprehensive Credit Facility Agreement with the Agricultural Bank under which BAK Battery borrowed US$6,180,470 at an annual interest rate of 5.2722% pursuant to a loan agreement also entered into on July 29, 2005. This loan matures on January 29, 2006, and interest is payable monthly. On August 12, 2005, BAK Battery borrowed US$2,101,360 from the Shuibei Branch, Shenzhen Commercial Bank under BAK Battery's Comprehensive Credit Facility Agreement with that bank. This loan matures April 22, 2006, and bears interest at an annual rate of 5.022%, with interest payable monthly.

         On August 19, 2005, BAK Battery entered into a credit facility agreement with Shenzhen Branch, China Construction Bank pursuant to which BAK Battery may borrow up to US$12.3 million for working capital purposes. On August 26, 2005 BAK Battery drew US$3.7 million under this credit facility, bearing interest at an annual rate of 5.4812% and maturing February 26, 2006. Interest is payable monthly. Xiangqian Li, our Chairman and CEO has guaranteed our indebtedness under this credit facility agreement. Also, on September 22nd and 27th, 2005, BAK Battery borrowed US$2.5 million and US$1.1 million, respectively, under two separate loan agreements with Shenzhen Longgang Branch, Agricultural Bank of China. Principal is payable March 22, 2006 and March 27, 2006, respectively. Each borrowing bears interest at an annual rate of 5.22% and interest is payable on the 20th of each month.

         On November 1, 2005, BAK Battery entered into a loan agreement with Shenzhen Development Bank, Longgang Branch, under BAK Battery's Comprehensive Credit Facilities Agreement with such bank entered into on April 7, 2005. Under this loan agreement, BAK Battery has borrowed US$1,236,094 for working capital purposes. This loan matures on April 30, 2006, and bears interest at an annual rate of 6.138%. Interest is payable monthly. On November 30, 2005, and December 5, 2005, BAK Battery also entered into two loan agreements with the Agricultural Bank of China, Longgang Branch, under the Comprehensive Credit Facility
Agreement with such bank entered into on May 20, 2005. The loan agreement entered into on November 30 replaced, and BAK Battery paid in full, the outstanding balance under the loan agreement with the Agricultural Bank of China, Longgang Branch, dated May 31, 2005, which had an outstanding principal balance at the time of payment of US$1,977,750. BAK Battery has borrowed US$1,977,750 under the loan agreement entered into November 30 for working capital purposes. This loan matures on May 30, 2006, and bears interest at an annual rate of 5.22%, with interest payable monthly. Under the December 5 loan agreement, BAK Battery has borrowed US$1,854,140 for working capital purposes. This loan matures on June 5, 2006, and bears interest at an annual rate of 5.22%, with interest payable monthly. The December 5 loan agreement replaces, and BAK Battery paid in full, the outstanding balance under the loan agreement with the Agricultural Bank of China, Longgang Branch, dated June 3, 2005, which had an outstanding principal balance at the time of payment of US$1,854,140. Finally, on December 1, 2005, BAK Battery entered into a loan agreement with China Construction Bank, Shenzhen Branch, under BAK Battery's Comprehensive Credit Facility Agreement dated August 24, 2005, with such bank. BAK Battery has borrowed US$2,472,188 under this loan agreement for working capital. This loan matures on June 1, 2006, and bears interest at an annual rate of 5.481%, with interest payable monthly.


         We are currently constructing a new production facility at our BAK Industrial Park. The facility encompasses 174,784 square meters with an estimated construction cost of $42.5 million. See "Our Business--Facilities" below. We have paid approximately 90% of the cost of construction from the net proceeds of the equity financing completed in January 2005, operating cash flow and the net proceeds of short-term borrowings, with the balance to be paid prior to the expected completion date of December 2005. Upon completion, our new facility will give us the ability to manufacture approximately 24.2 million units per month, which in turn may allow us to significantly increase our revenues. We are also presently undergoing certification as an OEM manufacturer for Motorola, Inc. To date, we have expended approximately $2.5 million in the certification process. Most of the certification process is complete, and we expect certification by December 2005. We anticipate that upon certification we will be required to spend an additional $2 million for production equipment to enable us to fill orders that could be received from Motorola. We believe that we could receive orders from Motorola commencing in December 2005, with our first OEM revenues to be received by January 2006. However, we have not received any commitments from Motorola to place any orders with us and do not know if Motorola will place any such orders with us. An additional 2,000 employees are anticipated to be employed to satisfy the production demands from Motorola. We will need to finance the expenditures related to providing OEM services through available working capital, debt or equity financing.

         As we complete construction on our BAK Industrial Park, we anticipate being able to extend the maturity of some or all of our short-term debt. We are seeking additional capital from other sources in order to meet our capital requirements for expansion and ongoing liquidity needs. We may be unable to obtain this additional capital or may be able to obtain additional capital only on terms unfavorable to us and our existing stockholders. The additional capital could include debt or equity financing, which could be dilutive to existing stockholders. If we are unable to secure such financing, we may not be able to complete all of our planned capital expansion.

Off-Balance Sheet Transactions

         In the ordinary course of business practices in China, we enter into transactions with banks or other lenders where we guarantee the debt of other parties. These parties may be related to or unrelated to the Company. Conversely, the Company's debt with lenders may also be guaranteed by other parties whether they are related or unrelated to the Company.

         Under generally accepted accounting principles, these transactions may not be recorded on the balance sheet of China BAK, Inc. or may be recorded in amounts different than the full contract or notional amount of the transaction. Our primary off balance sheet arrangements would result from our loan guaranties in which China BAK, Inc. would provide contractual assurance of the debt or guarantee the timely re-payment of principal and interest of the guaranteed party. Typically, no fees are received for this service. Thus in those transactions, China BAK, Inc. would have a contingent obligation related to the guaranty of payment in the event the underlying loan is in default.

         Transactions described above require accounting treatment under FASB Interpretation 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others ("FIN 45"). Under that standard, the Company would be required to recognize the fair value of guarantees issued or modified after December 31, 2002 for non-contingent guaranty obligations, and also a liability for contingent guaranty obligations based on the probability that the guaranteed party will not perform under the contractual terms of the guaranty agreement.

         We had contingent guaranty obligations at June 30, 2005 requiring recognition or disclosure under FIN 45. We had, at June 30, 2005, guaranteed the timely re-payment of principal and interest of three parties to a bank. The maximum amount of our exposure for those guaranties at June 30, 2005 was $2,923,552. Also, on September 16, 2005, BAK Battery agreed to guarantee the indebtedness of a third party, Shenzhen Tongli Hitec Co., Ltd. The maximum amount of the guarantee of BAK Battery at September 30, 2005 was US$1.9 million. No revenue, expenses or cash flows arose from the arrangements described above at anytime.

Critical Accounting Policies

         In preparing its consolidated financial statements in conformity with accounting principles generally accepted in the United States, we use statistical analysis, estimates and projections that affect the reported amounts and related disclosures and may vary from actual results. We consider the following accounting policies to be both those that are most important to the portrayal of our financial condition and that require the most subjective judgment. If actual results differ significantly from management's estimates and projections, there could be an effect on our financial statements.

         Revenue Recognition, Returns and Warranties. Revenue from sales of our products is recognized upon shipment or delivery, depending on the terms of the sales order, provided that persuasive evidence of a sales arrangement exists, title and risk of loss have transferred to the customer, the sales amount is fixed and determinable, sales and value-added tax laws have been complied with, and collection of the revenue is reasonably assured.

         We reduce revenue based upon estimates of future credits to be granted to customers. Credits are granted for reasons such as product returns due to quality issues, including product warranties claims, volume-based incentives, and other special pricing arrangements. Management utilizes our historical experience to estimate the allowance for product returns and warranty claims and revises those estimates periodically based on changes in actual experience, market conditions and contract terms.

         In addition, management monitors collectibility of accounts receivable primarily through review of the accounts receivable aging. When facts and circumstances indicate the collection of specific amounts or from specific customers is at risk, we assess the impact on amounts recorded for bad debts and, if necessary, will record a charge in the period such determination is made.

         Inventory Valuation Allowances. Inventory is valued net of allowances for unsaleable or obsolete raw materials, work-in-process and finished goods.
Allowances are determined quarterly by comparing inventory levels of individual materials and parts to historical usage rates, current backlog and estimated future sales and by analyzing the age of inventory, in order to identify specific components of inventory that are judged unlikely to be sold. In addition to this specific identification process, statistical allowances are calculated for remaining inventory based on historical write-offs of inventory for salability and obsolescence reasons. Inventory is written-off in the period in which the disposal occurs. Actual future write-offs of inventory for salability and obsolescence reasons may differ from estimates and calculations used to determine valuation allowances due to changes in customer demand, customer negotiations, technology shifts and other factors.

Changes in Accounting Standards

         In December  2004,  the  Financial  Accounting  Standards  Board issued
Statement of Financial Accounting Standards No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4," ("SFAS 151") which became effective for us on October 1, 2005. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. We are currently evaluating the potential impact of this issue on our financial position and results of operations, but management does not believe the impact of the adoption of SFAS
151 will be material.

                                 EXCHANGE RATES

         The financial records of BAK International and BAK Battery are initially maintained in Renminbi. In order to prepare our financial statements included elsewhere in this prospectus and to state other amounts set forth in this prospectus, we have translated amounts in Renminbi into amounts in dollars.
The amounts of our assets and liabilities on our balance sheets are translated using the closing exchange rate as of the date of the balance sheet. Revenues, expenses, gains and losses are translated using the average exchange rate prevailing during the period covered by such financial statements. Adjustments resulting from the translation, if any, are including in our cumulative other comprehensive income (loss) in our stockholders' equity accounts on our balance sheet. All other amounts stated in this prospectus that were originally booked in Renminbi and translated into dollars were translated using the closing exchange rate on the date of recognition. Period to period comparative amounts included in Management's Discussion and Analysis of Results of Operations and Financial Condition are based on the amounts for the periods or date compared included in the financial statements for the periods discussed. Consequently, the exchange rates at which the amounts in those comparisons were computed varied from period to period.

         The exchange rates used to translate amounts in Renminbi to dollars in connection with the preparation of the following financial statements or otherwise stated in this prospectus were as follows:

                                                                         Exchange Rate Used for Translation
Revenues and expenses included in the statement of operations for the
year ended September 30, 2002........................................    RMB 8.276878 to $1.00


                                       31

Balance sheet items as of September 30, 2003.........................    RMB 8.27670 to $1.00
Revenues and expenses included in the statement of operations for the
year ended September 30, 2003........................................    RMB 8.26688 to $1.00
Balance sheet items as of September 30, 2004.........................    RMB 8.27710 to $1.00
All amounts included in the statement of operations, statement of changes in stockholders' equity and statement of cash flows for the
year ended September 30, 2004........................................    RMB 8.27699 to $1.00
Balance sheet items as of June 30, 2004..............................    RMB 8.2766 to $1.00
All amounts included in the statement of operations, statement of changes in stockholders' equity and statement of cash flows for the
nine months ended June 30, 2004......................................    RMB 8.2769 to $1.00
Balance sheet items as of June 30, 2005..............................    RMB 8.2765 to $1.00
All amounts included in the statements of operations, statement of changes in stockholders' equity and statement of cash flows for the
nine months ended June 30, 2005......................................    RMB 8.2765 to $1.00
Statement of operations and statement of cash flows for the three
months ending June 30, 2004..........................................    RMB 8.27695 to $1.00
Statement of operations and statement of cash flows for the three
months ending June 30, 2005..........................................    RMB 8.2765 to $1.00

         Renminbi are not readily convertible into dollars in the foreign exchange markets. As a result, the stated exchange rates may not be accurately reflective of the amount in dollars into which any amount of Renminbi could be actually converted at the date or during the periods reflected in the foregoing table.

                                  OUR BUSINESS

Overview

         CBBI conducts its operations through its China-based indirect subsidiary, BAK Battery. Both CBBI and BAK International are holding companies and do not conduct any revenue generating activities except through BAK Battery. We focus on the manufacture, commercialization and distribution of a wide variety of standard and customized lithium ion rechargeable batteries for use in a wide array of applications. We also have internal research and development facilities engaged primarily in furthering lithium ion related technologies. We believe that our technologies allow us to offer batteries that are flexibly configured, lightweight and generally achieve longer operating time than many competing batteries currently available. We have focused on manufacturing a family of replacement lithium batteries for cellular telephones. We also supply rechargeable lithium ion batteries for use in various other portable electronic applications, including high-power handset telephones, laptop computers, digital cameras, video camcorders, MP3 players and general industrial applications.
Although we have developed a marketable prototype of our lithium polymer battery, we are continuing our research and development efforts related to this line of products. Given the current progress of these efforts, we are as yet unable to determine when we will begin to offer lithium polymer batteries to the marketplace.


         Historically, we have manufactured three types of batteries: steel cell, aluminum cell and cylindrical cell. We deliver our products to packing plants operated by third parties where the bare cells are packed in accordance with specifications established by certain manufacturers of cellular telephones and other electronic products. The majority of our income is generated from the sale of steel cells. However, we believe there is growth potential for aluminum and cylindrical cells because of their wide applications. In September 2005 we began producing a fourth type of battery, lithium polymer. Our current growth strategy includes entering into the original equipment manufacture ("OEM") battery market for mobile phone and portable electronic applications worldwide. We have developed a program for producing high power lithium ion battery cells which will allow us inroads into additional battery markets such as those for power tools. We have begun marketing our high power lithium ion battery cells; however, we have not yet received any revenues from the sale of this product.


         We operate sales and service branches in Beijing, Shanghai, Qingdao, Xiamen, Quanzhou, Zhuhai, Fuzhou and Guangzhou in the PRC.

History

         We originally began operations as a Nevada corporation known as "Medina Copy, Inc." We were incorporated in Nevada on October 4, 1999 and subsequently changed our name to "Medina Coffee, Inc." ("Medina Coffee") on October 6, 1999. Medina Coffee commenced operations on December 1, 2002 and was considered a development stage company. Medina Coffee was formed originally for the purpose of building a retail specialty coffee business that sold specialty coffee and espresso drinks through company owned and operated espresso carts. Medina Coffee had incurred operating losses from its inception and therefore looked to combine with a privately-held company that was profitable or that management considered to have growth potential.

         On January 20, 2005, we completed a stock exchange transaction with the stockholders of BAK International. The exchange was consummated under Nevada law pursuant to the terms of a Securities Exchange Agreement dated effective as of January 20, 2005 by and among Medina Coffee, BAK International and the stockholders of BAK International. Pursuant to the Securities Exchange Agreement, we issued 39,826,075 shares of our common stock, par value $0.001 per share, to the stockholders of BAK International, representing approximately 97.2% of our post-exchange issued and outstanding common stock, in exchange for 100% of the outstanding capital stock of BAK International. Effective February 14, 2005, we changed our name from "Medina Coffee, Inc." to "China BAK Battery, Inc."

         BAK Battery was formed in August, 2001 to manufacture and sell a variety of standard and customized lithium ion rechargeable batteries for use in a number of applications, although primarily in cellular telephones. It commenced revenue producing operations in June 2002. BAK International was incorporated in Hong Kong on December 29, 2003 under the Companies Ordinance at BATCO International Limited (and subsequently changed its name to BAK International Limited on November 3, 2004) for the purpose of acquiring all of the equity ownership interests in BAK Battery, a transaction which it completed in January 18, 2005. Our recent business activities include:

         o In June 2002, BAK Battery began operations with initial monthly output of approximately 220,000 units.

         o It received government authorization in October 2002 to establish a Postdoctoral Workstation, the establishment of which serves as recognition by the PRC government of the strong capabilities of our in-house research team. With our research and development facilities we are focusing our research efforts on liquid lithium ion batteries, high power lithium ion batteries, solid-polymer lithium ion batteries, and cylindrical and rectangular lithium ion batteries.

         o In March 2003, monthly output of the BAK Battery steel case battery cell reached approximately 2.4 million units.

         o In September 2003, BAK Battery was granted International Organization for Standardization 14001: 1996, an environmental management system certification, as well as International
                  Organization for Standardization 9001: 2000, a quality management system certification, by Beijing Zhonjing Quality Certification Co., Ltd, an independent third party which issues such standardization certifications in the PRC.

         o As of September 2004, BAK Battery established a sales and service network to cover six principal coastal cities and Beijing in the PRC.

         o Following the completion of the new steel case cell production facility located in Shenzhen, PRC in May 2005, BAK Battery's total monthly capacity for all battery types rose to 22 million units. As of September 2005, our total monthly output for all battery types was approximately 18 million units. The opening of our new steel case cell production facility also allowed us to increase the production of aluminum case cells by making available a production line previously dedicated to steel cell production. Our ability to continue to grow our manufacturing capacity will depend upon the development and expansion of semi-automated manufacturing lines requiring less manual labor efforts when compared to previous more labor intensive manufacturing processes.

Our Business Strategy

         We seek to maintain and strengthen our position as a provider of lithium ion batteries and related services while increasing the breadth of our product line and improving the quality of our products. In order to achieve our objective, we plan to pursue the key strategies described below.

         o Continuing to be a cost leader in an increasingly competitive market. We believe we can ensure competitive pricing by integrating a labor intensive production process with high-tech, proprietary manufacturing equipment. We believe our experience in designing and updating key manufacturing equipment and operating such equipment at a low cost gives us a cost advantage over our competitors.

         o Taking advantage of our ready production capacity and allowing for increased production capacity. We believe our production capacity makes us more reliable, flexible and responsive in terms of fulfilling our customers' requirements than other providers. As such, existing and potential competitors may find it more difficult to compete with our production capabilities. The completion of our new manufacturing facility should only enhance our production capacity.

         o Enhanced R & D activities. Upon completion of our new facility, we will have the space to enhance our existing R&D capabilities through the addition of state of the art equipment and experienced personnel.

         o Developing our OEM business. We believe that by entering the OEM market for lithium ion batteries, we will be able to significantly increase revenues. In order to do so, we are currently undergoing Motorola's QSR certification which will give us the right to serve as an OEM provider for Motorola's products. The majority of the certification process has been completed and we anticipate receiving certification by December 2005. If we receive that certification, we anticipate that we will receive orders from Motorola commencing in December 2005, with our first OEM revenues to be received by January 2006. However, Motorola has no commitment to order any batteries from us and obtaining the OSR Certification does not ensure that we will receive any such order. Nevertheless, we believe that obtaining Motorola's QSR Certification will position us to provide our batteries to other multinational corporations whose products require such batteries.

         o Expanding our product lines to capture new market opportunities. We have developed high power lithium ion battery cells that can be used in power tools. Our product offering is currently undergoing testing by a potential customer. We hope to begin sales of our high power lithium battery during our fourth quarter of calendar year 2005. In addition, we are beginning to produce lithium polymer battery cells that can be used for various cellular telephones, portable electronic applications, Bluetooth technology, and similar types of technology. Lithium polymer batteries are used for applications similar to those that utilize lithium ion aluminum cell batteries. However, lithium polymer battery cells weigh less and are easier to shape. By entering these markets, we believe we can achieve future revenue growth and improved profit margins. In September 2005 we began production of lithium polymer batteries.

                Principal Products and Services Lithium Batteries

         A battery is an electrochemical apparatus used to store and release energy in the form of electricity. The main components of a conventional battery are the anode, cathode, separator and an electrolyte, which can be either a liquid or a solid. The separator acts as an electrical insulator, preventing electrical contact between the anode and cathode inside the battery. During discharge of the battery, the anode supplies a flow of electrons, known as current, to a load or device outside of the battery. After powering the load, the electron flow reenters the battery at the cathode. As electrons flow from the anode to the device being powered by the battery, ions are released from the cathode, cross through the electrolyte and react at the anode.

         All of the cells that we build are rechargeable through the systems in the devices in which our batteries are used. Several important parameters for describing the performance characteristics of a rechargeable battery are design flexibility, energy density, discharge rate, internal resistance and cycle life. Design flexibility refers to the ability of rechargeable batteries to be designed to fit a variety of shapes and sizes of battery compartments. Thin profile batteries with prismatic geometry provide the design flexibility to fit the battery compartments of today's electronic devices. Energy density refers to the total electrical energy per unit volume stored in a battery. High energy density batteries generally are longer lasting power sources providing longer operating time and necessitating fewer battery recharges. Lithium batteries, by the nature of their electrochemical properties, are capable of providing higher energy density than comparably sized batteries that utilize other chemistries such as Nickle Cadmium (NiCd) and Nickle Metal Hydride (Ni-MH) and, therefore, tend to consume less volume and weight for a given energy content. Long cycle life is a preferred feature of a rechargeable battery because it allows the user to charge and recharge many times before noticing a difference in the performance of the battery. A lithium ion battery with lower internal resistance will provide higher electrical current with less energy consumption, as well as lower internal heat energy as a result of the lower internal resistance. The lower internal heat also makes the battery safer because it is less subject to explosion. A higher discharge rate means a higher electrical current, which in cellular telephones means a longer talking time.

         In addition to the higher energy density of lithium ion batteries compared to other rechargeable chemistry batteries such as NiCd and Ni-MH, lithium ion batters also provide higher discharge rate and shorter recharge time. Lithium batteries also can be manufactured using lithium sulfur dioxide or lithium thionyl chloride although those other chemistries have not been as widely used. Generally, chargeable batteries have been replacing non-chargeable batteries in many of the uses of which our batteries are intended.

         We manufacture a variety of lithium ion rechargeable batteries. We believe our range of lithium ion rechargeable batteries offer substantial benefits including the ability to design and produce lightweight cells in a variety of custom sizes, shapes and thickness. We produce the following types of rechargeable lithium batteries.

         o Prismatic lithium ion batteries. These batteries are used in cellular telephones, MP3 players, digital cameras and other portable electronic devices. These batteries can be composed of steel case cells or aluminum case cells. Aluminum case cells are lighter than steel case cells and safer. However, aluminum case cells generally are more expensive to manufacture and therefore have a higher cost. We manufacture a wide variety of steel case cell and aluminum case cell lithium ion prismatic batteries in various sizes and voltage configurations to satisfy customer requirements.

         o Cylindrical lithium ion battery. These batteries are primarily used in laptop computers, digital cameras and electric razors. These batteries are flexible in design like prismatic batteries, but have a greater energy density. Cylindrical batteries offer better uniformity, which permits them to be used in parallel circuits which increases the electrical current and the resulting working time. However, cylindrical batteries are more expensive to manufacture and therefore have a higher sales price than comparable non-cylindrical batteries. We manufacture 3 types of models ranging in size and voltage requirements to satisfy customer requirements.


         o Lithium polymer batteries. These batteries are used in cellular telephones, blue tooth headsets, laptop computers, integrated circuit cards and personal digital assistant devices. Lithium polymer batteries have a polymer electrolyte rather than a liquid electrolyte, which reduces the battery's overall weight and volume. This allows for lighter, more compact battery and more flexibility in design than prismatic or cylindrical lithium ion batteries. However, they are more expensive to manufacture. In September 2005, we began production of lithium polymer batteries in a variety of sizes and voltage configurations. We are continuing to increase our offerings of lithium polymer batteries in order to gain the markets acceptance of these products from BAK Battery.

         Our product mix is now approximately 69% steel case cell batteries, 30% aluminum case cell batteries, and 1% cylindrical batteries.

Services

         We have built a sales and service network covering the cities of Shanghai, Qingdao, Xiamen, Quanzhou, Zhuhai, Fuzhou, Guangzhou and Beijing in the PRC. We provided services to support sales to our customers who currently are primarily battery pack manufacturers. Our service motto is "cooperative spirit, rapid reaction" . We provide presale, sales and post sale services. Our presale service is designed to determine our customers' order requirements, including, size, quantity, voltage and delivery date, and plan for the production of batteries to meet these order requirements. We solicit this information through face-to-face meetings and through a written client survey. The information we collect is used to schedule raw materials purchases and production. Our sales service includes the actual order processing, materials, purchases, production scheduling and shipment of product. Depending upon our customers' location, we may ship directly using our own transportation facilities, primarily delivery by truck, or we may ship using a third party carrier. We support our sales with post-sales customer support. Our service capabilities include a 24-hour customer response. Our other services include providing battery testing and test reporting; providing training courses regarding quality control and battery usage; gathering customer opinions on our products and services; evaluating customer requirements and fulfilling appropriate requests.

         We have two strategic policies for sales and service:

         o        We  built  a sales  and  service  network  to  cover  Beijing,
                  Shanghai,   Qingdao,  Xiamen,  Quanzhou,  Zhuhai,  Fuzhou  and
                  Guangzhou in China.

         o        Our service capabilities include 24-hour customer response.

Features

         Performance standards. Our lithium ion batteries have high capacity, low internal resistance, and a safety guarantee. Certificates or approvals we have received include: EU's CE attestation; Underwriters' Laboratory authentication in the United States; and certificates from the major cellular telephone manufacturers of China, including China Saibao (the CEPREI certification body); Amoi Electronics Co., Ltd.; China Datang (Group) Corporation; Konka Group Co., Ltd.; Tianyu Communication Technology (Kunshan) Co., Ltd.; and Shenzhen Telsda Mobile Communication Industry Development Co., Ltd.

         Longer usage time and higher discharge rates. We believe our battery has a higher discharge voltage so it can provide a longer talking time for mobile phone users. Our products have a higher discharge capacity than the battery products of certain competitors. Therefore, with the same capacity, our battery can therefore provide a longer talking time. The higher discharge capacity is especially useful for cellular telephones with color screens, which have a high demand on the battery's continuous discharge voltage.

         Performance at lower temperatures. Our lithium ion batteries perform well from -20 Celsius to +60 Celsius. At a temperature as low as -20 Celsius the batteries release 95% of the battery energy at an 0.2C rate (i.e. discharge all the energy in 5 hours); and over 90% of the battery energy can be discharged at an 1.0C rate. This feature allows improved cell phone battery duration, particularly in northern areas of the PRC.

Manufacturing

         We manufacture all of products from raw materials at our facilities in Shenzhen in the PRC. The battery cells we produce are typically shipped to third parties for final packaging prior to delivery to our customers. The cost of such packaging is not included in our sales price to our customers. We maintain separate production lines for steel case cells, aluminum case cells, cylindrical cells and lithium polymer batteries. Such production lines can be adapted to produce other types of batteries if the demand for a particular type of battery increases or decreases. Our current monthly output reaches 22 million units.

         Certain of the materials we utilize may pose safety problems if improperly used. We have designed our batteries to minimize safety hazards both in manufacturing and in use.

         Depending upon the customer's location, we generally deliver our product to our customers by truck or by shipment from the Port of Hong Kong. We deliver our product to packing plants operated by third parties where cells are packed in accordance with our customer's specifications

         We primarily utilize electrical supply from the local utility company for heat, light and power to our facilities. As part of our production efficiency, we may enter into a supply agreement with an electrical supplier in order to assure the supply of electrical power to our manufacturing facilities.

         We have received  International  Organization for Standardization 9001:
2000, a quality management system certification, and International Organization for Standardization 14001: 1996, an environmental management system certification for all our manufacturing facilities.

                                    Suppliers

         We have built a complete supply chain, putting together a group of material and equipment suppliers, primarily Chinese, except for ENTEK (a separator supplier in the US), from whom we buy on a purchase order basis. During the sales process, our purchasing department prepares a schedule of materials needs for the planned production. The purchasing department then solicits from the suppliers with whom we have established relationships and may have entered into a long-term supply contract. We then enter an order with the selected supplier(s). The order will specify price, settlement date, quantity and the other requirements. We also specify quality standards for the purchase. We have established standards for our suppliers relating to quality, service and various other aspects of supply. We may enter into volume purchase agreements with our major suppliers under which we purchase materials and equipment on a purchase order basis. We have entered into such an agreement with Beijing CITIC Guoan Mengguli Electric Supply Ltd. Co., from whom we purchase the cathode material, Lithium Cobalt Dioxide (LiCoO2). These volume purchase agreements generally only specify nonmaterial terms; the material terms of each purchase are separately determined at the time of purchase order. We believe that alternative suppliers are available to supply materials and equipment if purchases were not available under any volume purchase agreement we may enter into.

         Cathode material in a lithium ion battery is primarily LiCoO2; LiMnO4 and LiCo1-xNixO2 are also used as cathode materials. Anode material mainly consists of carbon materials such as graphite, sourced primarily in China. The separator material is imported from Japan and the US. There are sufficient supplies of electrolytes in China, and we believe the quality to be very good. The table below describes the key sources of our key materials.

         As of June 30, 2005, our key material suppliers and key equipment suppliers were as follows:

                             Key Material Suppliers
------ ------------------ ------------------------------------------------------
 Item     Materials                       Main Suppliers
------ ------------------ ------------------------------------------------------
  1    Case and caps      Roofer Group Company, Yijinli technology company
                          Shenzhen Tongli Precision Stamping Products Co., Ltd.
------ ------------------ ------------------------------------------------------
  2    Cathode materials  CITIC Guoan
------ ------------------ ------------------------------------------------------
  3    Anode materials    Shanghai Shan Shan, Changsha graphite
------ ------------------ ------------------------------------------------------
  4    Aluminum foil      Aluminum Corporation of America, Shanghai
------ ------------------ ------------------------------------------------------
  5    Copper foil        Huizhou United Copper Foil
------ ------------------ ------------------------------------------------------
  6    Electrolyte        Zhangjiagang Guotai-Huarong New Chemical Materials
                          Co., Ltd.
------ ------------------ ------------------------------------------------------
  7    Separator          Ube Industries, ENTEK, CELGARD
------ ------------------ ------------------------------------------------------

                             Key Equipment Suppliers
------ -------------------------------- ----------------------------------------
 Item      Instruments                              Suppliers
------ -------------------------------- ----------------------------------------
  1    Coating machine                  Beijing 706 Factory
------ -------------------------------- ----------------------------------------
  2    Mixer                            Guangzhou Hongyun Machine
------ -------------------------------- ----------------------------------------
  3    Press machine                    SevenStar Huachuang
------ -------------------------------- ----------------------------------------
  4    Ultrasonic spot welding machine  Zhenjiang Tianhua Machinery and
                                        Electrical Co., Ltd.
------ -------------------------------- ----------------------------------------
  5    Laser seam welder                Wuhan Chutian Laser Group
------ -------------------------------- ----------------------------------------
  6    Vacuum oven                      Jiangshu Wujiang Songling
------ -------------------------------- ----------------------------------------
  7    Electrolyte filling machine      BAK (internally developed)
------ -------------------------------- ----------------------------------------
  8    Aging equipment                  Guangzhou Qingtian Industrial Co., Ltd.
------ -------------------------------- ----------------------------------------
  9    Testing and sorting equipment    Guangzhou Qingtian Industrial Co., Ltd.;
                                        Wuhan Kingnuo Electronics Co., Ltd.
------ -------------------------------- ----------------------------------------


                               Sales and Marketing

         Marketing Strategies. We have two key marketing strategies. Our first strategy is to be a leader in the worldwide replacement battery market. We believe we can secure and enhance our market share because of the quality of our products and our ability to maintain high production volume with low production cost. Our second marketing strategy is to enter the OEM market. To enter into this market we will be required to gain the approval of a key international manufacturer, such as Motorola, which is currently reviewing our products as part of its QSR certification process. We expect certification from Motorola by December 2005. We believe that obtaining Motorola's QSR certification will position us to provide our batteries to other multinational corporations whose products require such batteries. We believe that our entry into the OEM market is important to our continued growth because the market for replacement batteries is becoming saturated.


         Our Current Market. We have developed a sales and service network of our own employees based in the cities of Qingdao, Xiamen, Quanzhou, Zhuhai, Fuzhou, Shanghai, Guangzhou and Beijing in the PRC. We also export our products to the United States, Canada, South Africa, Japan, Singapore, Taiwan, and Hong Kong. From 2001, our annual sales have grown from $3 million to approximately $64 million for the year ended September 30, 2004. As of June 30, 2005, approximately 77.35% of sales were domestic, while 22.65% were made internationally.


                                   Competition

         Our rechargeable lithium ion batteries compete against other manufacturers of lithium ion batteries. We compete on the basis of the prices at which we sell our products, our ability to supply the quantities of batteries our customers need in accordance with our customers' schedules and the quality of our products. We face competition in the production of rechargeable lithium ion batteries, not only within China, but also from other parts of the world, particularly Japan and Korea. Sony Corp. first commercialized rechargeable lithium ion batteries in 1992. However, Japan's market share of lithium ion battery production has decreased since 2000. We believe we are currently one of the largest lithium ion battery manufacturers in the world, with a monthly output capacity of 22 million units and current monthly production of 18 million units. We also believe we are the second largest manufacturer in the Chinese market.


         We believe the following are the leading global manufacturers of lithium batteries::

         o Japan - Sanyo Electric Co., Sony Corp., Matsushita Electric Industrial Co., Ltd. (Panasonic), GS Group, NEC Corporation and Hitachi Ltd.;

         o        Korea - LG Chemical Ltd. and Samsung  Electronics  Co.,  Ltd.;
                  and

         o China - BYD Co. Ltd., Shenzhen BAK Battery Co., Ltd., Tianjin Lishen Battery Joint-Stock Co., Ltd., Henan Huanyu Group and Harbin Coslight Technology International Group Co., Ltd.

         We compete with these companies by striving to provide a higher quality product at a lower cost. We believe that by doing business in China we enjoy competitive advantages over similar companies doing business in Japan and Korea, including abundant labor resources, low cost raw materials and better access to China's extensive mobile phone market. We also believe that our production efficiencies as well as our labor costs give us a competitive advantage over other manufacturers in China. Historically, although other entities may attempt to take advantage of the growth of the lithium battery market, the lithium battery industry has certain technological and economic barriers to entry. The development of technology, equipment and manufacturing techniques and the operation of a facility for the automated production of lithium batteries require large capital expenditures, which may deter new entrants from commencing production.


                                    Customers

         We have targeted sales of our lithium ion rechargeable batteries to OEM's and replacement battery pack manufacturers, who resell our batteries in packaging to end users. Due to the demand for replacement cell phone batteries in China, and our proximity to that market, we targeted our domestic market through replacement battery pack manufacturers. Over the past three years, we have developed relationships with key battery pack customers, including SCUD (Fujian) Electronics Co., Ltd., Desay Power Tech. Co., Ltd. and Shenzhen Ya Litong Electronic Co., Ltd. We are also targeting sales of lithium ion batteries to multinational OEM's. A key to the OEM market is obtaining approval of our products from the OEM's, which we are currently seeking from Motorola. Our sales are generated primarily from purchase orders. We generally do not have long-term contracts with customers, although we may enter into a letter of intent to express our long term cooperative relationship with the customer. Our ten largest customers, who predominantly are in China, accounted for 55.98% of our sales during the period from October 1, 2004 to June 30, 2005. Our 30 largest customers accounted for 87.367% of our sales during the period from October 1, 2004 to June 30, 2005, predominantly in China. We do not believe our sales are seasonal.


                            Research and Development

         We operate a state of the art research and development center performing proprietary research that has resulted in fifteen issued patents in the PRC and 121 applications for patents have been filed in the PRC as of September 30, 2005. We have not had any patents awarded in any other country. We also outsource certain of our research and development matters to ChangChun Applied Chemistry Research Institute of the China Scientific Institute, Tstinghua University, JiLin University, the Electrochemistry Department of XiaMen University and Shenzhen University. In our in-house facility we employ over 100 staff members, led by three government recognized specialists. Upon the approval of the National Ministry of Personnel in October 2002, a Postdoctoral Workstation was established. The establishment of the Workstation serves as recognition by the PRC government of the strong capabilities of our in-house research team. The research and development center focuses research on projects relating to liquid lithium ion batteries, high power lithium ion batteries, solid lithium polymer ion batteries, and cylindrical and rectangular lithium ion batteries.

         During fiscal 2004 and 2003, we expended $328,779 and $116,789, respectively, on our research and development efforts. As of June 30, 2005 we had expended approximately $315,000 on research and development and approximately $1.2 million on equipment associated therewith since September 30, 2004, and we anticipate devoting an additional approximately $0.6 million to research and development activities in fiscal 2005, bringing the total research and development expenditures during fiscal 2005 to approximately $1.8 million. During 2004, our research was aimed at developing new or improved anode raw material and new products. Our research in 2005 has been targeted at new or improved cathode raw material and product safety research.


                                    Employees

         The following table summarizes the functional distribution of our employees as of September 30, 2004 and June 30, 2005:

                Department              September 30, 2004    June 30, 2005

Officers                                        10                 11
Comprehensive Management                       197                 162
Human Resources                                 19                 18
Sales and Marketing                             67                 86
PMS Department                                  21                 11
Process Department                              46                 37
Research & Development                         107                 108
Purchasing Department                           29                 25
Financial Department                            18                 21
PMC Department                                  45                 54
After Sales Department                          33                 26
Quality Control Department                     242                 198
Securities Department                           1                   4
Information Technology Department               0                   9
Intellectual Property Department                0                  10
Mechanical and Electronic Engineering           99                 182
Manufacturing Department                      5,428               4,948
--------------------------------------------------------------------------------
TOTALS                                        6,362               5,910

         None of our personnel are represented under collective bargaining agreements. We consider our relations with our employees to be good.


                                   Facilities


         We currently lease 8,486 square meters in the aggregate for office space, manufacturing facilities, and dormitory space. We lease 3,000 square meters for office space and manufacturing operations pursuant to a lease which runs from June 1, 2003 to June 1, 2008. Our current rent due under that lease is $2,781 a month. We also lease 2,500 square meters for office space and manufacturing facilities pursuant to a lease with a term beginning December 16, 2001 and ending December 15, 2006. We owe lease payments of $2,329 a month during the term of this second lease. We also lease an additional 2,986 square meters for dormitory space pursuant to a lease with a term beginning July 1, 2005, and ending June 30, 2008. We owe lease payments of $2,583 per month under this lease.

         In addition, we are completing construction of 174,784 square meters of new facilities comprised of manufacturing facilities, warehousing and packaging facilities, dormitory space and administrative offices at the BAK Industrial Park. Of that space, 107,388 square meters will be new manufacturing facilities. We have completed construction and put into use an additional production facility, four manufacturing facilities, a warehouse and packaging facility, two dormitories and one dining hall. The only area that has not been completed is the administrative area, which we expect to complete in December 2005. At present, we have no payment obligations related to these facilities, although we continue to make payments regarding the construction of the facility as costs arise.


                                Legal Proceedings

         We are not a party to any legal proceedings, nor are we aware of any threatened or contemplated proceedings which are expected to result in a material adverse effect on our consolidated financial position or results of operation.


                  Intellectual Property and Proprietary Rights


         We rely primarily on a combination of copyright laws and contractual restrictions to establish and protect our intellectual property rights. As of September 30, 2005 we had obtained fifteen issued patents in the PRC and 121 are in the application process. We require our management and key technical personnel to enter into agreements requiring them to keep confidential all information relating to our customers, methods, business and trade secrets during and after their employment with us.


         We have very strict control over the core technologies for which we can not apply for patents. Every employee who is related to these proprietary technologies must sign "special technology non-disclosure agreement". We have also established an internal department to protect property rights. In this department, there are professionals including attorneys, engineers, information managers and archives managers responsible for the application and protection of proprietary rights. We have also developed a series of rules regarding "property right non-disclosure", "property right archives management", "information collection and analysis" and "innovation encouragement". While we actively take steps to protect our proprietary rights, such steps may not be adequate to prevent the infringement or misappropriation of our intellectual property. This is particularly the case in China where the laws may not protect our proprietary rights as fully as in the United States. Infringement or misappropriation of our intellectual property could materially harm our business. BAK Battery has registered the following Internet and WAP domain name www.bak.com.cn (the English version of our website can be found at www.bak.com.cn.en).

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table provides information about our executive officers and directors and their respective ages and positions as of June 30, 2005. The directors listed below will serve until our next annual or special meeting of stockholders at which directors are elected:

         NAME          AGE                     POSITION HELD
         ----          ---                     -------------

     Xiangqian Li      37    Director, Chairman of the Board, President and
                             Chief Executive Officer

     Yongbin Han       36    Chief Financial Officer, Secretary and Treasurer

     Huanyu Mao        53    Chief Operating Officer and Chief Technical Officer

         Xiangqian Li has served as our Director, Chairman of the Board, President and Chief Executive Officer since January 20, 2005. Mr. Li has been Chairman of Board of Directors and General Manager of BAK Battery since April 2001 and has also served as BAK Battery's general manager since December 2003. Previously, Mr. Li served as (i) Chairman of the Board of Directors and General Manager of Shenzhen BAK Li-ion Battery Co., Ltd. from December 2000 until March 2001; (ii) as Chairman of the Board of Directors and General Manager of Jilin Province Huaruan Technology Company Limited by Stocks ("Huaruan Technology") from March 2001 until June 2001; and (iii) as Chairman of the Board of Directors of Huaruan Technology from January 2001 until June 2003. Prior to 2001 Mr. Li was self employed. Mr. Li graduated from Lanzhou Railway Institute and holds a Bachelors degree in gas engineering. He is pursuing a Doctorate of quantity economics from Jilin University.

         Yongbin Han has served as our Chief Financial Officer and Secretary since January 20, 2005. Mr. Han is a Chinese certified public accountant and certified tax agent. Mr. Han has been Deputy General Manager of BAK Battery since April 2003. In that capacity he oversees the finance and accounting department. Previously, Mr. Han served as (i) Deputy General Manager of Huaruan Technology from January 2002 until April 2003 and (ii) Department Manager of Zhonghongxin Jianyuan Accounting Firm from July 1995 until July 2001. Mr. Han graduated from Changchun Tax Institute with a Bachelors degree in accounting.

         Huanyu Mao has served as our Chief Technical Officer since January 20, 2005. Dr. Mao has been Chief Scientist of BAK Battery since September 2004. From 1997 until September 2004 Dr. Mao served as Chief Engineer of Tianjin Lishen Company. Dr. Mao received a Doctorate degree in electrochemistry in conducting polymers from Memorial University of Newfoundland, Canada.

         Board Composition and Committees

         The board of directors is currently composed of one member, Xiangqian Li. All Board action requires the approval of a majority of the directors in attendance at a meeting at which a quorum is present. We intend to expand our board to include three "independent" directors in the near future. Upon the addition of independent directors to our board of directors, we will purchase officers and directors liability insurance for those directors, as well as Mr. Li.

         We currently do not have standing audit, nominating or compensation committees. We intend, however, to establish an audit committee and a compensation committee of the board of directors as soon as practicable. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and evaluating and administering our system of internal controls over financial reporting. The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options), including compensation of executive officers.

         Director Compensation

         At present we do not pay our directors a fee for attending scheduled and special meetings of our board of directors. We intend to reimburse each director for reasonable travel expenses related to such director's attendance at board of directors and committee meetings. As noted above, we intend to expand our board to include "independent" directors. It is anticipated that the appointment of independent members of our board will require us to pay fees comparable to those paid by other public companies in our peer group.

         Indebtedness of Directors and Executive Officers

         None of our directors or officers or their respective associates or affiliates is indebted to us.

         Involvement in Certain Legal Proceedings

         In the normal course of business, various claims are made against us. At this time, in the opinion of management, there are no pending claims the outcome of which are expected to result in a material adverse effect on our consolidated financial position or results of operations.

         Family Relationships

         There are no family relationships among our directors or officers.

         Executive Compensation

         The following Summary Compensation Table sets forth all cash compensation paid to our chief executive officer for services rendered in all capacities to us during the noted periods. No executive officers received total annual salary and bonus compensation in excess of $100,000.

                           Summary Compensation Table


  Name and
 Principal                                Restricted   Securities
 Underlying                                  Stock     Underlying     All Other
 Positions      Year    Salary    Bonus     Awards       Options    Compensation
 ---------      ----    ------    -----     ------       -------    ------------

Xiangqian Li    2004     -0-       -0-        NA           NA            NA

                2003     -0-       -0-        NA           NA            NA

                2002     -0-       -0-        NA           NA            NA

         Stock Option Plan

         In May 2005, our board of directors adopted the China BAK Battery, Inc. 2005 stock option plan. We plan to submit the plan to a stockholder vote within 12 months of its adoption. The plan will be void if it is not approved by our stockholders.

         Our 2005 stock option plan provides for the grant of "nonqualified" stock options. These nonqualified stock options may be granted to our employees, non-employee directors and advisors and those of any of our subsidiaries or affiliates. However, advisors are only eligible to receive awards if they render bona fide services for us or any of our subsidiaries or affiliates. The exercise price of options granted pursuant to the plan must be at least equal to the fair market value of our common stock on the date of the grant. The plan authorizes the issuance of up to 4,000,000 shares of our common stock. We granted options to purchase 2,000,000 shares to approximately 55 individuals at fair market value on May 16, 2005, including options to purchase 200,000 shares granted to each of Yongbin Han, our Chief Financial Officer, Secretary and Treasurer, and

Huanyu Mao, our Chief Operating Officer and Chief Technical Officer. We have 2,000,000 shares of our common stock remaining available for issuance under this plan.

         The plan will generally terminate on May 16, 2055. Generally, stock options granted under this plan may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. However, exceptions can be made to this restriction. Options granted under our 2005 stock option plan expire immediately upon the termination of the optionee's service to us or to a subsidiary or affiliate of ours for misconduct, thirty-one days following termination if the termination is for reasons other than death, disability or cause, or 12 months following termination if the termination is due to death or disability. Upon a change in control, all outstanding stock options under our 2005 stock option plan either may be assumed or substituted for by the successor entity. If the successor entity determines not to assume or substitute for these stock options, the vesting provisions of such stock options will be accelerated, and the stock options will terminate upon the change of control if not previously exercised.


                             PRINCIPAL STOCKHOLDERS


         The following table sets forth, as of November 30, 2005, certain information with respect to the beneficial ownership of our common stock by (i) each director and officer of CBBI, (ii) each person known to CBBI to be the beneficial owner of five percent or more of the outstanding shares of common stock of CBBI, and (iii) all directors and officers of CBBI as a group. Unless otherwise indicated, the person or entity listed in the table is the beneficial owner of, and has sole voting and investment power with respect to, the shares indicated. Certain principal stockholders are selling stockholders in this offering.



                                          Amount and Nature of Beneficial Ownership(1)
                                          --------------------------------------------


                                             Number                 Percent of
Name of Beneficial Owner                     of Shares(2)           Voting Stock(3)
------------------------                     ------------           ---------------
Xiangqian Li                                 21,233,437(4)               43.4%
BAK Industrial park, No. 1 BAK Street
Kuichong Town
Longgang District, Shenzhen
People's Republic of China

The Pinnacle Fund, L.P.                       2,612,751                   5.3%
4965 Preston Park Blvd., Suite 240
Plano, TX 75093

Huanyu Mao                                      249,805                   *
BAK Industrial park, No. 1 BAK Street
Kuichong Town
Longgang District, Shenzhen
People's Republic of China

Yongbin Han                                     312,256                   *
BAK Industrial park, No. 1 BAK Street
Kuichong Town
Longgang District, Shenzhen
People's Republic of China



Directors and executive officers
as a group (3 persons)                       21,795,498                  44.6%

--------------------
*Denotes less than 1% of the outstanding shares of common stock.


(1) On November 30, 2005, there were 48,878,396 shares of common stock outstanding and no issued and outstanding preferred stock. Each person named above has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by the person, except as otherwise indicated below.


(2) Under applicable SEC rules, a person is deemed to be the "beneficial owner" of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person's economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.


(3) In determining the percent of voting stock owned by a person on November 30, 2005, (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 48,878,396 shares in the aggregate of common stock outstanding on November 30, 2005, and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.


(4) Mr. Li is a party to an Escrow Agreement pursuant to which he has agreed to place 2,179,550 shares of his common stock into escrow for the benefit of the selling stockholders in the event we fail to satisfy certain "performance thresholds", as defined in the Escrow Agreement, which Escrow Agreement is incorporated by reference as a material exhibit to the registration statement of which this prospectus is a part and is on file with the SEC. Mr. Li is also a party to a Lock-up Agreement pursuant to which he has agreed, except for distributions of his shares of common stock required under the Escrow Agreement, not to transfer his common stock for a period commencing January 20, 2005 and ending 12 months after the date our common stock is listed on either the Nasdaq Stock Market or another national stock exchange or quotation medium. The Lock-up Agreement is incorporated by reference as a material exhibit to the registration statement of which this prospectus is a part and is on file with the SEC. Mr. Li is also a party to a Pledge Agreement pursuant to which he has agreed to pledge 19,053,887 shares of his common stock to Shenzhen Development Bank (Longgang Branch) as security for a comprehensive credit facility of the Company.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         BAK Battery has several  outstanding  short term bank notes  payable to
(i) Agricultural Bank of China (Longgang Branch), (ii) Shenzhen Commercial Bank (Shuibei Branch), (iii) Shenzhen Development Bank (Longgang Branch) and China Minsheng Bank (Binhai/Shenzhen Branches) respectively, the proceeds of which were used primarily to fund the operations of our manufacturing facility located at the BAK Industrial Park and for general working capital requirements. At June 30, 2005, we had aggregate amounts due and payable under these debt arrangements of approximately $61.40 million. The debt arrangements bear interest at rates ranging from 5.022% to 6.138% and have maturity dates ranging from six to twelve months. This indebtedness is generally guaranteed by BAK International, by Xiangqian Li, our director, Chairman of the Board, President and Chief Executive Officer, and by Jilin Provincial Huaruan Technology Company Limited by Shares, a PRC company ("Huaruan Technology"). Mr. Li has also pledged 19,053,887 of his 21,233,437 shares of our common stock to secure certain of our indebtedness. Mr. Li is the controlling shareholder and an executive officer of Huaruan Technology. The indebtedness to Shenzhen Commercial Bank is guaranteed by Mr. Li and by an unaffiliated third party guarantor. None of Mr. Li, Huaruan Technology or the third party guarantor received or is entitled to receive any consideration for the above referenced guarantees, and we are not independently obligated to indemnify any of those guarantors for any amounts paid by them pursuant to any guarantee.

         On October 18, 2003, we acquired intangible assets, including a patent and other patent rights, from Huaruan Technology, an entity controlled by Xiangqian Li, our President and Chief Executive Officer. The total consideration paid to Huaruan Technology was $3.86 million. The consideration paid to Huaruan Technology was recorded at fair market value.

         On September 30, 2004, BAK Battery entered into a Financial Advisory Agreement with HFG International, Ltd., a Hong Kong corporation, pursuant to which HFG International agreed to provide BAK Battery with consulting help in implementing an organizational structure that would facilitate accessing the capital markets of the United States. In consideration for these services, HFG International was paid a fee of $400,000 in conjunction with the consummation of BAK Battery's private placement on January 20, 2005. Timothy P. Halter, our former Chief Executive Officer, is the principal shareholder and an executive officer of HFG International. We believe the agreement was on terms at least as favorable to BAK Battery as those that could have been negotiated with an unaffiliated party providing similar services.

         On June 10, 2004, we issued 99,858 shares of our $ 0.001 par value common stock to Harry Miller, our former President and Chief Executive Officer, in full settlement of a debt in the amount of $49,929 that we owed to Mr. Miller. The price of the transaction was $0.50 per share. The last reported sale price for shares of our common stock prior to that issuance was $0.50 per share.

                         DESCRIPTION OF OUR COMMON STOCK


         Our authorized capital stock consists of 100,000,000 shares of our common stock, having a par value of $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters coming before the shareholders for a vote. Our Articles of Incorporation do not permit cumulative voting for the election of directors, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose; in such event, the holders of the remaining shares will not be able to elect any of our directors. Likewise, our Articles of Incorporation do not vary the size of the vote necessary for the stockholders to act on various matters from the size of the vote required by Nevada law, which requires an action by the stockholders on a matter other than the election of directors to be approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. The directors of a Nevada corporation are elected at the annual meeting of the stockholders by a plurality of the votes cast at the election. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.


         The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend or otherwise authorized any cash or other distribution with respect to the shares of our common stock and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors. PRC regulations currently permit the payment of dividends only out of accumulated profits as determined in accordance with PRC accounting standards and regulations. Each of BAK International and BAK Battery is also required to set aside a portion of its after-tax profits according to PRC accounting standards and regulations to fund certain reserve funds. Currently, BAK Battery, through BAK International, is the only source of revenues or investment holdings for the payment of dividends. If it does not accumulate sufficient profits under PRC accounting standards and regulations to first fund certain reserve funds as required by PRC accounting standards, we will be unable to pay any dividends. In addition, if future dividends are paid to us by BAK International in Renminbi, fluctuations in the exchange rate for the conversion of Renminbi into dollars may adversely affect the amount of the dividends that are received by the holders of shares of our common stock. Furthermore, any restrictions imposed on the expatriation of Renminbi or other currencies out of the PRC by PRC-based companies would adversely affect our ability to pay dividends.

         All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

         Our transfer agent is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.

                              SELLING STOCKHOLDERS


         The following table sets forth the names of the selling stockholders and for each selling stockholder the number of shares of common stock beneficially owned as of November 30, 2005, and the number of shares being registered. Except as otherwise indicated in the footnotes to the below table, each selling stockholder acquired its securities in CBBI's stock exchange transaction on January 20, 2005. Furthermore, except as set forth in the footnotes below, none of the selling stockholders has held a position as an officer or director of the company, nor has any selling stockholder had a material relationship of any kind with the company. All information with respect to share ownership has been furnished by the selling stockholders. The shares being offered are being registered to permit public secondary trading of the shares and each selling stockholder may offer all or part of the shares owned for resale from time to time. A selling stockholder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor is a selling stockholder obligated to sell all or any portion of the shares at any time. Therefore, no estimate can be given as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling stockholders upon termination of the offering made hereby. We will file a supplement to this prospectus to name successors to any named selling stockholders who are able to use this prospectus to resell the securities registered hereby.



                                                                                                  Percent of
                                             Shares of                          Shares of           Common
                                              Common          Percent of         Common          Stock After
                                              Stock             Common         Stock to be        Completion
        Selling Stockholders(2)              Owned(1)          Stock(3)        Registered       of Offering(3)


Jinghui Wang                                  3,600,035             7.4%         1,800,000            3.69%

Fenghua Li                                    2,498,051             5.1%           500,000            4.09%

The Pinnacle Fund (4)                         2,109,636             4.3%         2,109,636            0%

Yunfei Li                                     1,405,154             2.9%         1,405,154            0%

Ying Wang                                       911,545             1.9%           911,545            0%

Gary Evans                                      758,862             1.6%           758,862            0%

Halter Financial Group, Inc.(5)                 587,754             1.2%           587,754            0%

Chinamerica Fund, LP(6)                         505,908             1.0%           505,908            0%

Westpark Capital L.P.(7)                        505,908             1.0%           505,908            0%

Lake Street Fund, LP(8)                         478,083             1.0%           478,083            0%

Xuechun Zhang                                   379,673             *              379,673            0%

Xin An                                          288,367             *              288,367            0%

Wanpei Chen                                     252,954             *              252,954            0%

Jayhawk China Fund(9)                           252,954             *              252,954            0%

Xiaohui Wang                                    224,825             *              224,825            0%

Leong Sing Lye                                  217,540             *              217,540            0%

Fred Astman                                     164,420             *              164,420            0%

MidSouth Investor Fund, L.P.(10)                164,420             *              164,420            0%

Steve Kircher                                   151,772             *              151,772            0%

Kevin Halter, Jr.                               134,062             *              134,062            0%

Stephen S. Taylor, Jr.                          126,477             *              126,477            0%

Bellfield Capital Partners LP(11)               101,182             *              101,182            0%

Incline Capital, L.P.(12)                       101,182             *              101,182            0%

David Moy                                        80,945             *               80,945            0%

Yuxin Zhang                                      74,942             *               74,942            0%

Feng Li                                          67,135             *               67,135            0%

Chongying Gong                                   64,857             *               64,857            0%

Merry Lee Carnall                                50,591             *               50,591            0%

Ray Chapman                                      50,591             *               50,591            0%


                                       48

                                                                                                  Percent of
                                             Shares of                          Shares of           Common
                                              Common          Percent of         Common          Stock After
                                              Stock             Common         Stock to be        Completion
        Selling Stockholders(2)              Owned(1)          Stock(3)        Registered       of Offering(3)

Lighthouse Capital Insurance Company(13)         50,591             *               50,591            0%

David Ofman                                      50,591             *               50,591            0%

David A. Spinney                                 50,591             *               50,591            0%

Si Zhang                                         50,591             *               50,591            0%

G. Marshall Abbott                               37,943             *               37,943            0%

Scott Hood                                       37,943             *               37,943            0%

Bob Schiesser(14)                                37,943             *               37,943            0%

Mark DeSalvo                                     32,884             *               32,884            0%

BOT Holdings, Inc.(15)                           25,295             *               25,295            0%

Michael Columbos                                 25,295             *               25,295            0%

David L. Ebershoff                               25,295             *               25,295            0%

Harold E. Gear                                   25,295             *               25,295            0%

William H. & Sandra L. Hedden                    25,295             *               25,295            0%

Larry Kelley (16)                                25,295             *               25,295            0%

Robert Kirkland                                  25,295             *               25,295            0%

Robert O. McDonald(17)                           25,295             *               25,295            0%

Moldow Family Trust(18)                          25,295             *               25,295            0%

William Rosen                                    25,295             *               25,295            0%

Stephen S. Taylor, Sr.                           25,295             *               25,295            0%

Harry Gabel                                      22,766             *               22,766            0%

264646 Alberta Ltd.(19)                          17,707             *               17,707            0%

Yarek Bartos                                     17,707             *               17,707            0%

Earl Fawcett                                     17,707             *               17,707            0%

Kelly Fraser                                     17,707             *               17,707            0%

Andrew Goodacre                                  17,707             *               17,707            0%

Richard Macdermott                               15,177             *               15,177            0%

783036 Alberta Ltd.(20)                          12,648             *               12,648            0%

Dennis B. Bleackley                              12,648             *               12,648            0%

Luciano M. Bruno                                 12,648             *               12,648            0%

Chapel Rock Holdings Ltd.(21)                    12,648             *               12,648            0%

Stephen Sun Chiao                                12,648             *               12,648            0%

Trevor Colby                                     12,648             *               12,648            0%

Trevor & Dylan Colby (22)                        12,648             *               12,648            0%


                                       49

                                                                                                  Percent of
                                             Shares of                          Shares of           Common
                                              Common          Percent of         Common          Stock After
                                              Stock             Common         Stock to be        Completion
        Selling Stockholders(2)              Owned(1)          Stock(3)        Registered       of Offering(3)

Donna H. Dodson                                  12,648             *               12,648            0%

James Gilkison                                   12,648             *               12,648            0%

WN Gray                                          12,648             *               12,648            0%

Terral D. Hagman                                 12,648             *               12,648            0%

J.M.C. Investments Ltd.(23)                      12,648             *               12,648            0%

John Mackay                                      12,648             *               12,648            0%

Steven Perry                                     12,648             *               12,648            0%

Paul Plowman                                     12,648             *               12,648            0%

John B. Trescot                                  12,648             *               12,648            0%

John H. Trescot, Jr.                             12,648             *               12,648            0%

Jack Coldwell                                    10,118             *               10,118            0%

Richard Dahl                                     10,118             *               10,118            0%

Danich Investments Ltd.(24)                      10,118             *               10,118            0%

Fabmar Investments Ltd.(25)                      10,118             *               10,118            0%

Robert Geddes                                    10,118             *               10,118            0%

Dwight L. McLennan                               10,118             *               10,118            0%

Sandeep G. Aggarwal/Prof. Corp.(26)              10,118             *               10,118            0%

Ken Bell                                          7,589             *                7,589            0%

Imtiaz Bhiman                                     7,589             *                7,589            0%

Adam Carpenter                                    7,589             *                7,589            0%

Gary Allard                                       5,059             *                5,059            0%

A. J. Charbonneau                                 5,059             *                5,059            0%

G-Mac Welding Ltd.(27)                            5,059             *                5,059            0%

Calvin Gabel                                      5,059             *                5,059            0%

Steve Horth                                       5,059             *                5,059            0%

Don A. Leeb                                       5,059             *                5,059            0%

Eric Pedersen                                     5,059             *                5,059            0%

Robert G. & Judith T. Rader(28)                   5,059             *                5,059            0%

Doug Riopelle and Linda Benham-Riopelle           5,059             *                5,059            0%

Gerald Slamko                                     5,059             *                5,059            0%

Steve Tobias                                      5,059             *                5,059            0%

William Tobman                                    5,059             *                5,059            0%

Ann T. Garrett                                    2,530             *                2,530            0%


                                                                                Percent of
                                    Shares of                    Shares of        Common
                                     Common       Percent of      Common       Stock After
                                     Stock          Common      Stock to be     Completion
        Selling Stockholders(2)     Owned(1)       Stock(3)     Registered    of Offering(3)

James B. & Pauline Lisle                 2,530          *             2,530         0%


Total                               17,438,002         35.68%    13,639,916         7.78%

--------------------
*Denotes less than 1% of the outstanding shares of common stock.

(1) On November 30, 2005, there were 48,878,396 shares of common stock outstanding and no issued and outstanding preferred stock. All of the shares of common stock being registered pursuant to this registration statement are being registered on behalf of the selling stockholders and were outstanding prior to the filing of this registration statement. Following the offering, there will be 48,878,396 shares of common stock outstanding and no issued and outstanding preferred stock.

(2) Each person named in the selling stockholder above has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by the person, except as otherwise indicated below. Under applicable SEC rules, a person is deemed to be the "beneficial owner" of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person's economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security. None of the selling stockholders who are not natural persons are reporting companies under the Securities Exchange Act of 1934.


(3) Assumes that each selling stockholder sells all of the shares of stock, the offer and sale of which is registered pursuant to the registration statement of which this prospectus is a part. In determining the percent of common stock owned by a person on November 30, 2005, (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 48,878,396 shares in the aggregate of common stock outstanding on November 30, 2005, and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities. For purposes of this selling stockholders table, the calculation for determining the percent of common stock owned by a person after completion of the offering is the same, and assumes that no new shares of common stock will be issued by us prior to the completion of the offering.


(4) Barry Kitt has sole voting and investment control over the securities held by The Pinnacle Fund, L.P.

(5) The shares hereby Halter Financial Group, Inc. were acquired in June 2004 in a private purchase transaction with Harry Miller, the former controlling stockholder of the company. Timothy P. Halter, the sole officer and director of Halter Financial Group, Inc., served as our sole officer and director from June 2004 through January 20, 2005. Mr. Halter also exercises sole investment and voting control over the securities held by Halter Financial Group.

(6) Beau Johnson and Christopher Efird have shared voting and investment control over the securities held by Chinamerica Fund, LP.

(7) Patrick Brosnahan has sole voting and investment control over the securities held by Westpark Capital L.P.

(8) Scott Hood and Fred Astman have shared voting and investment control over the securities held by Lake Street Fund, LP.

(9) Kent C. McCarthy has sole voting and investment control over the securities held by Jayhawk China Fund.

(10) Buzz Heidtke has sole voting and investment control over the securities held by MidSouth Investor Fund, L.P.

(11)     Dave  Brigante  has  sole  voting  and  investment   control  over  the
         securities held by Bellfield Capital Partners LP.

(12) Mark Hood has sole voting and investment control over the securities held by Incline Capital, L.P.

(13) David E. Richardson has sole voting and investment control over the securities held by Lighthouse Capital Insurance Company.

(14) Mr. Schiesser is an affiliate of Canaccord Capital Corporation, a licensed broker/dealer in Canada. Mr. Schiesser purchased the securities to be registered in the ordinary course of business and had no agreements or understandings, directly or indirectly, with any person to distribute his securities at the time of purchase.

(15) Tom Brinkerhoff has sole voting and investment control over the securities held by BOT Holdings, Inc.

(16)     Held as trustee for the Kelley Revocable Trust.

(17) Mr. McDonald is an affiliate of Capital West Securities, a licensed broker/dealer. Mr. McDonald purchased the securities to be registered in the ordinary course of business and had no agreements or understandings, directly or indirectly, with any person to distribute his securities at the time of purchase.

(18) Charles Moldow has sole voting and investment control over the securities held by Moldow Family Trust.

(19) Victor Walls has sole voting and investment control over the securities held by 264646 Alberta Ltd.

(20) Ralph Miller has sole voting and investment control over the securities held by 783036 Alberta Ltd.

(21) Wayne Hucik and Susan Hucik have shared voting and investment control over the securities held by Chapel Rock Holdings Ltd.

(22)     Held as joint tenants with right of survivorship.

(23) Brian Carpenter and Jeanne Carpenter have shared voting and investment control over the securities held by JMC Investments Ltd.

(24) Dan Remenda has sole voting and investment control over the securities held by Danich Investments Ltd.

(25) Eugene Fabro and Adrienne Fabro have shared voting and investment control over the securities held by Fabmar Investments Ltd.

(26) Sandeep G. Aggarwal has sole voting and investment control over the securities held by Sandeep G. Aggarwal/Prof. Corp.

(27) Grant McNaughton and Donna McNaughton have shared voting and investment control over the securities held by G-Mac Welding Ltd.

(28)     Hold as trustees for the Rader Living Trust.


                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of the offering, we will have 48,878,396 shares of common stock outstanding. A current stockholder who is our "affiliate," defined in Rule 144 as a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, us, will be required to comply with the resale limitations of Rule 144.

         Purchasers acquiring shares from the selling shareholders in one or more transactions to which this prospectus relates, other than persons who are our affiliates, may resell their shares immediately. Sales by affiliates will be subject to the volume and other limitations of Rule 144, including certain restrictions regarding the manner of sale, notice requirements, and the availability of current public information about us. The volume limitations generally permit an affiliate to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding his sale. A person who ceases to be an affiliate at least three months before the sale of restricted securities beneficially owned for at least two years may sell the restricted securities under Rule 144 without regard to any of the Rule 144 limitations.

                              PLAN OF DISTRIBUTION

         The 13,639,916 shares being offered by the selling stockholders may be sold or distributed from time to time by the selling stockholders or their transferees directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents or may acquire shares as principals. Such sales or distributions may be made at prevailing market prices, at prices related to such prevailing market prices, or at variable prices negotiated between the sellers and purchasers that may vary. The distribution of the shares may be effected in one or more of the following methods:

         o ordinary brokerage transactions, including long or short sales,

         o transactions involving cross or block trades, or otherwise in the over-the-counter market,

         o purchases by brokers, dealers, or underwriters as principals and subsequent resale by the purchasers for their own accounts pursuant to this prospectus in the open market or in underwritten offerings of those shares,

         o sales "at the market" to, or through, market makers or into an existing market for the shares,

         o        sales  not  involving  market  makers or  established  trading
                  markets,   including  direct  sales  to  purchasers  or  sales
                  effected through agents,

         o transactions involving options, swaps, or other derivatives, whether exchange-listed or otherwise, or

         o transactions involving any combination of the foregoing or any other legally available means.

         In addition, a selling stockholder may enter into hedging transactions with one or more broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholder. A selling stockholder may also enter into options or other transactions with one or more broker-dealers requiring the delivery of the shares by such broker-dealers with the possibility that such shares may be resold thereafter pursuant to this prospectus.

         A broker, dealer, underwriter, or agent participating in the distribution of the shares may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or purchasers of the shares for whom such person may act as an agent, to whom such person may sell as principal, or both; and such compensation as to a particular person may be in excess of customary commissions. The selling stockholders and any broker-dealers acting in connection with the sale of the shares being registered may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, as amended, or the Securities Act, and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. We know of no existing arrangements between any of the selling stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation.

         Although we will receive no proceeds from the sale of shares pursuant to this prospectus, we have agreed to bear the costs and expenses of the registration of the shares, including legal and accounting fees, and such costs and expenses are estimated to be approximately $213,000.

         We have informed the selling stockholders that while they are engaged in a distribution of the shares included in this prospectus they will be required to comply with certain anti-manipulative rules contained in Regulation M under the Exchange Act. With certain exceptions, Regulation M prohibits any selling stockholder, any affiliated purchaser, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         There have been no changes in and/or disagreements with Schwartz Levitsky Feldman L.L.P., independent registered public accounting firm, on accounting and financial disclosure matters.

                                  LEGAL MATTERS

         Certain legal matters in this offering, including the legality of the common stock offered pursuant to this prospectus, will be passed upon for us and the selling stockholders by Andrews Kurth LLP, 1717 Main Street, Suite 3700, Dallas, Texas 75201.

                                     EXPERTS

         Our financial statements included in this prospectus have been audited by Schwartz Levitsky Feldman L.L.P., independent registered public accounting firm, as stated in the opinion, which has been rendered upon the authority of said firm as experts in accounting and auditing.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         No "Expert" or "Counsel" as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act, whose services were used in the preparation of this Form SB-2, was hired on a contingent basis or will receive a direct or indirect interest in us.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our Amended and Restated Bylaws, filed as Exhibit 3.3 hereto, provide that we must indemnify our directors to the fullest extent permitted under Nevada law and may indemnify, if so authorized by our board of directors, our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter whatsoever. The effect of these provisions is potentially to indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with us.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         Our Amended and Restated Bylaws also permit us to maintain insurance on behalf of our company and any person whom we have the power to indemnify.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the shares of common stock being offered by means of this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement, or the exhibits which are part of the registration statement. You should refer to the registration statement and its exhibits for additional information that is not contained in this prospectus. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we are required to file reports, any proxy statements and other information with the Securities and Exchange Commission. You can read our Securities and Exchange Commission files, including this registration statement, over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any documents we file with the Securities and Exchange Commission at its public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

                             CHINA BAK BATTERY, INC.
                     (Formerly known as Medina Coffee, Inc.)
                                 AND SUBSIDIARY
                    REVISED CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003
                       Together With Report of Independent
                        Registered Public Accounting Firm
               THREE AND NINE MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)
                        (Amounts expressed in US Dollars)


                                TABLE OF CONTENTS


Report of Independent Registered Public Accounting Firm                      F-1

Revised Consolidated Balance Sheets as at September 30, 2004 and
     June 30, 2005                                                           F-2

Revised Consolidated Statements of Operations for the Years Ended
     September 30, 2004 and 2003 and for the Three and Nine Months
     Ended June 30, 2005 and 2004                                            F-3

Revised Consolidated Statements of Changes in Stockholders' Equity
     for the Years Ended September 30, 2004 and 2003 and for the
     Period Ended June 30, 2005                                              F-4

Revised Consolidated Statements of Cash Flows for the Years Ended
     September 30, 2004 and 2003 and for the Three and Nine Months
     Ended June 30, 2005 and 2004                                      F-5 - F-6

Notes to Revised Consolidated Financial Statements as at
     September 30, 2004 and 2003                                      F-7 - F-30

Notes to the Unaudited Consolidated Financial Statements for the
     Three and Nine Months Ended June 30, 2005 and 2004              F-30 - F-42

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders of
China BAK Battery, Inc.
(Formerly known as Medina Coffee, Inc.)
and Subsidiary

We have audited the accompanying revised consolidated balance sheet of China BAK Battery, Inc. (formerly known as Medina Coffee, Inc.) as of September 30, 2004, and the related revised consolidated statements of changes in stockholders' equity, operations and cash flows for each of the two years ended September 30, 2004 (all expressed in United States dollars). These revised consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these revised consolidated financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the revised consolidated financial statements referred to above present fairly, in all material respects, the financial position of China BAK Battery, Inc. (formerly known as Medina Coffee, Inc.) as of September 30, 2004 and the results of its operations and its cash flows for each of the two years ended September 30, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

As described in Notes 7 and 13 the Company has not yet obtained final approval from the relevant authorities for the acquisition of land use rights to the property which it occupies. However, the Company has commenced construction of its facilities on the property and has reflected the costs incurred to date as long-term assets on the balance sheet described as "property and equipment - building", "construction in process" and "land use rights", with the expectation that approval will be obtained within the next fiscal year. The Company may be at risk as more fully set out in the notes mentioned above should the application be rejected. The accompanying revised consolidated financial statements do not include any adjustments that might result should its application not be approved.

As described more fully in Note 19, the consolidated financials have been restated to revise the presentation of shares of China BAK Battery, Inc. in connection with the recapitalization and to reclassify foreign exchange gains and losses in the statements of cash flows.

As discussed and more fully set in Note 7, the consolidated financial statements have been restated to allocate depreciation to cost of goods sold, selling and administration expenses.

Toronto, Ontario, Canada
December 30, 2004 except for notes 1 and 18 a), b), c), as to which the date is January 20, 2005, note
  19 a), as to which the date is March 22, 2005,
  note 18 d), as to which the date is September 16, 2005
  and note 19 b), as to which the date is November 10, 2005
  and note 7 as to which the date is December 19, 2005

                                                           Chartered Accountants

     1167 Caledonia Road
     Toronto, Ontario M6A 2X1
     Tel: 416 785 5353
     Fax: 416 785 5663


                             CHINA BAK BATTERY, INC.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
                       Revised Consolidated Balance Sheets
                   As at June 30, 2005 and September 30, 2004
                        (Amounts expressed in US Dollars)


                                     Assets
                                     ------                                            June 30,           September 30,
                                                                                           2005                    2004
                                                                           (Unaudited- note 20)
                                                                                          $                       $
Current Assets
     Cash                                                                             1,647,781               3,212,176
     Cash - Restricted                                                               22,073,231               7,120,069
     Accounts Receivable, Net                                                        37,056,547              20,999,561
     Inventories                                                                     13,093,761              29,535,985
     Prepaid Expenses                                                                 1,527,601               1,330,645
     Notes Receivable                                                                   289,978                  18,122
     Accounts Receivable - Related Party                                                295,477                 911,093
                                                                           --------------------    --------------------
          Total Current                                                              75,984,376              63,127,651
                                                                                                              3,327,393
                                                                           --------------------    --------------------

Long-Term Assets
     Property, Plant, & Equipment                                                    36,266,563              19,875,583
     Construction in Progress                                                        24,727,567              23,656,190
     Land Use Rights                                                                  4,029,038               4,029,038
     Less Accumulated Depreciation                                                   (4,673,566)             (2,370,774)
                                                                           --------------------    --------------------
         Long-Term Assets, Net                                                       60,349,602              45,190,037
                                                                           --------------------    --------------------

Other Assets
     Other Receivables                                                                   94,293                 225,972
     Intangible Assets, Net                                                              49,596                  58,362
                                                                           --------------------    --------------------
          Total other                                                                   143,889                 284,334
                                                                           --------------------    --------------------

     Total Assets                                                                   136,477,867             108,602,022
                                                                           ====================    ====================

                      Liabilities and Stockholders' Equity
                      ------------------------------------
Current Liabilities
     Accounts Payable                                                                20,479,444              23,570,087
     Bank Loans, Short Term                                                          37,515,858              27,304,162
     Short-term loans                                                                      --                 1,812,316
     Notes Payable, Other                                                            23,888,792              20,772,559
     Land Use Rights Payable                                                          3,751,028               3,750,756
     Construction Costs Payable                                                       4,062,261               6,347,846
     Customer Deposits                                                                     --                   369,390
     Accrued Expenses                                                                 3,871,277               5,247,656
     Other Liabilities                                                                  407,215                 181,223
                                                                           --------------------    --------------------
          Total Current                                                              93,975,875              89,355,995
                                                                           --------------------    --------------------
CONTINGENCIES AND COMMITMENTS (NOTE 13)

Stockholders' Equity
     Common Stock - $.001 Par Value; 100,000,000 Shares Authorized;
     40,978,533 and 31,225,642 Shares Issued and outstanding at June 30,
     2005 and September 30, 2004, respectively                                           40,978                  31,226
     Additional Paid In Capital                                                      27,572,874              12,052,845
     Accumulated Comprehensive Loss                                                      (1,669)                   (144)
     Reserves                                                                         2,854,017               1,724,246
     Retained Earnings                                                               12,035,792               5,437,854
                                                                           --------------------    --------------------
                                                                                     42,501,992              19,246,027
                                                                           --------------------    --------------------

     Total Liabilities and Stockholders' Equity                                     136,477,867             108,602,022
                                                                           ====================    ====================

The accompanying notes are an integral part of these revised consolidated financial statements.


                             CHINA BAK BATTERY, INC.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
                  Revised Consolidated Statements of Operations
               For The Years Ended September 30, 2004 and 2003 and
           For The Three and Nine Months Ended June 30, 2005 and 2004

                                    Three Months   Three Months     Nine Months    Nine Months
                                        Ended          Ended           Ended          Ended        September      September
                                      June 30,       June 30,        June 30,       June 30,       30, 2004       30, 2003
                                        2005           2004            2005           2004
                                    (Unaudited -   (Unaudited -    (Unaudited -   (Unaudited -
                                      note 20)       note 20)        note 20)       note 20)
                                          $              $               $              $               $              $

Revenues, Net of Returns              24,154,543     15,183,988      75,159,215     46,934,456      63,746,202     20,045,496

Cost of Goods Sold                    17,185,773     11,868,495      58,241,467     36,743,581      49,921,818     14,529,798
                                    ------------   ------------    ------------   ------------    ------------   ------------

Gross Profit                           6,968,770      3,315,493      16,917,748     10,190,875      13,824,384      5,515,698
                                    ------------   ------------    ------------   ------------    ------------   ------------

Expenses:
   Selling                             1,102,337        476,533       2,926,502      1,317,211       1,877,878        445,832
   General and Administrative          1,109,995        952,144       2,984,736      2,862,172       3,141,125        804,648
   Research and Development              128,835        139,166         314,626        345,471         328,779        116,789
   Bad Debts Expenses (Recovery)         598,608       (334,746)        944,095       (227,151)        326,990        448,285
                                    ------------   ------------    ------------   ------------    ------------   ------------
     Total Expenses                    2,939,775      1,233,097       7,169,959      4,297,703       5,674,772      1,815,554
                                    ------------   ------------    ------------   ------------    ------------   ------------

Operating Income                       4,028,995      2,082,396       9,747,789      5,893,172       8,149,612      3,700,144

Other Expense
   Finance Costs                         371,404        364,649       1,333,118        522,629       1,006,056        122,798
   Other Expense                           8,745         (9,319)         33,624          5,239           2,916          1,315
                                    ------------   ------------    ------------   ------------    ------------   ------------

Net Income Before Provision for        3,648,846      1,727,066       8,381,047      5,365,304       7,140,640      3,576,031
   Income Tax

Provision for Income Taxes               286,672        129,449         650,514        226,843         394,333           --
                                    ------------   ------------    ------------   ------------    ------------   ------------

Net Income                             3,362,174      1,597,617       7,730,533      5,138,461       6,746,307      3,576,031
                                    ============   ============    ============   ============    ============   ============

Net Income Per Common and
  Common Equivalent Share:

Basic                                       0.08           0.05            0.21           0.16            0.22           0.11
                                    ============   ============    ============   ============    ============   ============
Diluted                                     0.08           0.05            0.21           0.16            0.22           0.11
                                    ============   ============    ============   ============    ============   ============
Weighted Average Shares
Outstanding:
Basic                                 40,978,533     31,225,642      37,013,072     31,225,642      31,225,642     31,225,642
                                    ============   ============    ============   ============    ============   ============
Diluted                               41,192,819     31,225,642      37,124,854     31,225,642      31,225,642     31,225,642
                                    ============   ============    ============   ============    ============   ============

The accompanying notes are an integral part of these revised consolidated financial statements.

                             CHINA BAK BATTERY, INC.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
       Revised Consolidated Statements of Changes in Stockholders' Equity
                 For The Years Ended September 30, 2004 and 2003
                     and For The Period Ended June 30, 2005
                        (Amounts expressed in US Dollars)

                                                   Par                                                 Accumulated
                                                 Value    Additional                                         Other
                               Number of        Common       Paid-In       Retained                  Comprehensive    Stockholders'
                                  Shares         Stock       Capital       Earnings       Reserves   Income (Loss)           Equity
-----------------------------------------------------------------------------------------------------------------------------------
                                                $             $              $              $               $                $

Balance -
September 30, 2002            31,225,642        31,226     1,176,927        598,265        107,585            --          1,914,003

Net Income                          --            --            --        3,576,031           --              --          3,576,031

Transfer to Reserves                --            --            --         (543,998)       543,998            --               --

Foreign Currency
  Translation                       --            --            --             --             --               (49)             (49)
-----------------------------------------------------------------------------------------------------------------------------------

Balance -
September 30, 2003            31,225,642        31,226     1,176,927      3,630,298        651,583             (49)       5,489,985

Contribution of Cash by
Stockholders                        --            --      10,875,918           --             --              --         10,875,918

Net Income                          --            --            --        6,746,307           --              --          6,746,307

Transfer to Reserves                --            --            --       (1,072,663)     1,072,663            --               --

Deemed Distribution to
Shareholder -                       --            --            --             --             --              --               --
Intangible Assets                   --            --            --       (3,866,088)          --              --         (3,866,088)

Foreign Currency
Translation                         --            --            --             --             --               (95)             (95)
-----------------------------------------------------------------------------------------------------------------------------------


Balance -
September 30, 2004            31,225,642        31,226    12,052,845      5,437,854      1,724,246            (144)      19,246,027

Recapitalization               1,152,458         1,152          --           (2,824)          --              --             (1,672)

Shares issued for proceeds
of $17 million                 8,600,433         8,600    16,991,400           --             --              --         17,000,000


Contribution of Cash                --            --      11,500,000           --             --              --         11,500,000
from  Stockholders
acquiring shares
of BAK International

Distribution of Cash to             --            --     (11,500,000)          --             --              --        (11,500,000)
Stockholders in Connection
with acquisition of shares
of BAK Battery

Cost of Raising Capital             --            --      (1,471,371)          --             --              --         (1,471,371)

Net Income                          --            --            --        7,730,533           --              --          7,730,533

Transfer to Reserves                --            --            --       (1,129,771)     1,129,771            --               --

Foreign Currency
Translation                         --            --            --             --             --            (1,525)          (1,525)
-----------------------------------------------------------------------------------------------------------------------------------

Balance -
June 30, 2005                 40,978,533        40,978    27,572,874     12,035,792      2,854,017          (1,669)      42,501,992
===================================================================================================================================
(Note 3)

The accompanying notes are an integral part of these revised consolidated financial statements.


                             CHINA BAK BATTERY, INC.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
                  Revised Consolidated Statements of Cash Flows
               For The Years Ended September 30, 2004 and 2003 And
           For The Three and Nine Months Ended June 30, 2005 and 2004
                        (Amounts Expressed in US Dollars)

                                           Three Months   Three Months    Nine Months    Nine Months
                                              Ended          Ended           Ended          Ended
                                             June 30,       June 30,       June 30,       June 30,    September 30,  September 30,
                                               2005           2004           2005           2004          2004           2003
                                           (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)
                                                $              $              $              $              $              $

Cash Flows from Operating Activities

Net Income                                   3,362,174      1,597,617      7,730,533      5,138,461      6,746,307      3,576,031
  Adjustments to reconcile net income to
   net cash from operating activities:
  Bad Debt Expense (Recovery)                  598,608       (334,746)       944,095       (227,151)       326,990        448,285
  Depreciation and Amortization                805,753        452,805      2,302,792      1,041,425      1,732,707        379,551
  Changes in Assets and Liabilities:
     Accounts Receivable                    (6,937,384)    (2,569,990)   (17,001,081)    (8,581,859)   (14,543,660)    (5,786,874)
     Inventory                                (968,669)   (11,373,735)    16,442,224    (16,569,448)   (21,542,204)    (6,908,083)
     Prepaid Expenses                           (9,851)    (8,729,862)      (196,956)   (11,951,915)      (605,800)       (52,609)
     Account Receivable -
       Related Party                           266,512       (191,131)       615,616       (778,780)          --             --
     Other Receivables                          55,176     (1,318,402)       131,679     (1,737,873)          --             --
     Note Receivable                           (45,518)        93,354       (271,856)      (165,471)       (18,122)          --
     Accounts Payable                        2,669,338     10,699,405     (3,090,643)    19,841,706     18,405,499      4,311,720
     Customer Deposits                        (208,450)        48,681       (369,390)      (568,827)      (286,001)       593,776
     Accrued Expenses                          482,740     (2,559,693)    (1,376,379)        17,586      3,464,904        723,825
     Construction Costs Payable              1,512,958        853,364     (2,285,585)       853,364      6,347,846           --
     Other Liabilities                         (28,863)            10        205,992         60,419         60,408        120,864
     Land Use Right Payable                       --        3,750,983            272      3,750,983           --             --
                                           -----------    -----------    -----------    -----------    -----------    -----------
       Net Cash Flows from
         Operating Activities                1,554,524     (9,581,340)     3,781,313     (9,877,380)        88,874      2,593,514
                                           -----------    -----------    -----------    -----------    -----------    -----------

Cash Flows from Investing Activities
  Recapitalization                                --             --           18,328           --             --             --
  Acquisition of Land Use Rights                  --       (4,029,038)          --       (4,029,038)          --             --
  Acquisition of Property and Equipment     (3,499,367)    (3,980,237)   (16,382,214)    (7,683,891)   (14,906,846)    (4,095,998)
  Construction in Progress                  (3,081,415)    (6,870,481)    (1,071,377)   (17,713,807)   (23,379,077)      (555,395)

  Investment in Intangible Assets                 --          (36,000)          --          (41,225)       (47,285)       (17,302)
                                           -----------    -----------    -----------    -----------    -----------    -----------
       Net Cash Flows from
       Investing Activities                 (6,580,782)   (14,915,756)   (17,435,263)   (29,467,961)   (38,333,208)    (4,668,695)
                                           -----------    -----------    -----------    -----------    -----------    -----------


                                      F-5
The accompanying notes are an integral part of these revised consolidated financial statements.


                             CHINA BAK BATTERY, INC.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
                  Revised Consolidated Statements of Cash Flows
               For The Years Ended September 30, 2004 and 2003 And
           For The Three and Nine Months Ended June 30, 2005 and 2004
                        (Amounts Expressed in US Dollars)

                                       Three Months   Three Months    Nine Months    Nine Months
                                          Ended          Ended           Ended          Ended
                                         June 30,       June 30,       June 30,       June 30,    September 30,  September 30,
                                           2005           2004           2005           2004          2004           2003
                                       (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)
                                            $              $              $              $              $              $

Cash Flows from Financing Activities
  Proceeds from Borrowings              36,655,909     43,120,535     85,405,447     63,964,116     57,740,719      9,722,901
  Repayment of Borrowings              (29,350,774)   (12,242,289)   (73,889,834)   (23,814,848)   (17,429,652)      (507,424)
  Cash Pledged To Bank                 (11,517,394)    (6,122,000)   (14,953,162)    (7,348,900)    (6,299,377)      (820,692)
  Loans to Related Parties                    --             --             --             --         (235,840)      (554,614)
  Deemed Distribution to
    Shareholders - Intangible Assets          --             --             --       (3,866,088)    (3,866,088)          --
  Proceeds from Issuance of
    Capital Stock                             --             --       15,528,629     10,873,899     10,875,918           --
                                       -----------    -----------    -----------    -----------    -----------    -----------
   Contribution of Cash from
    Stockholders acquiring shares
    of  BAK International                     --             --       11,500,000           --             --
                                       -----------    -----------    -----------    -----------    -----------    -----------
  Distribution of Cash to
    Stockholders in Connection
    with Acquisition of
    shares of BAK Battery                     --             --      (11,500,000)          --             --             --
                                       -----------    -----------    -----------    -----------    -----------    -----------
        Net Cash flows from
        Financing Activities            (4,212,259)    24,756,246     12,091,080     39,808,179     40,785,680      7,840,171
                                       -----------    -----------    -----------    -----------    -----------    -----------

Effect of Exchange Rate
  Changes on Cash                             --              (73)        (1,525)           (24)           (95)           (49)


Net Increase in Cash                    (9,238,517)       259,077     (1,564,395)       462,814      2,541,251        577,913


Cash - Beginning of Period              10,886,298        874,662      3,212,176        670,925        670,925         93,012
                                       -----------    -----------    -----------    -----------    -----------    -----------


Cash - End of Period                     1,647,781      1,133,739      1,647,781      1,133,739      3,212,176        670,925
                                       ===========    ===========    ===========    ===========    ===========    ===========

Supplemental Cash Flow
Disclosures:

  Interest Paid                            423,931        363,899      1,298,634        490,107      1,007,287        122,798
                                       ===========    ===========    ===========    ===========    ===========    ===========
  Income Taxes Paid                        179,770
                                                          311,231        449,245        179,770           --             --
                                       ===========    ===========    ===========    ===========    ===========    ===========
  Recapitalization                            --             --           (1,672)          --             --             --
                                       ===========    ===========    ===========    ===========    ===========    ===========

The accompanying notes are an integral part of this financial statement.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)


1.   RECAPITALIZATION TRANSACTION

     On January 20, 2005, China BAK Battery, Inc. ("The Company" or "China BAK") completed a stock exchange transaction with the stockholders of BAK International Limited, a Hong Kong company, or BAK International. The exchange was consummated under Nevada law pursuant to the terms of a Securities Exchange Agreement dated effective as of January 20, 2005 by and among China BAK, BAK International and the stockholders of BAK International. Pursuant to the Securities Exchange Agreement, the Company issued 39,826,075 shares of common stock, par value $0.001 per share, to the stockholders of BAK International (31,225,642 Shares to original shareholders of BAK and 8,600,433 Shares to investors who acquired shares of BAK International in a private placement closed in January 2005), representing approximately 97.2% of the China BAK post-exchange issued and outstanding common stock, in exchange for 100% of the outstanding capital stock of BAK International. The Company presently carries on the business of Shenzhen BAK Battery Co., Ltd., a Chinese corporation and BAK International's wholly-owned subsidiary, or BAK Battery.

     The stock exchange transaction has been accounted for as a recapitalization of BAK International whereby the assets and liabilities and operations of BAK International become the assets and liabilities and operations of China BAK with no adjustment to the historical basis of the assets and liabilities of BAK International and the operations consolidated. The 1,152,458 shares of China BAK outstanding prior to the stock exchange are accounted for at the net book value at the time of the transaction, approximately negative $1.672. The accompanying financial statements reflect the recapitalization of the shareholders equity as if the transaction occurred as of the beginning of the first period presented.


2.   ORGANIZATION AND PRINCIPAL ACTIVITIES

     BAK International was incorporated in Hong Kong on December 29, 2003 under the Companies Ordinance as BATCO International Limited and subsequently changed its' name to BAK International Limited on November 3, 2004. On November 6, 2004 the shareholders of BAK Battery agreed to purchase for a total of $11.5 million in cash 96.8% of the outstanding shares of capital stock of BAK International, in the same proportion as their ownership in BAK Battery, and BAK International agreed to purchase for a total of $11.5 million in cash all of the outstanding shares of capital stock of BAK Battery, 31,225,642 shares. Five shareholders of BAK Battery with ownership interests of approximately 1.85% of the 31,225,642 total outstanding shares of BAK Battery elected not to acquire shares in BAK International. The five non participating shareholders of BAK Battery sold their right to acquire their proportional ownership interest in BAK International to other BAK Battery Shareholders as well as seven persons who were not previously shareholders of BAK Battery for cash, and the proportionate interests in BAK International to which the five non participating shareholders were entitled were acquired by their transferees. After the share purchase transactions between BAK International and the shareholders of BAK Battery were complete, there were 31,225,642 shares of BAK International stock outstanding, exactly the same as the number of shares of capital stock of BAK Battery outstanding immediately prior to the share purchases, and the shareholders of BAK International were substantially the same as the shareholders of BAK Battery prior to the share purchases. Consequently, the share purchases between BAK International and the shareholders of BAK Battery has been accounted for as a recapitalization of BAK Battery with no adjustment to the historical basis of the assets and liabilities of BAK Battery and the operations consolidated as though the transaction occurred as of the beginning of the first accounting period presented in these financial statements. See note 18 - Subsequent Events.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)


2.   ORGANIZATION AND PRINCIPAL ACTIVITIES (cont'd)

     BAK Battery was founded on August 3, 2001 as a China-based company specializing in lithium ion (known as "Li-ion" or "Li-ion cell") battery cell production, for use in the replacement battery market, primarily for cell phones in the Peoples Republic of China (PRC).

     The Company is subject to the consideration and risks of operating in the PRC. These include risks associated with the political and economic environment, foreign currency exchange and the legal system in the PRC.

     The economy of PRC differs significantly from the economies of the "western" industrialized nations in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. Only recently has the PRC government encouraged substantial private economic activities. The Chinese economy has experienced significant growth in the past several years, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the PRC government to control inflation have significantly restrained economic expansion in the recent past. Similar actions by the PRC government in the future could have a significant adverse effect on economic conditions in PRC.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)


2.   ORGANIZATION AND PRINCIPAL ACTIVITIES (cont'd)

     Many laws and regulations dealing with economic matters in general and foreign investment in particular have been enacted in the PRC. However, the PRC still does not have a comprehensive system of laws, and enforcement of existing laws may be uncertain and sporadic.

     The Company's operating assets and primary sources of income and cash flows are of interests in the PRC. The PRC economy has, for many years, been a centrally-planned economy, operating on the basis of annual, five-year and ten-year state plans adopted by central PRC governmental authorities, which set out national production and development targets. The PRC government has been pursuing economic reforms since it first adopted its "open-door" policy in 1978. There is no assurance that the PRC government will continue to pursue economic reforms or that there will not be any significant change in its economic or other policies, particularly in the event of any change in the political leadership of, or the political, economic or social conditions in, the PRC. There is also no assurance that the Company will not be adversely affected by any such change in governmental policies or any unfavorable change in the political, economic or social conditions, the laws or regulations, or the rate or method of taxation in the PRC.

     As many of the economic reforms which have been or are being implemented by the PRC government are unprecedented or experimental, they may be subject to adjustment or refinement, which may have adverse effects on the Company. Further, through state plans and other economic and fiscal measures, it remains possible for the PRC government to exert significant influence on the PRC economy.

     The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents, and accounts receivable from customers. Cash and cash equivalents are maintained with major banks in the PRC. The Company's business activity is primarily with customers in the PRC. The Company periodically performs credit analysis and monitors the financial condition of its clients in order to minimize credit risk.

     Any devaluation of the Renminbi (RMB) against the United States dollar would consequently have adverse effects on the Company's financial performance and asset values when measured in terms of the United States dollar. Should the RMB significantly devalue against the United States dollar, such devaluation could have a material adverse effect on the Company's earnings and the foreign currency equivalent of such earnings. The Company does not hedge its RMB - United States dollar exchange rate exposure.

     On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People's Bank of China (the "Unified Exchange Rate"). No representation is made that the RMB amounts have been, or could be, converted into US$ at that or any rate. This quotation of exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People's Bank of China. Approval of foreign currency payments by the People's Bank of China or other institutions requires submitting a payment application form together with suppliers' invoices, shipping documents and signed contracts.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



3.   BASIS OF PRESENTATION

     Audited Financial Statements

     The revised consolidated financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America and include the accounts of BAK International Limited and Shenzhen BAK Battery Co, Ltd. for all periods presented.

     Unaudited interim financial statements

     Note 20 includes full disclosure related to the unaudited financial statements for the three and nine months ended June 30, 2005 and 2004.

4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

     A.   Cash And Cash Equivalents

     Cash and cash equivalents include cash on hand and any other highly liquid investments purchased with an original maturity of three months or less. The carrying amounts approximate fair value because of the short-term maturity of those instruments. As stated in the following Note 8, a portion of the Company's cash is restricted cash, which has been pledged to its bank to secure short-term bank loans. This restricted cash is not as liquid as other cash, and has been reflected in the attached revised consolidated financial statements.

     B.   Accounts Receivable

     In order to determine the fair value of the Company's accounts receivable, the Company records a provision for doubtful accounts to cover estimated credit losses. Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectibility of outstanding accounts receivable. The Company evaluates the credit risk of its customers utilizing historical data and estimates of future performance.

     C.   Inventory

     Inventories are stated at the lower of cost or net realizable value. Cost is calculated on the moving average basis and includes all costs to acquire and other costs incurred in bringing the inventories to their present location and condition. The Company evaluates the net realizable value of its inventories on a regular basis and records a provision for loss to reduce the computed moving-average cost if it exceeds the net realizable value.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     D.   Property, Plant And Equipment

     Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

     When  assets  are  retired  or  disposed  of,  the  cost  and   accumulated
     depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

     The Company recognizes a scrap value of 5% of the cost basis and depreciation is calculated on a straight-line basis over the estimated useful life of the assets. The estimated useful lives are as follows:

                  Buildings                                        30 - 40 years
                  Plant and machinery                               5 - 12 years
                  Motor vehicles                                         8 years
                  Office equipment and furnishings                       5 years
                  Leasehold Improvements                             2 - 5 years

     E.   Intangible Assets

     Trademarks are carried at cost and are amortized using the straight-line method over the estimated useful lives of 5 years from the date the Company acquired the trademark. Management is of the opinion that no impairment loss is considered necessary at year-end.

     F.   Fair Value Of Financial Instruments

     The carrying value of financial instruments including cash, receivables, accounts payable and accrued expenses and debt, approximates their fair value at September 30, 2004 and 2003 due to the relatively short-term nature of these instruments.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)


4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     G.   Construction In Progress

     Construction in progress represents buildings, machinery and other long-term assets under construction or installation, which is stated at cost less any impairment losses, and is not depreciated. Cost comprises the direct costs of purchase, construction and installation. Construction in progress is reclassified to the appropriate category of long-term assets when completed and ready for use. Management is of the opinion that no impairment loss is considered necessary at year-end.

     H.   Income Taxes

     The Company accounts for income tax under the provisions of Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the revised consolidated financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. In addition, the Company is required to record all deferred tax assets, including future tax benefits of capital losses carried forward, and to record a "valuation allowance" for any deferred tax assets where it is more likely than not that the asset will not be realized.

     In accordance with the relevant income tax laws applicable to enterprises operating in the Shenzhen Special Economic Zone of the PRC, the profits of the Company are fully exempt from income tax for five years ("tax holiday"), commencing from the first profit making year of operations, followed by a 50% exemption for the immediate next three years ("tax preferential period"), after which the profits of the Company will be taxable at the full rate, currently 15%.

     Had this tax holiday not been available, income tax expense would have increased by approximately US$692,000 for the year ended September 30, 2004, and US$537,000 for the year ended September 30, 2003, respectively.

     I.   Government Subsidies

     Subsidies from the government are recognized at their fair values when received or there is reasonable assurance that they will be received, and all attached conditions are complied with.

     Revenue from government sponsored grants or subsidies are recognized as research activities are performed or as development milestones are completed under the terms of the agreement. Costs incurred in connection with the performance of activities under these agreements are expensed as incurred. The Company defers revenue recognition related to payments received during the current year for research activities to be performed in the following year.

     During the year ended September 30, 2004, the Company received a repayable grant from the Long Gang Technology and Science Bureau in the amount of approximately $181,000. The grant was awarded to further the research of the LiNiCo2 which is an advanced mode material in the Li-on battery cell. The term of the grant is for a two-year period with repayment of principal together with interest at the rate of 3% per annum due on December 26, 2005. The grant is recorded as a liability in the accompanying revised consolidated financial statements.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     I.   Government Subsidies (cont'd)

     During the year ended September 30, 2003, the Company received a non-repayable grant from the Shenzhen Technology and Finance Bureau in the amount of approximately $120,000. The grant was awarded to further the Company's research and development activities. The grant was recorded as an offset to research and development expenses in the accompanying revised consolidated financial statements.

     J.   Related Parties

     Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities.

     K.   Impairment Of Long-Term Assets

     In accordance with the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company's policy is to record an impairment loss against the balance of a long-lived asset in the period when it is determined that the carrying amount of the asset may not be recoverable. This determination is based on an evaluation of such factors as the occurrence of a significant event, a significant change in the environment in which the business assets operate or if the expected future non-discounted cash flows of the business was determined to be less than the carrying value of the assets. If impairment is deemed to exist, the assets will be written down to fair value. Management also evaluates events and circumstances to determine whether revised estimates of useful lives are warranted. As of September 30, 2004, management expects its long-lived assets to be fully recoverable.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)




4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     L.   Foreign Currency Translation

     The Company maintains its books and accounting records in Renminbi ("RMB"), the PRC's currency, being the functional currency. Translation of amounts from RMB in United States dollars ("US$") has been made at the following exchange rates for the respective years:

                  September 30, 2004:
                           Balance Sheet -                  RMB 8.27670 to US$ 1
                           Operating Statement -            RMB 8.26688 to US$ 1
                  September 30, 2003 -
                           Balance Sheet -                  RMB 8.27710 to US$ 1
                           Operating Statement -            RMB 8.27699 to US$ 1

     Foreign currency transactions in RMB are reflected using the temporal method. Under this method, all monetary items are translated into the functional currency at the rate of exchange prevailing at the balance sheet date. Non-monetary transactions are translated at historical rates. Income and expenses are translated at the rate in effect on the transaction dates. Transaction gains and losses, if any, are included in the determination of net income for the period. Transaction losses included in net income amounted to US$6,766 and US$1,989 at September 30, 2004 and 2003, respectively.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     L.   Foreign Currency Translation (cont'd)

     In translating the revised consolidated financial statements of the Company from its functional currency into its reporting currency in United States dollars, balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any are included in cumulative other comprehensive income (loss) in stockholder's equity.

     The RMB is not readily convertible into United States dollars or other foreign currencies. The foreign exchange rate between the United States dollar and the RMB has been stable at approximately 1RMB to US$.1205 for the last few years. No representation is made that the RMB amounts could have been or could be, converted into United States dollars or any other currency at that rate or any other rate.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)




4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     M.   Use Of Estimates

     The preparation of revised consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the revised consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     N.   Revenue Recognition, Returns And Warranties

     BAK Battery recognizes revenue when the significant risks and rewards of ownership have transferred pursuant to PRC law, including factors such as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed and determinable, sales and value-added tax laws have been complied with, and collectibility is reasonably assured. BAK Battery generally recognizes product sales when the product is shipped. In the event goods are returned from a customer, revenue is reduced, and the returned goods are placed back into inventory during the period that the returned goods are received by BAK Battery.

     Concurrent with the recognition of revenue, BAK Battery records a warranty reserve for product returns. The Company estimates the amount of claims made based upon the historical experience with product returns and warranty claims. While the Company's policy is to allow customers to return products or make warranty claims for a period up to six to eight months after the sale, the historical experience indicates that the vast majority of claims are made with 30 days. Hence, the Company provides for a certain percentage of its monthly sales that it estimates will result in product returns or warranty claims.

     O.   Employees' Benefits And Pension Obligations

     Mandatory contributions are made to the Government's health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost. While the Company has purchased all required insurance for management personnel, the Company is not in compliance with the similar requirements for other of its employees. See Note 13, Contingencies and Commitments.

     In accordance with certain regulations of the Shenzhen Municipal Government, all enterprises established in Shenzhen are required to contribute to a retirement insurance fund administered by the Shenzhen Municipal Government at rates ranging from 8% to 9% of the basic salaries or a minimum changes of RMB155 per person per month of the company's existing PRC staff.

     P.   Comprehensive Income/(Loss)

     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose revised consolidated financial statements. SFAS No. 130 defines comprehensive income (loss) to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     Q.   Concentration Of Credit Risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable. The Company performs ongoing credit evaluations with respect to the financial condition of its creditors, but does not require collateral. In order to determine the value of the Company's accounts receivable, the Company records a provision for doubtful accounts to cover probable credit losses. Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectibility of outstanding accounts receivable.

     R.   Research And Development Costs

     Research and development costs are charged to operations when incurred and are included in operating expenses. The amounts charged in 2004 and 2003 were $328,779 and $116,789, respectively.

     S.   Advertising Costs

     Advertising costs consist primarily of promoting the Company and the Company's products through printed advertisements in trade publications and displaying the Company's products through attendance at industry trade exhibitions. The Company does not pay slotting fees, engage in cooperative advertising programs, participate in buydown programs or similar arrangements.

     Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received. The Company did not incur any direct-response advertising costs in 2004 and 2003, respectively. Advertising costs included in selling expenses in the accompanying revised consolidated financial statements amounted to $201,200 and $65,900 in 2004 and 2003 respectively.

     T.   Shipping And Handling Costs

     Shipping and handling cost represents cost incurred by the company to transport its products. The company incurs shipping and handling costs primarily by transporting goods using its own delivery vehicles or by contracting with professional carriers.

     The majority of goods are sold to customers in the Zhujiang Delta. For those sales the Company uses its own delivery vehicles. Transportation and Freight charges incurred for Company owned vehicles amounted to $57,579 and $22,569 for 2004 and 2003, respectively. The charges incurred for transportation by professional carriers amounted to $26,402 and $7,800 for 2004 and 2003, respectively.

     For Sales made abroad the company incurs transportation charges for delivery to the Port of Hong Kong which amounted to $18,621 and $ 6,537 for 2004 and 2003 respectively. All other transportation charges are borne by the customer directly.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     T.   Shipping And Handling Costs (cont'd)

     The Company does not bill the customer for any transportation charges incurred. All transportation charges incurred by the company are recorded as Selling Expenses in the accompanying revised consolidated financial statements.

     U.   Earning Per Share

     Basic and diluted earnings per share is computed by dividing net income available by the weighted average number of common shares outstanding for the period since the Company does not have any stock options, warrants or other dilutive instruments. The weighted average outstanding common shares reflect the effects of the share exchange transaction as described in Note 1.

     V.   Classification Of Operating Costs And Expenses

     The Company records its operating costs and expenses generally with the following classifications:

     Cost of Goods Sold
     ------------------
     Cost of goods sold consists primarily of raw materials, direct labor and manufacturing overhead. Manufacturing overhead consists of an allocation of purchasing and receiving costs, inspection fees, warehousing, office expenses, utilities, supplies, depreciation, factory and equipment repairs and maintenance, safety equipment and supplies, packing materials, and loading fees.

     Selling Expenses
     ----------------
     Selling Expenses consist primarily of transportation and freight charges, travel and entertainment, maintenance, payroll, payroll taxes and benefits, advertising and promotion, depreciation, office expenses, telephone and utilities, insurance, sales commissions and exports fees.

     General and Administrative Expenses
     -----------------------------------
     General and Administrative expenses consist primarily of general office expenses, travel and entertainment, transportation, payroll, payroll taxes and benefits, depreciation and amortization, maintenance, telephone and utilities, printing, advertising and promotion, professional fees, continuing education, licenses and fees.

     W.   Recent Pronouncements

     In July 2002, the FASB issued SFAS No. 146 "Accounting for Restructuring Costs." SFAS 146 applies to costs associated with an exit activity (including restructuring) or with a disposal of long-lived assets. Those activities can include eliminating or reducing product lines, terminating employees and contracts and relocating plant facilities or personnel. Under SFAS 146, the Company will record a liability for a cost associated with an exit or disposal activity when that liability is incurred and can be measured at fair value. SFAS 146 will require the Company to disclose information about its exit and disposal activities, the related costs, and changes in those costs in the notes to the interim and annual revised consolidated financial statements that include the period in which an exit activity is initiated and in any subsequent period until the activity is completed. SFAS 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002, with earlier adoption

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



4. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     W.   Recent Pronouncements (cont'd)

     encouraged. Under SFAS 146, a company cannot restate its previously issued revised consolidated financial statements and the new statement grandfathers the accounting for liabilities that a company had previously recorded under Emerging Issues Task Force Issue 94-3.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure - an amendment of SFAS Statement No. 123, "Accounting for Stock Based Compensation" which provides alternative methods for accounting for a change by registrants to the fair value method of accounting for stock-based compensation. Additionally, SFAS 148 amends the disclosure requirements of SFAS 123 to require disclosure in the significant accounting policy footnote of both annual and interim revised consolidated financial statements of the method of accounting for stock based-compensation and the related pro forma disclosures when the intrinsic value method continues to be used. The statement is effective for fiscal years beginning after December 15, 2002, and disclosures are effective for the first fiscal quarter beginning after December 15, 2002.

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities".

     The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics are accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

     In May 2003, the FASB issued SFAS No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

     SFAS  No.  150  affects  the  issuer's   accounting   for  three  types  of
     freestanding financial instruments. One type is mandatory redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)


4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     W.   Recent Pronouncements (cont'd)

     purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this SFAS is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

     Most of the provisions of Statement 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this SFAS are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This SFAS shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2004.

     In December, 2004 the FASB issued SFAS No. 153 "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29. The guidance in APB No. 29, "Accounting for Non-monetary Transactions", is based on the principle that exchanges of non-monetary assets should be measured on the fair value of the assets exchanged. The guidance included certain exceptions to that principle. This statement amends APB No. 29 to eliminate the exception for non-monetary exchanges for similar productive assets and replaces it with the general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement shall be effective for non-monetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not believe that the adoption of this statement will have a material effect on its revised consolidated financial statements.

     In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN45"). FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair market value of the obligations it assumes under the guarantees and must disclose that information in its interim and annual revised consolidated financial statements. The initial recognition and measurement provisions of FIN 45 apply on a prospective basis to guarantees issued or modified after December 31, 2002.

     In January 2003, and as revised in December 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" "Interpretation No. 46"), an interpretation of Accounting Research Bulletin ("ARB") No. 51", "Revised consolidated financial statements".
     Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through another interest that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entity's activities through voting

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)


4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     W.   Recent Pronouncements (cont'd)

     rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

     Interpretation No. 46, as revised, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary.

     Interpretation No. 46, as revised, applies to small business issuers no later than the end of the first reporting period that ends after December 15, 2004. This effective date includes those entities to which

     Interpretation No. 46 had previously been applied. However, prior to the required application of Interpretation No. 46, a public entity that is a small business issuer shall apply Interpretation No. 46 to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003.

     Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

     Management does not expect these recent pronouncements to have a material impact on the Company's consolidated financial position or results of operations.

5.   ACCOUNTS RECEIVABLE

     The Company's accounts receivable at September 30, 2004 and 2003 are summarized as follows:

                                                               2004         2003
                                                                $            $

     Accounts receivable                                 21,763,923    7,220,263
     Less:  Allowance for doubtful accounts                 764,362      461,980
                                                         ----------   ----------

     Accounts receivable, net                            20,999,561    6,758,283
                                                         ==========   ==========

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



6.   INVENTORIES

     The Company's inventories at September 30, 2004 and 2003 are summarized as follows:

                                                               2004         2003
                                                                $            $

     Raw materials                                        9,934,263    2,643,542
     Work in progress                                     1,872,465      425,698
     Finished goods                                      17,729,257    4,924,541
                                                         ----------   ----------

     Total                                               29,535,985    7,993,781
                                                         ==========   ==========

7. LONG-TERM ASSETS
                                                               2004         2003
                                                                $            $

     Building                                             4,535,876         --
     Machinery                                           14,242,696      536,088
     Vehicles                                               486,480      342,630
     Office Equipment                                       304,773       90,019
     Leasehold improvements                                 305,758         --
                                                         ----------   ----------

     Cost                                                19,875,583    4,968,737
                                                         ----------   ----------
     Less:  Accumulated Depreciation
     Building                                                19,024         --
     Machinery                                            2,006,717      595,103
     Vehicles                                                79,097       26,477
     Office Equipment                                        53,402       22,036
     Leasehold improvements                                 212,534         --
                                                         ----------   ----------

     Accumulated Depreciation                             2,370,774      643,616
                                                         ----------   ----------

     Net Book Value                                      17,504,809    4,325,121

     Land Use Rights                                      4,029,038         --
     Construction in Progress                            23,656,190      555,395
                                                         ----------   ----------

     Long-Term Assets - Net                              45,190,037    4,880,516
                                                         ==========   ==========


     Depreciation  expense  is  included  in the  statements  of  operations  as follows:
                                                        Year Ended September 30,
                                                              2004          2003
                                                               $             $
     Cost of Goods Sold                                  1,635,971       356,795
     Selling Expenses                                        8,603         3,720
     General and Administrative Expenses                    82,584        18,360
                                                        ----------    ----------
     Total Depreciation Expense                          1,727,158       378,875
                                                        ==========    ==========

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)


7.   LONG-TERM ASSETS (cont'd)

     Construction in Progress consists of the following at September 30:

                                                               2004         2003
                                                                $            $

     Land Use Fees                                        1,109,976      120,821
     Architect and engineering                                 --         13,109
     Construction costs                                  18,258,222       12,082
     Land Excavation                                      2,401,050         --
     Construction materials                                 790,864         --
     Capitalized research and design                        143,403         --
     Other indirect costs                                   952,675      409,383
                                                         ----------   ----------

     Total                                               23,656,190      555,395
                                                         ==========   ==========


     Other  indirect   costs  include  road  repairs,   water  and  sewer  fees,
     temporarily electric fees, environmental fees, equipment rental and other administrative costs.

     The Company has funded much of the construction costs with cash flow from operations and as such no interest expense has been capitalized. The Company anticipates that the construction of the industry park will be completed and placed into service by the end of 2005.

     Land Use Rights

     BAK Battery has not yet obtained the certificate of land use right. The bureau of city planning and land resource of Shenzhen have not yet approved the application of BAK since the original zoning for the use of the land conflicted with the city planning for education and biology and which is presently being resulted to business use. According to the agreement with the local government of Kuichong Township of Longgang district of Shenzhen, BAK Battery had paid approximately US$279,000 for the down payment of the land use right and US$3,750,000 is still outstanding. It is anticipated that the outstanding balance will be paid within the next twelve months. The local government of Kuichong Township of Longgang district of Shenzhen has however granted permission for BAK Battery to commence the construction of the new production plant pending a decision from the bureau of city planning. The Company anticipates that it will receive the approval from the bureau of city planning in the near future. See Note 13, Contingencies and Commitments.

8.   INTANGIBLE ASSETS

                                                               2004         2003
                                                                $            $

     Trademarks                                              63,904       17,302
     Less:  Accumulated amortization                          5,542          676
                                                         ----------   ----------
     Net book value                                          58,362       16,626
                                                         ==========   ==========


     Amortization expense for the years ended September 30, 2004 and 2003 was US
     $5,549  and  US  $676,  respectively,   and  is  included  in  general  and
     administrative expense in the statements of operations.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)


9.   BANK INDEBTEDNESS AND NOTES PAYABLE

     As of September 30, 2004 and 2003, the Company had several outstanding short-term bank notes, which were used primarily to fund the construction in progress. The notes, which had a cumulative balance of US$ 27,304,162 and US$ 3,479,480 for each respective year, carried interest rates ranging from 4.536% to 5.841% and have maturity dates ranging from 5 to 12 months. Each note, except for US$2,416,422, is guaranteed by Development and Construction (Group) Company Limited By Shares ("Changchun Co.") of Changchun Economic & Technology Development District, and/or Jilin Province Huaruan Technology Company, Ltd. (a corporation owned by Xiangqian Li, BAK Battery's Chairman), related parties, and others who are not related. Neither Huaruan, nor Mr. Li, receive any compensation for acting as guarantor.

     The Company is required to pledge cash in order to secure these short-term bank loans and note payable. The amounts of those pledges, for the years ending September 30, 2004 and 2003, are US$ 7,120,069 and US$ 820,692,
     respectively. The cash pledged has been presented as "cash restricted" on the balance sheet.

     On September 30, 2004, contrary to relevant PRC laws and regulations, the Company borrowed US$1,812,316 from Changzhou Lihai Investment Consulting Co., Ltd. The Company subsequently repaid this loan on October 11, 2004. Management believes that risk to the Company, due to this loan arrangement, is very limited.

     Notes payable, other represents promises to pay from customers received in the ordinary course of business. The notes can generally be exchanged at a discount for cash with financial institutions.

10.  RESERVES

     Pursuant to the accounting systems for business enterprises as promulgated by the PRC, the profits of the BAK Battery, which are based on their PRC statutory financial statements, are available for distribution in the form of cash dividends only after they have satisfied all the PRC tax liabilities, provided for losses in previous years, and made appropriations to reserve funds (as discussed below), as determined at the discretion of the board of directors in accordance with the PRC accounting standards and regulations. With the exception of the restriction on distributions and dividends described in the preceding, the Company is not limited or otherwise restricted in making distributions by any other agencies or indentures.

     As stipulated by the relevant laws and regulations for enterprises operating in the PRC, Company's are required to make annual appropriations to two reserve funds, consisting of the statutory surplus and public welfare funds. In accordance with the relevant PRC regulations and the articles of association of the respective companies, the companies are required to allocate a certain percentage of their profits after taxation, as determined in accordance with the PRC accounting standards applicable to the companies, to the statutory surplus reserve until such reserve reaches 50% of the registered capital of the companies.

     Net income as reported in the US GAAP revised consolidated financial statements differs from that as reported in the PRC statutory revised consolidated financial statements. In accordance with the relevant laws and regulations in the PRC, the profits available for distribution are based on the statutory revised consolidated financial statements. If BAK Battery has foreign currency available after meeting its operational needs, BAK Battery may make its profit distributions in foreign currency to the extent foreign currency is available. Otherwise, it is necessary to obtain approval and convert such distributions at an authorized bank.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)


11.  SIGNIFICANT CONCENTRATION

     The Company grants credit to its customers, generally on an open account basis.

     BAK Battery's five largest customers accounted for 38.98% of the sales in fiscal 2004, in which only one customer was in excess of 10% of consolidated sales.

12.  RELATED PARTY TRANSACTIONS

     In October 2003, the Company acquired intangible assets from entities controlled by its chairman and controlling shareholder. The amount due to the chairman resulting from this transaction was effectively paid in cash, in the amount of US$3,866,088, and was recorded at the fair market value of the intangible asset. With respect to consideration paid by the Company in excess of the chairman's carrying cost of the intangible, such excess has been charged to retained earnings, as a distribution to the chairman, resulting in the acquired intangible being recorded by the Company at the chairman's original cost basis.

     The company has made short term advances to a former shareholder in the amount of approximately $911,000. The advance bears no interest and has no formal repayment terms. The advance is expected to be repaid during 2005.

     On September 30, 2004, BAK Battery entered into an agreement with HFG International LTD, in which HFG will provide financial consulting services to the Company substantially in the form of the following, for a period of one year in consideration of fee of $400,000.

     As part of the agreement HFG would provide the Company, among other things, advice on the development and implementation of restructuring plan resulting in an organizational structure that would facilitate the registration of the company's securities, assist the Company in engaging qualified professionals to assist in facilitating the Company's plan, assist the Company in identifying potential merger candidates, supervise and train management in preparation for the registration of its securities, assist in the preparation of the necessary documentation and to assist the Company with the solicitation of equity financing.

     The fee is to be paid from the proceeds of the equity capital raised by HFG on behalf of the Company. In January 2005 the Company was successful in raising $17,000,000 from qualified investors in a private placement offering. The fee to HFG will be recorded by the Company as a cost of raising capital in 2005. The principal stockholder in HFG is also the former Chief Executive Officer of Medina Coffee, Inc. The fee charged to the Company for the services of HFG is on essentially the same terms as those charged by HFG for financial consulting services performed for HFG's other clients.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)


13.  CONTINGENCIES AND COMMITMENTS

     A.   Contingent liabilities

          1.   Land Use and Ownership Certificate:

               According to relevant PRC laws and regulations, a land use right certificate, along with government approvals for land planning, project planning, and construction need to be obtained before construction of building is commenced. An ownership certificate shall be granted by the government upon application under the condition that the aforementioned certificate and government approvals are obtained.

               BAK Battery has not yet obtained the land use right certificate and government approvals relating to the construction of BAK Industrial Park (the Company's operating premises). However, BAK Battery has applied to obtain the land use right certificate of approval.

               Management believes, under the condition that BAK Battery is granted a land use right certificate and related approvals, there should be no legal barriers for BAK Battery to obtain an ownership certificate for the premises presently under construction in BAK Industrial Park.

               However, in the event that BAK Battery fails to obtain the land use right certificate relating to BAK Industrial Park and/or the government approvals required for the construction of BAK Industrial Park, there is the risk that the buildings constructed need to be vacated as illegitimate constructions. However, management believes that this possibility, while present, is very remote. At a result, no provision has been made in the revised consolidated financial statements for this potential occurrence.

          2.   2004  -  US$  1,208,153   Guaranteed  for  Shenzhen   Tongli,   a
               non-related party
               2004  -  US$  1,208,153   Guaranteed  for  Shenzhen  Zhengda,   a
               non-related party
               2004 - US$ 18,122 Notes Receivable Discounted

               The Company sells notes and accounts receivable from time to time to banks at a discount. At the time of the sale all rights and privileges of holding the note are transferred to the banks or suppliers. When notes are sold, the Company removes the asset from its book with a corresponding expense for the amount of the discount. The Company remains contingently liable on a portion of the amount outstanding in the event the note maker defaults. The company was contingently liable at September 30, 2004 and 2003 in the amounts of $18,122 and $0, respectively.

               No provision has been made in the revised consolidated financial statements for these contingencies.

               BAK Battery leases various factory and office space under short term operating leases and is obligated under those leases in the amounts detailed below as of September 30, 2004.

          3. BAK Battery and Development and Construction (Group) Company Limited By Shares ("Changchun Co.") of Changchun Economic & Technology Development District, have entered into a Cross-Guaranty Agreement, dated February 20, 2004 (the "Agreement"), pursuant to which the parties were obligated to guaranty a specified amount of each other's indebtedness to specifically identified lending institutions. As of September 30,

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



13.   CONTINGENCIES AND COMMITMENTS (cont'd)

     A.   Contingent liabilities (cont'd)

               2004, Chang Chu Jingkai had guaranteed indebtedness of the Company to Longgang Division, Shenzhen Branch, Agricultural Bank of China (Agricultural Bank) in the amount of USD$ 24,164,220 (The "BAK Battery Indebtedness"). As of September 30, 2004, BAK Battery has not guaranteed any indebtedness of Changchun Co. in accordance with the Agreement. On December 22, 2004, the Company received from Changchun Co. a letter of termination pursuant to which the Agreement was deemed terminated by Changchun Co. and the Company was relieved of all obligations to guaranty any indebtedness of Changchun Co. in the future. The termination of the Agreement in no way effects Changchun Co.'s continuing guaranty of the BAK Battery Indebtedness.

          4.   Social Insurance of BAK Battery's Employees:

               As described in Note 4 (O), BAK Battery is required to cover employees with various types of social insurance. Although all insurances have been purchased for management employees, BAK Battery has not fully covered other employees. Management believes that BAK Battery needs to provide all employees with the required insurance.

               In the event that any current employee, or former employee, files a complaint with the government, not only will BAK Battery be required to purchase insurance for such employee, but BAK Battery may be subject to administrative fines. As the Company believes that these fines are nominal, no provision for any potential fines has been made in the accompanying financial statement.

     B.   Commitments

          1.   Capital Commitments

               BAK Battery has commitments under construction contracts for the construction of factory, office, and employee residence buildings, amounting to $6,275,000. These contracts are contemplated to be completed at various dates up to the end of the 2005 calendar year.

          2.   Lease commitment for factories:                2005 - US$ 717,127
                                                              2006 - US$ 159,273

14.  CAPITAL CONTRIBUTION

     During the year ended September 30, 2004 the existing stockholders contributed cash to the Company in the amount of $10,875,918 which has been recorded as an increase to additional paid-in capital in the accompanying revised consolidated financial statements.



15.  BUSINESS SEGMENT AND GEOGRAPHIC AREA DATA

     The Company currently operates one business segment: the replacement battery market. We manufacture of three types of batteries: steel cell, aluminum cell and cylindrical cell. Our products are delivered to packing plants operated by third parties primarily for use in cellular telephones and other electronic devices. Revenues by product were as follows for 2004 and 2003:

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)


15.  BUSINESS SEGMENT AND GEOGRAPHIC AREA DATA (cont'd)

     Product Sales
     -------------
                                               2004                  2003
                                       -------------------   -------------------
                                           $           %         $          %
                                        (000's)                          (000's)

     Steel Cell                           50.41       79.1      19.68       98.2
     Aluminum Cell                        13.08       20.5        .28        1.4
     Cylindrical Cell                       .26         .4        .09         .4
                                       --------   --------   --------   --------
       Total                              63.75      100.0      20.05      100.0
                                       --------   --------   --------   --------

     Geographic Area Information
     ---------------------------

     Revenues
     Domestic Sales - PRC                 43.36       68.0      16.37       81.7
     Foreign Sales                        20.39       32.0       3.68       18.3
                                       --------   --------   --------   --------
       Total                              63.75      100.0      20.05      100.0
                                       --------   --------   --------   --------

     Property, Plant & Equipment - Net
     ---------------------------------
     Domestic - PRC                       45.19      100.0       4.88      100.0
     Foreign                               --          --        --          --
                                       --------   --------   --------   --------
       Total                              45.19      100.0       4.88      100.0
                                       --------   --------   --------   --------

     The above geographic area data includes trade revenues based on product shipment destination and property, plant and equipment based on physical location.

16.  INCOME TAXES

                                                       U.S.      PRC      Total
                                                     -------   -------   -------
                                                        $         $         $
                                                               (000's)
     Income Before Provision for Taxes

              2004                                      --       7,141     7,141
              2003                                      --       3,576     3,576

     Provision for Taxes
              2004
              ----
              Current                                   --         394       394
              Deferred                                  --        --        --
                                                     -------   -------   -------
                Total                                   --         394       394
                                                     -------   -------   -------
              2003
              ----
              Current                                   --        --        --
              Deferred                                  --        --        --
                                                     -------   -------   -------
                Total                                   --        --        --
                                                     -------   -------   -------

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



16.  INCOME TAXES (cont'd)

     Principle reconciling items from income tax computed at the statutory rates are as follows:

                                                             2004          2003
                                                              $             $

     Computed Tax at statutory rate - PRC - 15%             1,071           537
     Non-Deductible Items                                      15          --
     Tax Holiday - PRC                                       (692)         (537)
                                                       ----------    ----------

       Total Provision for Taxes                              394          --
                                                       ----------    ----------

     As of September 30, 2004 and 2003, the Company has no deferred tax assets or liabilities and is not liable for any taxes in the United States or any other foreign jurisdictions outside the PRC.

17.  WARRANTY RESERVES

     Warranty Reserves consists of the following at September 30:

                                                             2004          2003
                                                              $             $

     Balance, beginning of year                            95,874          --
     Add:  Provision for warranty claims                3,507,151     1,486,525
     Less:  Claims paid                                (3,382,522)   (1,390,651)
                                                       ----------    ----------
     Balance, end of year                                 220,503        95,874
                                                       ==========    ==========


     Warranty expense amounted to $3,507,151 and 1,486,525 for the years ended September 30, 2004 and 2003, respectively and is included in cost of goods sold in the accompanying revised consolidated financial statements.

18.  SUBSEQUENT EVENTS


     a). On November 6, 2004, BAK International Limited, a company controlled by the chairman of BAK, purchased 31,225,642 shares of BAK Battery from existing shareholders for cash consideration of $11,500,000. This resulted in BAK Battery becoming a wholly owned subsidiary of BAK International Limited. See Note 2.


          On January 20, 2005, BAK International Limited closed a private placement of its securities with unrelated investors whereby it issued an aggregate of 8,600,433 shares of common stock for gross proceeds of $17,000,000. The cash and shares of common stock will be held in escrow until the completion of the share purchase transaction described in Note 1 and the filing of a registration statement with the Securities and Exchange Commission as described in the following paragraph.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



18.  SUBSEQUENT EVENTS (cont'd)

          On January 20, 2005, the shareholders of BAK International Limited acquired a 97.2% controlling interest in China BAK through a share exchange agreement, a reverse merger transaction. China BAK (formerly known as Medina Coffee, Inc.) (a Nevada public company) issued
          39,826,075 shares of its common stock in exchange for all of the outstanding shares of BAK International Limited. The transaction has been accounted for as a recapitalization of BAK International Limited whereby the assets and liabilities and historical operations of BAK International Limited and its wholly owned subsidiary, BAK Battery, become the assets and liabilities and historical operations of China BAK with no adjustments to the historical basis of the assets and liabilities. The 1,152,458 shares of China BAK outstanding prior to the stock exchange are accounted for at the net book value at the time of the transaction, approximately negative $1.672. The accompanying financial statements reflect the recapitalization of the shareholders equity as if the transaction occurred as of the beginning of the first period presented.. See Note 1.

     b). The company changed its year-end from December 31 to September 30 effective from September 30, 2004.

     c). In February 2005, the Company changed its name from Medina Coffee, Inc. to China BAK Battery, Inc.

     d). On September 16, 2005, the Company closed a private placement of its securities with unrelated investors whereby it issued an aggregate of 7,899,863 shares of its common stock, at $5.50 per share, for gross proceeds of $43,400,000. The Company had 48,878,396 shares of common stock outstanding after the offering. In addition, the Company issued warrants to purchase 631,989 shares of its common stock, at an exercise price of $7.92 per share, as part of the fee for the offering. Under the terms of this offering, the Company must file a registration statement with the Securities and Exchange Commission, within ten days following the effective date of the registration statement related to the January 20, 2005 private placement, covering the resale of the shares and warrants included in this offering.

19.  RESTATEMENT TO CONSOLIDATED FINANCIAL STATEMENTS

     a). Based on the comments from the Securities and Exchange Commission, the company amended the consolidated statements of cash flows for the years ended September 30, 2004 and 2003 and extended or modified certain notes to the consolidated financial statements to provide additional information as detailed below. The consolidated balance sheets, consolidated statements of operations, consolidated statements of operations, consolidated statements of comprehensive income and consolidated statements of stockholders' equity remained unchanged, except for minor changes in wordings.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)




The following table presents the effects of the aforementioned amendments to the consolidated statements of cash flows.

                                                              2004
                                                                   As previously
                                                   As restated         reported
                                                   -----------------------------
     Net cash provided from operating activities        88,874          209,689
     Net cash provided from investing activities   (38,333,208)     (38,333,200)
     Net cash provided from financing activities    40,785,680       40,664,762
     Effects of exchange rates changes on cash
         and cash equivalents                              (95)            --

                                                              2003
                                                                   As previously
                                                   As restated        reported
                                                   -----------------------------
     Net cash provided from operating activities (2,593,514) (2,593,563) Effects of exchange rates changes on cash
         and cash equivalents                              (49)            --





     The following notes have been extended or modified to provide additional information - notes 1, 3, 4, 7, 10, 12, 13, 14, 15, 16, 17 and 18.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)


19.  RESTATEMENT TO CONSOLIDATED FINANCIAL STATEMENTS (cont'd)

     b). Based on further comments from the Securities and Exchange Commission, the company amended the consolidated balance sheets, consolidated statements of operations and consolidated statements of changes in stockholders' equity for the years ended September 30, 2004 and 2003 and extended or modified certain notes to the consolidated financial statements to provide additional information as detailed below. The restatements were made to retroactively reflect that 1,152,458 shares of common stock of Medina Coffee, Inc. were outstanding immediately prior to the share exchange and the resulting recapitalization. (See
          Note 1). The effect of the restatement was to increase common stock outstanding as of the earliest date presented with a corresponding decrease to additional paid in capital. The restatement had no effect on total stockholders equity or net income in the accompany financial statements.

     The following table presents the effects of the aforementioned amendments to the basic and fully diluted earnings per share.

                                                           June 30, 2005
                                                   -----------------------------
                                                                   As previously
                                                   As restated       reported
                                                      (USD$)           (USD$)
                                                   -----------     -------------
      Common Stock                                      40,978            40,978
      Additional Paid in Capital                    27,572,874        27,571,722
      Retained Earnings                             12,035,792        12,036,944
      Net Income                                     7,730,533         7,728,861

                                                               2004
                                                   -----------------------------
                                                                   As previously
                                                   As restated       reported
                                                      (USD$)           (USD$)
                                                   -----------     -------------
      Common Stock                                      31,226            32,378
      Additional Paid in Capital                    12,052,845        12,051,693
      Retained Earnings                              5,437,854         5,437,854

                                                                2003
                                                   -----------------------------
                                                                   As previously
                                                   As restated       reported
                                                      (USD$)           (USD$)
                                                   -----------     -------------
      Common Stock                                      31,226            32,378
      Additional Paid in Capital                     1,176,927         1,175,298
      Retained Earnings                              3,630,298         3,630,298

                                                                2002
                                                   -----------------------------
                                                                   As previously
                                                   As restated       reported
                                                      (USD$)           (USD$)
                                                   -----------     -------------
      Common Stock                                      31,226            32,378
      Additional Paid in Capital                     1,176,927         1,175,298
      Retained Earnings                                598,265           598,265

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



                                                               2004
                                                               ----
                                                                   As previously
                                                   As restated       reported
     Earnings Per Share - Basic and Diluted           $0.22            $0.22


                                                               2003
                                                               ----
                                                                   As previously
                                                   As restated       reported
     Earnings Per Share - Basic and Diluted           $0.11            $0.11



     The following notes have been extended or modified to provide additional information - notes 1, 2, 3 and 18 a).

     c). Based on further comments from the Securities and Exchange Commission, the company amended the consolidated statements of operations in the accompanying financial statements and extended or modified certain notes to the consolidated financial statements to provide additional information as detailed below. The restatements were made to reclassify depreciation and amortization expense from a separate item in operating expenses into cost of goods sold, selling expenses and general and administrative expenses. The effect of the restatement was to decrease gross profit in each of the years. The restatement had no effect on operating income or net income in any of the years.

     The following table presents the effects of the aforementioned amendments to the consolidated statements of cash flows.

                                                       Three Months Ended
                                                          June 30, 2005
                                                   -----------------------------
                                                                   As previously
                                                   As restated       reported
                                                      (USD$)           (USD$)
                                                   -----------     -------------
     Gross Profit                                    6,968,770         7,606,945


                                                       Three Months Ended
                                                          June 30, 2004
                                                   -----------------------------
                                                                   As previously
                                                   As restated       reported
                                                      (USD$)           (USD$)
                                                   -----------     -------------
     Gross Profit                                    3,315,493         3,741,557

                                                        Nine Months Ended
                                                          June 30, 2005
                                                   -----------------------------
                                                                   As previously
                                                   As restated       reported
                                                      (USD$)           (USD$)
                                                   -----------     -------------
     Gross Profit                                   16,917,748        18,872,317

                                                        Nine Months Ended
                                                          June 30, 2004
                                                   -----------------------------
                                                                   As previously
                                                   As restated       reported
                                                      (USD$)           (USD$)
                                                   -----------     -------------
     Gross Profit                                   10,190,875        11,220,758

                                                   Year Ended September 30, 2004
                                                   -----------------------------
                                                                   As previously
                                                   As restated       reported
                                                      (USD$)           (USD$)
                                                   -----------     -------------
     Gross Profit                                   13,824,384        15,460,355

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



                                                   Year Ended September 30, 2003
                                                   -----------------------------
                                                                   As previously
                                                   As restated       reported
                                                      (USD$)           (USD$)
                                                   -----------     -------------
     Gross Profit                                    5,515,698         5,872,493

     The following notes have been extended or modified to provide additional information - notes 4(V), 7 and 8.


20. NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2005 AND 2004

     A.   BASIS OF PRESENTATION

     The condensed consolidated financial statements of China BAK Battery, Inc. (formerly known as Medina Coffee, Inc.) and Subsidiary (the "Company") included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in financial statements prepared in conjunction with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the annual audited consolidated financial statements and the notes thereto included in the Company's annual report on Form 10-KSB, and other reports filed with the SEC.

     The accompanying unaudited interim consolidated financial statements reflect all adjustments of a normal and recurring nature which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented. The results of operations for these periods are not necessarily comparable to, or indicative of, results of any other interim period or for the fiscal year taken as a whole. Factors that affect the comparability of financial data from year to year and for comparable interim periods include non-recurring expenses associated with the Company's registration with the SEC, costs incurred to raise capital and stock awards.

     The condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America and include the accounts of BAK International Limited and Shenzhen BAK Battery Co, Ltd. for all periods presented. All significant intercompany balances and transactions have been eliminated on consolidation.

     B.   RECAPITALIZATION TRANSACTION

     On January 20, 2005, China BAK Battery, Inc. (formerly known as Medina Coffee, Inc.) completed a stock exchange transaction with the stockholders of BAK International Limited., a Hong Kong company, or BAK International. The exchange was consummated under Nevada law pursuant to the terms of a Securities Exchange Agreement dated effective as of January 20, 2005 by and among China BAK, BAK International and the stockholders of BAK International. Pursuant to the Securities Exchange Agreement, the Company issued 39,826,075 shares of common stock, par value $0.001 per share, to the stockholders of BAK International (31,225,642 Shares to original shareholders of BAK Battery and 8,600,433 Shares to investors who purchased shares in BAK International in a private placement closed in January 2005), representing approximately 97.2% of the China BAK post-exchange issued and outstanding common stock, in exchange for 100% of the outstanding capital stock of BAK International. The Company presently carries on the business of Shenzhen BAK Battery Co., Ltd., a Chinese corporation and BAK International's wholly-owned subsidiary, or BAK Battery.

     The reverse merger transaction has been accounted for as a recapitalization of BAK International whereby the assets and liabilities and operations of BAK Battery become the assets and liabilities and operations of the Company with no adjustment to the historical basis of the assets and liabilities of BAK International and the operations consolidated. The 1,152,458 shares of China BAK outstanding prior to the stock exchange are accounted for at the net book value at the time of the transaction, approximately negative $1.672. The accompanying financial statements reflect the recapitalization of the stockholders equity as if the transaction occurred as of the beginning of the first period presented.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)

     C.   ORGANIZATION AND PRINCIPAL ACTIVITIES

     BAK International was incorporated in Hong Kong on December 29, 2003 under the Companies Ordinance as BATCO International Limited and subsequently changed its name to BAK International Limited on November 3, 2004. On November 6, 2004 the shareholders of BAK Battery agreed to purchase for a total of $11.5 million in cash 96.8% of the outstanding shares of capital stock of BAK International, in the same proportion as their ownership interest in BAK Battery, and BAK International agreed to purchase for a total of $11.5 million in cash all of the outstanding shares of capital stock of BAK Battery, 31,225,642 shares. Five shareholders of BAK Battery with ownership interests of approximately 1.85% of the 31,225,642 total outstanding shares of BAK Battery elected not to acquire shares in BAK International. The five non participating shareholders of BAK Battery sold their right to acquire their proportional ownership interest in BAK International to other BAK Battery Shareholders as well as seven persons who were not previously shareholders of BAK Battery for cash, and the proportionate interests in BAK International to which the five non participating shareholders were entitled were acquired by their transferees. After the share purchase transactions between BAK International and the shareholders of BAK Battery were complete, there were 31,225,642 shares of BAK International stock outstanding, exactly the same as the number of shares of capital stock of BAK Battery outstanding immediately prior to the share purchases, and the shareholders of BAK
     International were substantially the same as the shareholders of BAK Battery prior to the share purchases. Consequently, the share purchases between BAK International and the shareholders of BAK Battery has been accounted for as a recapitalization of BAK Battery with no adjustment to the historical basis of the assets and liabilities of BAK Battery and the operations consolidated as though the transaction occurred as of the beginning of the first accounting period presented in these financial statements.

     Shenzhen BAK Battery Co., Ltd. ("BAK") was founded on August 3, 2001 as a China-based company specializing in lithium ion (known as "Li-ion" or "Li-ion cell") battery cell production, for use in the replacement battery market, primarily for cell phones in the Peoples Republic of China (PRC).

     On January 20, 2005, BAK International closed a private placement of its securities with unrelated investors whereby it issued an aggregate of 8,600,433 shares of common stock for gross proceeds of $17,000,000. The cash and shares of common stock will be held in escrow until the completion of the reverse merger transaction described in Note 2 and the filing of a registration statement with the Securities and Exchange Commission. In conjunction with this financing, the Chief Executive Officer and major shareholder of the Company agreed to place 2,179,550 shares of the Company's common stock owned by him into an escrow account, of which 50% are to be released to the investors in the private placement if audited net income for the fiscal year ending September 30, 2005 is not at least $12,000,000 and of which 50% are to be released to investors in the private placement if audited net income for the fiscal year ending September 30, 2006 is not at least $27,000,000.

     The Company changed its year-end from December 31 to September 30, effective from September 30, 2004.

     In February 2005, the Company changed its name from Medina Coffee Inc. to China BAK Battery, Inc.

     The Company is subject to the consideration and risks of operating in the PRC. These include risks associated with the political and economic environment, foreign currency exchange and the legal system in the PRC.

     The economy of PRC differs significantly from the economies of the "western" industrialized nations in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. Only recently has the PRC government encouraged substantial private economic activities. The Chinese economy has experienced significant growth in the past several years, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the PRC government to control inflation have significantly restrained economic expansion in the recent past. Similar actions by the PRC government in the future could have a significant adverse effect on economic conditions in PRC.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



     C.   ORGANIZATION AND PRINCIPAL ACTIVITIES - continued

     Many laws and regulations dealing with economic matters in general and foreign investment in particular have been enacted in the PRC. However, the PRC still does not have a comprehensive system of laws, and enforcement of existing laws may be uncertain and sporadic.

     The Company's operating assets and primary sources of income and cash flows are of interests in the PRC. The PRC economy has, for many years, been a centrally-planned economy, operating on the basis of annual, five-year and ten-year state plans adopted by central PRC governmental authorities, which set out national production and development targets. The PRC government has been pursuing economic reforms since it first adopted its "open-door" policy in 1978. There is no assurance that the PRC government will continue to pursue economic reforms or that there will not be any significant change in its economic or other policies, particularly in the event of any change in the political leadership of, or the political, economic or social conditions in, the PRC. There is also no assurance that the Company will not be adversely affected by any such change in governmental policies or any unfavorable change in the political, economic or social conditions, the laws or regulations, or the rate or method of taxation in the PRC.

     As many of the economic reforms which have been or are being implemented by the PRC government are unprecedented or experimental, they may be subject to adjustment or refinement, which may have adverse effects on the Company. Further, through state plans and other economic and fiscal measures, it remains possible for the PRC government to exert significant influence on the PRC economy.

     The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents, and accounts receivable from customers. Cash and cash equivalents are maintained with major banks in the PRC. The Company's business activity is primarily with customers in the PRC. The Company periodically performs credit analysis and monitors the financial condition of its clients in order to minimize credit risk.

     Any devaluation of the Renminbi (RMB) against the United States dollar would consequently have adverse effects on the Company's financial performance and asset values when measured in terms of the United States dollar. Should the RMB significantly devalue against the United States dollar, such devaluation could have a material adverse effect on the Company's earnings and the foreign currency equivalent of such earnings. The Company does not hedge its RMB - United States dollar exchange rate exposure.

     On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People's Bank of China (the "Unified Exchange Rate"). No representation is made that the RMB amounts have been, or could be, converted into US$ at that or any rate. This quotation of exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People's Bank of China. Approval of foreign currency payments by the People's Bank of China or other institutions requires submitting a payment application form together with suppliers' invoices, shipping documents and signed contracts.


                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)


     D.   STOCK-BASED COMPENSATION

     In May 2005,  the board of directors  adopted the China BAK  Battery,  Inc.
     2005 stock option plan. The plan authorizes the issuance of up to 4,000,000 shares of the Company's common stock. The exercise price of the options granted, pursuant to the plan, must be at least equal to the firm market value of the Company's common stock at the date of the grant. The plan will generally terminate on May 16, 2055. Pursuant to that plan the Company issued 2,000,000 options. In accordance with the vesting provisions, the options will become vested and exercisable under the following schedule:

     Numbers of shares      Maximum % exercisable           Initial Vesting Date
     -----------------      ---------------------           --------------------
         800,000                    40%                        July 1, 2007
         600,000                    30%                        January 1, 2008
         600,000                    30%                        July 1, 2008
     -----------------
         2,000,000


     The Company adopted Statement of Financial  Accounting  Standards  ("SFAS")
     No.  148,  "Accounting  for  Stock-Based   Compensation  -  Transition  and
     Disclosure." This standard provides alternative methods of transition for a voluntary  change  to  the  fair  value  based  method  of  accounting  for stock-based employee compensation. Additionally, the standard also requires prominent  disclosures  in the  Company's  financial  statements  about the method of accounting used for stock-based  employee  compensation,  and the effect of the method used when reporting financial results.

     The Company  accounts for stock-based  compensation in accordance with SFAS
     No. 123,  "Accounting for Stock-Based  Compensation."  As permitted by SFAS
     No. 123, the Company continues to measure compensation for such plans using the intrinsic  value based method of  accounting,  prescribed by Accounting
     Principles  Board (APB),  Opinion No. 25,  "Accounting  for Stock Issued to
     Employees."   Had   compensation   cost  for  the   Company's   stock-based
     compensation  plans  been  determined  based on the fair value at the grant dates for awards  consistent with the method of SFAS No. 123, the Company's net income  (loss) and net income  (loss) per common  share would have been adjusted to the pro forma amounts indicated below:

                                           Three Months Ended June 30,       Nine Months Ended June 30,
                                               2005             2004            2005             2004
---------------------------------------------------------------------------------------------------------


Net income (loss)          As reported    $   3,362,174    $   1,597,617   $   7,730,533    $   5,138,461

Add: total stock-based
compensation expense
included in net income,
net of related tax
effects                                            --               --              --               --

Deduct: total
stock-based compensation
expense determined under
fair value, net of
related tax effects                            (335,674)            --          (335,674)            --
                                          ---------------------------------------------------------------

                           Pro forma      $   3,026,500    $   1,597,617   $   7,394,859    $   5,138,461

Net income (loss) per      As reported
common share

                           Basic                  $0.08            $0.05           $0.21            $0.16
                           Diluted                $0.08            $0.05           $0.21            $0.16

                           Pro forma
                           Basic                  $0.07            $0.05           $0.20            $0.16
                           Diluted                $0.07            $0.05           $0.20            $0.16


                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)




     D.   STOCK-BASED COMPENSATION - continued

     For purposes of the disclosure  above,  the fair value of each option grant
     is   estimated   on  the  date  of  the  grant   using  the   Black-Scholes
     option-pricing model with the following  weighted-average  assumptions used for grants in 2005 and 2004:

                              Three Months Ended June 30,   Nine Months Ended June 30,
                                 2005             2004         2005            2004
     ---------------------------------------------------------------------------------

     Dividend yield               0.00%           N/A           0.00%          N/A
     Expected volatility         59.85%           N/A          59.85%          N/A
     Risk-free interest rate      4.12%           N/A           4.12%          N/A
     Expected life              6 Years           N/A         6 Years          N/A

     For the nine months ended June 30, 2004, no stock options were granted.

     E.   RECENTLY ISSUED ACCOUNTING STANDARDS

     In November 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 151 "Inventory Costs - an amendment of ARB No. 43, Chapter 4" ("SFAS 151"). This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS 151 requires that those items be recognized as current-period charges. In addition, this Statement requires that allocation of fixed production overheads to costs of conversion be based upon the normal capacity of the production facilities. The provisions of SFAS 151 are effective for fiscal years beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended September 30, 2006. The Company is currently evaluating the impact of SFAS 151 on its consolidated financial statements.

     In December 2004, the FASB issued SFAS No. 152 "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67" ("SFAS 152"). This statement amends FASB Statement No. 66 "Accounting for Sales of Real Estate" to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2 "Accounting for Real Estate Time-Sharing Transactions" ("SOP 04-2"). SFAS 152 also amends FASB Statement No. 67 "Accounting for Costs and Initial Rental operations of Real Estate Projects" to state that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions, with the accounting for those operations and costs being subject to the guidance in SOP 04-2. The provisions of SFAS 152 are effective in fiscal years beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended September 30, 2006. The Company is currently evaluating the impact of SFAS 152 on its consolidated financial statements.

     In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29" ("SFAS 153"). SFAS 153 replaces the exception from fair value measurement in APB Opinion No. 29 for nonmonetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for all interim periods beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal quarter ended September 30, 2005. The Company is currently evaluating the impact of SFAS 153 on its consolidated financial statements.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)


     E.   RECENTLY ISSUED ACCOUNTING STANDARDS - continued

     In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment" ("SFAS 123R"). SFAS 123R revises FASB Statement No. 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". SFAS 123R requires all public and non-public companies to measure and recognize compensation expense for all stock-based payments for services received at the grant-date fair value, with the cost recognized over the vesting period (or the requisite service period). SFAS 123R is effective for non-small business issuers for all interim periods beginning after June 15, 2005. SFAS 123R is effective for small business issuers for all interim periods beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal quarter ended September 30, 2005. Retroactive application of the provisions of SFAS 123R to the beginning of the fiscal year that includes the effective date is permitted, but not required. The Company is currently evaluating the impact of SFAS 123R on its consolidated financial statements.

     In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended September 30, 2006. The Company is currently evaluating the impact of SFAS 154 on its consolidated financial statements.

     F.   CASH RESTRICTED

     Cash restricted USD $22,073,231 as at June 30,2005 was comprised as follows:

          a. USD $6,041,201 - time deposits pledged as collateral for the Company's short-term bank loans;
          b. USD $16,032,030 - pledged as guarantee for the Company's notes payable.

     G.   BANK DEBTS

     During the three months ended June 30, 2005, the Company entered into debt agreements with three separate banks in the aggregate amount of approximately $24,346,000. The loans are to support the working capital needs of the Company. Interest is charged on the debt at rates ranging from 5.02% to 6.14% per annum. The following assets are pledged against the loan:

                Time Deposits included in restricted cash - USD $6,041,201 Inventory - USD $7,491,089
                Equipment - USD $9,545,098

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



     H.   CONTINGENCIES AND COMMITMENTS

          A).  Contingent Liabilities

               1).  Land Use and Ownership Certificate:

                    According to relevant PRC laws and regulations, a land use right certificate, along with government approvals for land planning, project planning, and construction need to be obtained before construction of building is commenced. An ownership certificate shall be granted by the government upon application under the condition that the aforementioned certificate and government approvals are obtained.

                    BAK Battery has not yet obtained the land use right certificate and government approvals relating to the construction of BAK Industrial Park (the Company's operating premises). However, BAK Battery has applied to obtain the land use right certificate of approval.

                    Management believes, under the condition that BAK Battery is granted a land use right certificate and related approvals, there should be no legal barriers for BAK Battery to obtain an ownership certificate for the premises presently under construction in BAK Industrial Park. However, in the event that BAK Battery fails to obtain the land use right certificate relating to BAK Industrial Park and/or the government approvals required for the construction of BAK Industrial Park, there is the risk that the buildings constructed need to be vacated as illegitimate constructions. However, management believes that this possibility, while present, is very remote. At a result, no provision has been made in the financial statements for this potential occurrence.

               2). 2005 - USD$ 1,715,399 Guaranteed for Shenzhen Tongli, a non-related party
                    2005 - USD$ 1,208,153 Guaranteed for Shenzhen Zhengda, a non-related party
                    2005 - USD$ 289,978 Notes Receivable Discounted

                    The Company sells notes and accounts receivable from time to time to banks at a discount. At the time of the sale all rights and privileges of holding the note are transferred to the banks or suppliers. When notes are sold, the Company removes the asset from its book with a corresponding expense for the amount of the discount. The Company remains contingently liable on a portion of the amount outstanding in the event the note maker defaults. The company was contingently liable at June 30, 2005 in the amounts of USD $289,978.

                    No provision has been made in the financial statements for these contingencies.

               3). BAK Battery and Development and Construction (Group) Company Limited By Shares ("Changchun Co.") of Changchun Economic & Technology Development District, have entered into a Cross-Guaranty Agreement, dated February 20, 2004 (the "Agreement"), pursuant to which the parties were obligated to guaranty a specified amount of each other's indebtedness to specifically identified lending institutions. As of December 22, 2004, Chang Chu Jingkai had guaranteed indebtedness of the Company to Longgang Division, Shenzhen Branch, Agricultural Bank of China (Agricultural Bank) in the amount of USD$ 24,164,220 (The "BAK Battery Indebtedness"). BAK Battery has not guaranteed any indebtedness of Changchun Co. in accordance with the Agreement. On December 22, 2004, the Company received from Changchun Co. a letter of termination pursuant to which the Agreement was deemed terminated by Changchun Co. and the Company was relieved of all obligations to guaranty any indebtedness of Changchun Co. in the future. The termination of the Agreement in no way effects Changchun Co.'s continuing guaranty of the BAK Battery Indebtedness.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



     H.   CONTINGENCIES AND COMMITMENTS - continued

          A).  Contingent Liabilities - continued


               4).  Social Insurance of BAK Battery's Employees:


                    BAK Battery is required to cover employees with various types of social insurance. Although all insurances have been purchased for management employees, BAK Battery has not fully covered other employees. Management believes that BAK Battery needs to provide all employees with the required insurance.

                    In the event that any current employee, or former employee, files a complaint with the government, not only will BAK Battery be required to purchase insurance for such employee, but BAK Battery may be subject to administrative fines. As the Company believes that these fines are nominal, no provision for any potential fines has been made in the accompanying financial statement.

          B).  Capital Commitments

                    BAK Battery has commitments under construction contracts for the construction of factory, office, and employee residence buildings, amounting to USD$2,102,754. These contracts are contemplated to be completed at various dates up to the end of the 2005 calendar year.


     I.   SUBSEQUENT EVENTS

     On July 21, 2005, the Central Bank of China announced that it will allow the Yuan (Renminbi) to move from its previous fixed exchange rate of approximately 8.28 RMB to 1 USD to a flexible exchange rate with a maximum daily variance against the US dollar of 0.3%. No provision has been made in the accompanying financial statements for the change in currency policy, nor has any determination been made, as to the potential impact, this may have on the Company's future operations.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

         Our Amended and Restated Bylaws, filed as Exhibit 3.3 hereto, provide that we must indemnify our directors to the fullest extent permitted under Nevada law and may indemnify, if so authorized by our board of directors, our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter whatsoever. The effect of these provisions is potentially to indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with us.

         Our Amended and Restated bylaws also permit us to maintain insurance on behalf of our company and any person whom we have the power to indemnify. The Company has purchased directors and officers liability insurance.

Other Expenses of Issuance and Distribution

         Expenses incurred or (expected) relating to this Registration Statement and distribution are as follows. The amounts set forth are estimates except for the SEC registration fee.


                                                                 Amount
                                                              -----------

         SEC registration fee                                 $  4,338.18

         Printing and engraving expenses*                     $  5,000.00

         Professional fees and expenses*                      $200,000.00

         Transfer agent's and registrar's fees ad expenses*   $  1,500.00

         Miscellaneous*                                       $  2,500.00
                                                              -----------

         Total*                                               $213,338.18
                                                              ===========

Estimates

         The Registrant will bear all of the expenses shown above.

                     RECENT SALES OF UNREGISTERED SECURITIES

         Set forth below is information regarding the issuance and sales of our securities without registration for the past three (3) years from the date of this Registration Statement. No such sales involved the use of an underwriter, no advertising or public solicitation were involved, and the securities bear a restrictive legend.


         On September 16, 2005 the Company issued an aggregate of 7,899,863 shares of its common stock to certain accredited investors as that term is defined in Rule 502 of Regulation D promulgated under the Securities Act of 1933, as amended, at a purchase price of $5.50 per share. In connection with the closing of that issuance, the Company issued warrants to purchase an aggregate of 631,989 shares of common stock at an exercise price of $7.92 per share exercisable for a period ending three years after the date of issuance to certain persons as part of an agreed upon fee. The securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. The purchasers were not solicited through any form of general solicitation or advertising. The purchasers represented to the Company, among other things, that they were acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof, that they were accredited investors as that term is defined in Rule 502 of Regulation D promulgated under the Securities Act of 1933, as amended, and appropriate legends were placed upon the securities issued. All purchasers were provided, and acknowledged that they had adequate access to, information about the Company.

         On January 20, 2005 we completed a stock exchange transaction with the stockholders of BAK International, Ltd., a Hong Kong company ("BAK International"). The exchange was consummated under Nevada law pursuant to the terms of a Securities Exchange Agreement dated effective as of January 20, 2005 by and among CBBI, BAK International and the stockholders of BAK International. Pursuant to the Securities Exchange Agreement, we issued 39,826,075 shares of our common stock, par value $0.001 per share, to the stockholders of BAK International, representing approximately 97.2% of our post-exchange issued and outstanding common stock, in exchange for 100% of the outstanding capital stock of BAK International. We presently carry on the business of Shenzhen BAK Battery Co., Ltd., a Chinese corporation and BAK International's wholly-owned subsidiary, or BAK Battery.

         The 39,826,075 shares were issued in 2 separate transactions. The first transaction culminated in the issuance of 31,225,642 to the original shareholders of Shenzhen BAK Battery, Co., Ltd. for an aggregate cash consideration of $11,500,000. This amount approximated the capitalization of Shenzhen BAK Battery, Ltd. at the time of the agreement was entered into.

         The second transaction culminated in the issuance of 8,600,433 shares for an aggregate cash consideration of approximately $17,000,000. ($15,528,629 net of issuance costs).

         The foregoing shares were issued in private transactions or private placements intending to meet the requirements of one or more exemptions from registration. In addition to any noted exemption below, we relied upon Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the "Act"). The investors were not solicited through any form of general solicitation or advertising, the transactions being non-public offerings, and the sales were conducted in private transactions where the investor identified an investment intent as to the transaction without a view to an immediate resale of the securities; the shares were "restricted securities" in that they were both legended with reference to Rule 144 as such and the investors identified they were sophisticated as to the investment decision and in most cases we reasonably believed the investors were "accredited investors" as such term is defined under Regulation D based upon statements and information supplied to us in writing and verbally in connection with the transactions. We never utilized an underwriter for an offering of our securities and no sales commissions were paid to any third party in connection with the above-referenced sales.

         On June 10, 2004, we issued 99,858 shares of our $ 0.001 par value common stock in full settlement of debt, in the amount of $49,929, owed to Harry Miller, our former President and Chief Executive Officer. The price of the transaction was $0.50 per share. The issuance of these shares to Mr. Miller was not registered under the Securities Act of 1933 in reliance on the exemption therefrom contained in Section 4(2) of such act and Regulation D as promulgated thereunder.

         Other than the securities mentioned above, we have not issued or sold any securities without registration for the past three (3) years from the date of this Registration Statement.

                                    EXHIBITS

Exhibit
Number            Description
------            -----------

3.1               Articles of Incorporation of the Registrant. (1)

3.2               Articles of Amendment. (1)

3.3               Amended and Restated Bylaws. (2)

3.4               Bylaws. (1)

4.1               Common Stock Specimen. (7)

5.1               Legal Opinion of Andrews Kurth LLP (8)

10.1              Securities   and   Exchange   Agreement   by  and   among  BAK
                  International, Ltd., Medina Coffee, Inc. and the stockholders of BAK International, Ltd. dated as of January 20, 2005. (2)

10.2              Escrow Agreement by and among Medina Coffee, Inc., the selling
                  stockholders,    Xiangqian   Li,   and   Securities   Transfer
                  Corporation dated as of January 20, 2005. (2)

10.3 Lock-up Agreement by and between Medina Coffee, Inc. and Xiangqian Li dated as of January 20, 2005. (6)

10.4*             Form of Subscription Agreement. (6)

10.5 Summary of Sales Agreement by and between Shenzhen BAK Battery Co., Ltd. and Zhongshan Mingji Battery Co., Ltd. dated as of October 25, 2003. (2)

10.6 Summary of Purchase Agreement by and between Shenzhen BAK Battery Co., Ltd. and Luhua Technology (Shenzhen) Co., Ltd. dated as of April 14, 2004. (2)

10.7 Summary of Purchase Agreement by and between Shenzhen BAK Battery Co., Ltd. and Beijing CITIC Guoan Mengguli Electricity Supply Ltd. Co. dated as of September 30, 2004. (2)


10.8              Intentionally omitted.


10.9 Summary of Related Transaction Agreement by and between Shenzhen BAK Battery Co., Ltd. and Jilin Provincial Huaruan Technology Company Limited by Shares dated as of October 18, 2003. (6)

10.10 Summary of Comprehensive Credit Facility Agreement of Maximum Amount by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Agricultural Bank of China dated as of May 20, 2005. (4)

10.11 Summary of Guaranty Contract of Maximum Amount by and between BAK International, Ltd. and Longgang Branch, Agricultural Bank of China dated as of May 20, 2005. (4)

10.12 Guaranty Contract of Maximum Amount by and between Xiangqian Li and Longgang Branch, Agricultural Bank of China dated as of May 20, 2005. (4)

10.13 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Agricultural Bank of China dated March 21, 2005. (4)

10.14 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Agricultural Bank of China dated March 24, 2005. (4)

10.15 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Agricultural Bank of China dated March 25, 2005. (4)


10.16 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Agricultural Bank of China dated November 30, 2005. (7)

10.17 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Agricultural Bank of China dated December 5, 2005. (7)


10.18 Summary of Comprehensive Credit Facility Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated December 30, 2005. (6)

10.19 Guaranty Contract of Maximum Amount Pledge by and between Xiangqian Li and Longgang Branch, Shenzhen Development Bank dated April 28, 2005. (4)

10.20 Summary of Guaranty Contract of Maximum Amount Pledge by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated April 28, 2005. (4)

10.21 Summary of Guaranty Contract of Maximum Amount Pledge by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated April 11, 2005. (4)

* Confidential treatment has been requested with respect to certain provisions of the agreement.

10.22             Maximum Amount Guarantee  Contract of Maximum Amount Pledge by
                  and  between  Xiangqian  Li  and  Longgang  Branch,   Shenzhen
                  Development Bank dated April 28, 2005. (4)

10.23 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated April 28, 2005. (4)

10.24 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated May 18, 2005. (4)

10.25 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated May 27, 2005. (4)

10.26 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated June 3, 2005. (4)

10.27 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated May 18, 2005. (4)

10.28             Summary of Guaranty Contract of Pledge by and between Shenzhen
                  BAK  Battery  Co.,   Ltd.  and   Longgang   Branch,   Shenzhen
                  Development Bank dated May 15, 2005. (4)

10.29 Summary of Comprehensive Credit Facility Agreement of Maximum Amount between Shenzhen BAK Battery Co., Ltd. and Shenzhen Branch, China Minsheng Bank dated March 17, 2005. (4)

10.30 Guaranty Contract of Maximum Amount between Jilin Provincial Huaruan Technology Company Limited by Shares and Shenzhen Branch, China Minsheng Bank dated March 5, 2005. (4)

10.31 Summary of Loan Agreement between Shenzhen BAK Battery Co., Ltd. and Shenzhen Branch, China Minsheng Bank dated March 7, 2005. (4)

10.32 Summary of Comprehensive Credit Facility Agreement of Maximum Amount between Shenzhen BAK Battery Co., Ltd. and Shuibei Branch, Shenzhen Commercial Bank dated April 22, 2005. (4)

10.33             Individual   Guaranty   Contract  of  Maximum  Amount  between
                  Xiangqian Li and Shuibei Branch, Shenzhen Commercial Bank dated April 20, 2005. (6)

10.34             Summary  of  Guaranty   Contract  of  Maximum  Amount  between
                  Shenzhen Tongli Hi-tech Co., Ltd. and Shuibei Branch, Shenzhen Commercial Bank dated April 21, 2005. (4)

10.35 Summary of Comprehensive Credit Facility Agreement of Maximum Amount between Shenzhen BAK Battery Co., Ltd. and Agricultural Bank dated July 29, 2005. (4)

10.36 Summary of Loan Agreement between Shenzhen BAK Battery Co., Ltd. and Agricultural Bank dated July 29, 2005. (4)

10.37 Guaranty Contract by Xiangqian Li in favor of Shenzhen Longgang Branch, Agricultural Bank of China dated July 29, 2005. (4)

10.38             Summary of Guaranty  Contract  signed by and between  Shenzhen
                  BAK  Battery  Co.,   Ltd.  and   Longgang   Branch,   Shenzhen
                  Development Bank dated December 18, 2003. (4)

10.39 Summary of Guaranty Contract of Maximum Amount by Shenzhen BAK Battery Co., Ltd. and Shenzhen Development Bank dated August 30, 2005. (4)

10.40 Summary of Guaranty Contract of Maximum Amount by Shenzhen BAK Battery Co., Ltd. and Shenzhen Commercial Bank dated March 17, 2005. (4)

10.41             China BAK Battery, Inc. Stock Option Plan  (4)

10.42 Form of Nonqualified Stock Option Agreement under the China BAK Battery, Inc. Stock Option Plan (4)

10.43 Form of Securities Purchase Agreement dated September 14, 2005 by and among China BAK Battery, Inc. and the investors signatory thereto. (5)

10.44 Form of Registration Rights Agreement dated September 16, 2005 by and among China BAK Battery, Inc. and the investors signatory thereto. (5)

10.45 Summary of Comprehensive Credit Facility Agreement between Shenzhen BAK Battery Co., Ltd. and Shenzhen Branch, China Construction Bank dated August 24, 2005. (6)

10.46 Irrevocable Letter of Guaranty made by Xiangqian Li in favor of Shenzhen Branch, China Construction Bank dated August 19, 2005. (6)

10.47 Summary of Loan Agreement between Shenzhen BAK Battery Co., Ltd. and Shenzhen Longgang Branch, Agricultural Bank of China dated September 22, 2005. (6)

10.48 Summary of Loan Agreement between Shenzhen BAK Battery Co., Ltd. and Shenzhen Longgang Branch, Agricultural Bank of China dated September 27, 2005. (6)

10.49 Guaranty Contract of Maximum Amount made by Shenzhen BAK Battery Co., Ltd. in favor of Longhua Branch, Shenzhen Development Bank dated September 16, 2005. (6)

10.50 Summary of Loan Agreement between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated November 1, 2005. (7)

10.51 Summary of Loan Agreement between Shenzhen BAK Battery Co., Ltd. and Shenzhen Branch, China Construction Bank dated December 1, 2005. (7)

10.52 Summary of Guaranty Contract of Comprehensive Credit Facility Agreement between BAK International, Ltd. and Shenzhen Branch, China Construction Bank dated December 1, 2005. (7)

10.53 Summary of Guaranty Agreement by and between Shenzhen Branch, Industrial Bank and Shenzhen High-Tech Investment Service Co. dated as of March 10, 2004. (2)

21.1              Subsidiaries of the Registrant. (3)

23.1              Consent of Independently  Registered  Public  Accounting Firm.
                  (9)
-------------
(1) Previously filed as an exhibit to our Registration Statement on Form SB-1 (#333-41124) filed with the Commission on July 10, 2000.

(2) Previously filed as an exhibit to our Current Report on Form 8-K filed with the Commission on January 21, 2005.

(3) Previously filed as an exhibit to our Annual Report on Form 10-KSB filed with the Commission on March 31, 2005.

(4) Previously filed as an exhibit to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005.

(5) Previously filed as an exhibit to our Current Report on Form 8-K filed with the Commission on September 15, 2005.


(6) Previously  filed.

(7) Previously filed as an exhibit to our Registration Statement on Form SB-2 (File No. 333-130247) filed with the Commission on December 9, 2005.

(8) To be filed by amendment.

(9) Filed herewith.

                                  UNDERTAKINGS

         The small business issuer will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include in any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for the liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, Peoples Republic of China.

China BAK Battery, Inc.


By: /s/ Xiangqian Li                                    Date:  December 16, 2005
   ------------------------------------------------
   Xiangqian Li, Chairman of the Board, President
   and Chief Executive Officer


By: /s/ Yongbin Han                                     Date:  December 16, 2005
   ------------------------------------------------
   Yongbin Han, Chief Financial Officer, Secretary,
   Treasurer and Principal Accounting Officer

         In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date stated.

By: /s/ Xiangqian Li                                    Date:  December 16, 2005
   ------------------------------------------------
   Xiangqian Li, Chairman of the Board, President
   and Chief Executive Officer